UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 27, 2006
         ---------------------------------------------------------------

                                BRT REALTY TRUST
                                ----------------
               (Exact name of Registrant as specified in charter)


     Massachusetts                  001-07172                       13-2755856
     -------------------------------------------------------------------------
    (State or other           (Commission file No.)              (IRS Employer
     jurisdiction                                                 of I.D. No.)
      incorporation)

      60 Cutter Mill Road, Suite 303, Great Neck, New York       11021
      ----------------------------------------------------------------
            (Address of principal executive offices)         (Zip code)

        Registrant's telephone number, including area code     516-466-3100

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         ---      Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

         ---      Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

         ---      Pre-commencement communications pursuant to Rule 14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))

         ---      Pre-commencement communications pursuant to Rule 13e-4(c)
under the Exchange Act (17 CFR 240.13e-4(c))

===============================================================================
Item 1.01.        Entry into a Material Definitive Agreement.

On April 27, 2006, the registrant completed the issuance and sale in a private placement of $30,000,000 in aggregate principal amount of fixed/floating rate preferred securities (the "Trust Preferred Securities") issued by the registrant's wholly-owned subsidiary, BRT Realty Trust Statutory Trust II (the "Trust"). The Trust Preferred Securities mature on April 30, 2036, are redeemable at the Company's option at par beginning on April 30, 2011, and require quarterly distributions by the Trust to the holder of the Trust Preferred Securities. Distributions will be payable quarterly at a fixed interest rate equal to 8.49% per annum through April 30, 2016, and then will be payable at a variable interest rate equal to London Interbank Offered Rate ("LIBOR") plus 2.9% per annum. The Trust simultaneously issued 928 of the Trust's common securities (the "Common Securities") to the registrant for a purchase price of $928,000, which constitutes all of the issued and outstanding common securities of Trust.

The Trust used the proceeds from the sale of the Trust Preferred Securities, together with the proceeds from the sale of the Common Securities, to purchase $30,928,000 in aggregate principal amount of unsecured fixed/floating rate junior subordinated notes due April 30, 2036, issued by the registrant (the "Junior Subordinated Notes"). The net proceeds to the registrant from the sale of the Junior Subordinated Notes to the Trust will be used by the registrant initially to paydown bank debt and thereafter to provide capital to fund future loan originations.

The Junior Subordinated Notes were issued pursuant to a Junior Subordinated Indenture, dated April 27, 2006 (the "Indenture"), between the registrant and JPMorgan Chase Bank, National Association, as trustee. The terms of the Junior Subordinated Notes are substantially the same as the terms of the Trust Preferred Securities. The interest payments on the Junior Subordinated Notes paid by the registrant will be used by the Trust to fund the payment of the quarterly distributions to the holders of the Trust Preferred Securities. The Indenture permits the Company to redeem the Junior Subordinated Notes (and thus a like amount of the Preferred Trust Securities) on or after April 30, 2011. If the Company redeems any amount of the Junior Subordinated Notes, the Trust must redeem a like amount of the Trust Preferred Securities.

The terms of the Trust Preferred Securities are governed by an Amended and Restated Trust Agreement, dated as of April 27, 2006 (the "Trust Agreement"), among the registrant, as depositor, JPMorgan Chase Bank, National Association, as property trustee, Chase Bank USA, National Association, as Delaware trustee, and the Administrative Trustees named therein. The maturity of the Trust Preferred Securities may be accelerated upon an event of default. An event of default generally occurs upon:

o default in the payment of interest on the Junior Subordinated Notes when it becomes due and payable, and continuance of the default for a period of 30 days:

o default in the payment of the principal of, or any premium on, the Junior Subordinated Notes at maturity;

o default in the performance, or breach of any covenant or warranty in the Indenture or the Purchase Agreement, which default or breach continues for a period of 30 days after the registrant receives notice of such failure;

o        the bankruptcy or liquidation of the registrant or of the Trust.

The offering of the Trust Preferred Securities was conducted pursuant to substantially similar Purchase Agreements, dated as of April 27, 2006, among the registrant, the Trust and Merrill Lynch International, and the registrant, the Trust, and Bear, Stearns & Co. Inc., as the initial purchasers.

The preceding discussion is qualified in its entirety by reference to the terms of the Indenture, the Trust Agreement, and the Purchase Agreements. Copies of the Indenture, the Trust Agreement and the Purchase Agreements are attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively.

Item 2.03. Creation of a Direct Financial Obligation or Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this items is included in Item 1.01 and incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(c) Exhibits.

4.1 Junior Subordinated Indenture between the registrant and JPMorgan Chase Bank, National Association, as trustee, dated as of April 27, 2006.

4.2 Amended and Restated Trust Agreement among the registrant, JPMorgan Chase Bank,
         National Association, Chase Bank USA,
         National Association and The Administrative
         Trustees named therein, dated as of April 27, 2006.

10.1     Purchase Agreement among the registrant, BRT Realty
         Trust Statutory Trust II, and Bear, Stearns & Co. Inc.
         dated as of April 27, 2006.

10.2     Purchase Agreement among the registrant, BRT Realty
         Trust Statutory Trust II and Merrill Lynch
         International, dated as of April 27, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                BRT REALTY TRUST

Date:     April 28, 2006        By: /s/Simeon Brinberg
                                   -----------------------------
                                   Simeon Brinberg
                                   Senior Vice President,
                                   Secretary

                                 EXECUTION COPY



                                   EXHIBIT 4.1

                          JUNIOR SUBORDINATED INDENTURE

                                     between


                                BRT REALTY TRUST



                                       and



                   JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
                                   as Trustee



                                ----------------



                           Dated as of April 27, 2006




===============================================================================


                                TABLE OF CONTENTS

                                                                                                              Page


ARTICLE I             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION....................................1

         Section 1.1.          Definitions.......................................................................1

         Section 1.2.          Compliance Certificate and Opinions...............................................9

         Section 1.3.          Forms of Documents Delivered to Trustee..........................................10

         Section 1.4.          Acts of Holders..................................................................11

         Section 1.5.          Notices, Etc. to Trustee and Company.............................................12

         Section 1.6.          Notice to Holders; Waiver........................................................13

         Section 1.7.          Effect of Headings and Table of Contents.........................................13

         Section 1.8.          Successors and Assigns...........................................................13

         Section 1.9.          Separability Clause..............................................................13

         Section 1.10.         Benefits of Indenture............................................................13

         Section 1.11.         Governing Law....................................................................14

         Section 1.12.         Submission to Jurisdiction.......................................................14

         Section 1.13.         Non-Business Days................................................................14

ARTICLE II            SECURITY FORMS............................................................................15

         Section 2.1.          Form of Security.................................................................15

         Section 2.2.          Restricted Legend................................................................19

         Section 2.3.          Form of Trustee's Certificate of Authentication..................................21

         Section 2.4.          Temporary Securities.............................................................21

         Section 2.5.          Definitive Securities............................................................21

ARTICLE III           THE SECURITIES............................................................................22

         Section 3.1.          Payment of Principal and Interest................................................22

         Section 3.2.          Denominations....................................................................24

         Section 3.3.          Execution, Authentication, Delivery and Dating...................................24

         Section 3.4.          Global Securities................................................................25

         Section 3.5.          Registration, Transfer and Exchange Generally....................................27

         Section 3.6.          Mutilated, Destroyed, Lost and Stolen Securities.................................28

         Section 3.7.          Persons Deemed Owners............................................................29

         Section 3.8.          Cancellation.....................................................................29

         Section 3.9.          Reserved.........................................................................29

         Section 3.10.         Reserved.........................................................................29

         Section 3.11.         Agreed Tax Treatment.............................................................29

         Section 3.12.         CUSIP Numbers....................................................................30

ARTICLE IV            SATISFACTION AND DISCHARGE................................................................30

         Section 4.1.          Satisfaction and Discharge of Indenture..........................................30

         Section 4.2.          Application of Trust Money.......................................................31

ARTICLE V             REMEDIES..................................................................................31

         Section 5.1.          Events of Default................................................................31

         Section 5.2.          Acceleration of Maturity; Rescission and Annulment...............................32

         Section 5.3.          Collection of Indebtedness and Suits for Enforcement by Trustee. ................33

         Section 5.4.          Trustee May File Proofs of Claim.................................................34

         Section 5.5.          Trustee May Enforce Claim Without Possession of Securities.......................34

         Section 5.6.          Application of Money Collected...................................................34

         Section 5.7.          Limitation on Suits..............................................................35

         Section 5.8.          Unconditional Right of Holders to Receive Principal, Premium, if any, and Interest; Direct
                               Action by Holders of Preferred Securities........................................36

         Section 5.9.          Restoration of Rights and Remedies...............................................36

         Section 5.10.         Rights and Remedies Cumulative...................................................36

         Section 5.11.         Delay or Omission Not Waiver.....................................................36

         Section 5.12.         Control by Holders...............................................................36

         Section 5.13.         Waiver of Past Defaults..........................................................37

         Section 5.14.         Undertaking for Costs............................................................37

         Section 5.15.         Waiver of Usury, Stay or Extension Laws..........................................38

ARTICLE VI            THE TRUSTEE...............................................................................38

         Section 6.1.          Corporate Trustee Required.......................................................38

         Section 6.2.          Certain Duties and Responsibilities..............................................38

         Section 6.3.          Notice of Defaults...............................................................40

         Section 6.4.          Certain Rights of Trustee........................................................40

         Section 6.5.          May Hold Securities..............................................................42

         Section 6.6.          Compensation; Reimbursement; Indemnity...........................................42

         Section 6.7.          Resignation and Removal; Appointment of Successor................................43

         Section 6.8.          Acceptance of Appointment by Successor...........................................44

         Section 6.9.          Merger, Conversion, Consolidation or Succession to Business......................45

         Section 6.10.         Not Responsible for Recitals or Issuance of Securities...........................45

         Section 6.11.         Appointment of Authenticating Agent..............................................45

ARTICLE VII           HOLDER'S LISTS AND REPORTS BY COMPANY.....................................................47

         Section 7.1.          Company to Furnish Trustee Names and Addresses of Holders........................47

         Section 7.2.          Preservation of Information, Communications to Holders...........................47

         Section 7.3.          Reports by Company...............................................................47

ARTICLE VIII          NO CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE...................................48

         Section 8.1.          Company May Consolidate, Etc., Only on Certain Terms.............................48

         Section 8.2.          Successor Company Substituted....................................................49

ARTICLE IX            SUPPLEMENTAL INDENTURES...................................................................50

         Section 9.1.          Supplemental Indentures without Consent of Holders...............................50

         Section 9.2.          Supplemental Indentures with Consent of Holders..................................50

         Section 9.3.          Execution of Supplemental Indentures.............................................51

         Section 9.4.          Effect of Supplemental Indentures................................................51

         Section 9.5.          Reference in Securities to Supplemental Indentures...............................52

ARTICLE X             COVENANTS.................................................................................52

         Section 10.1.         Payment of Principal, Premium, if any, and Interest..............................52

         Section 10.2.         Money for Security Payments to be Held in Trust..................................52

         Section 10.3.         Statement as to Compliance.......................................................53

         Section 10.4.         Calculation Agent................................................................53

         Section 10.5.         Additional Tax Sums..............................................................54

         Section 10.6.         Additional Covenants.............................................................54

         Section 10.7.         Waiver of Covenants..............................................................55

         Section 10.8.         Treatment of Securities..........................................................55

ARTICLE XI            REDEMPTION OF SECURITIES..................................................................56

         Section 11.1.         Optional Redemption..............................................................56

         Section 11.2.         Special Event Redemption.........................................................56

         Section 11.3.         Election to Redeem; Notice to Trustee............................................56

         Section 11.4.         Selection of Securities to be Redeemed...........................................56

         Section 11.5.         Notice of Redemption.............................................................57

         Section 11.6.         Deposit of Redemption Price......................................................58

         Section 11.7.         Payment of Securities Called for Redemption......................................58

ARTICLE XII           SUBORDINATION OF SECURITIES...............................................................58

         Section 12.1.         Securities Subordinate to Senior Debt............................................58

         Section 12.2.         No Payment When Senior Debt in Default; Payment
                               Over of Proceeds Upon Dissolution, Etc...........................................58

         Section 12.3.         Payment Permitted If No Default..................................................60

         Section 12.4.         Subrogation to Rights of Holders of Senior Debt..................................60

         Section 12.5.         Provisions Solely to Define Relative Rights......................................61

         Section 12.6.         Trustee to Effectuate Subordination..............................................61

         Section 12.7.         No Waiver of Subordination Provisions............................................61

         Section 12.8.         Notice to Trustee................................................................62

         Section 12.9.         Reliance on Judicial Order or Certificate of Liquidating Agent...................62

         Section 12.10.        Trustee Not Fiduciary for Holders of Senior Debt.................................62

         Section 12.11.        Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's Rights.....63

         Section 12.12.        Article Applicable to Paying Agents..............................................63

SCHEDULES

Schedule A........   -        Determination of LIBOR

Exhibit A.........   -        Form of Officer's Financial Certificate


         JUNIOR SUBORDINATED INDENTURE, dated as of April 27, 2006, between BRT Realty Trust, a Massachusetts business trust (the "Company"), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (in such capacity, the "Trustee").

                             RECITALS OF THE COMPANY

         WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its unsecured junior subordinated notes (the "Securities") issued to evidence loans made to the Company of the proceeds from the issuance by BRT Realty Trust Statutory Trust II, a Delaware statutory trust (the "Trust"), of undivided preferred beneficial interests in the assets of the Trust (the "Preferred Securities") and undivided common beneficial interests in the assets of the Trust (the "Common Securities" and, collectively with the Preferred Securities, the "Trust Securities"), and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered; and

         WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, this Indenture Witnesseth:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1.   Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article I have the meanings assigned to them in this Article I;

                  (b) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (d) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Indenture;

                  (e) the words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (f) a reference to the singular includes the plural and vice versa; and

                  (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

         "Act" when used with respect to any Holder, has the meaning specified in Section 1.4.

         "Administrative Trustee" means, with respect to the Trust, each Person identified as an "Administrative Trustee" in the Trust Agreement, solely in its capacity as Administrative Trustee of the Trust under the Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor Administrative Trustee appointed as therein provided.

         "Additional Interest" means the interest, if any, that shall accrue on any amounts payable on the Securities, the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate per annum specified or determined as specified in such Security, in each case to the extent legally enforceable.

         "Additional Tax Sums" has the meaning specified in Section 10.5.

         "Additional Taxes" means taxes, duties or other governmental charges imposed on the Trust as a result of a Tax Event (which, for the sake of clarity, does not include amounts required to be deducted or withheld by the Trust from payments made by the Trust to or for the benefit of the Holder of, or any Person that acquires a beneficial interest in, the Securities).

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Depositary Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.11 to act on behalf of the Trustee to authenticate the Securities.

         "Board of Trustees" means the board of trustees of the Company or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Trustees and to be in full force and effect on the date of such certification.

         "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee is closed for business.

         "Calculation Agent" has the meaning specified in Section 10.4.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Securities" has the meaning specified in the first recital of this Indenture.

         "Commission" has the meaning specified in Section 7.3(c).

         "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Request" and "Company Order" mean, respectively, the written request or order signed in the name of the Company by its Chairman of the Board of Trustees, its Vice Chairman of the Board of Trustees, its Chief Executive Officer, President or a Vice President, and by its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is located at 600 Travis, 50th Floor, Houston, Texas 77019, Attn: Worldwide Securities Services-- BRT Realty Trust Statutory Trust II. Initially, all notices and correspondence shall be addressed to Mudassir Mohamed, telephone (713) 216-2826.

         "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person, whether currently existing or hereafter incurred and whether or not contingent and without duplication, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or other accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person, whether incurred on or prior to the date of this Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and (viii) any renewals, extensions, refundings, amendments or modifications of any obligation of the type referred to in clauses (i) through
(vii).

         "Defaulted Interest" has the meaning specified in Section 3.1.

         "Delaware Trustee" means, with respect to the Trust, the Person identified as the "Delaware Trustee" in the Trust Agreement, solely in its capacity as Delaware Trustee of the Trust under the Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware Trustee appointed as therein provided.

         "Depositary" means an organization registered as a clearing agency under the Exchange Act that is designated as Depositary by the Company or any successor thereto. DTC will be the initial Depositary.

         "Depositary Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

         "Distributions" means amounts payable in respect of the Trust Securities as provided in the Trust Agreement and referred to therein as "Distributions."

         "Dollar" or "$" means the currency of the United States of America that, as at the time of payment, is legal tender for the payment of public and private debts.

         "DTC" means The Depository Trust Company, a New York corporation, or any successor thereto.

         "EDGAR" has the meaning specified in Section 7.3(c).

         "Equity Interests" means (a) the partnership interests (general or limited) in a partnership, (b) the membership interests in a limited liability company and (c) the shares or stock interests (both common stock and preferred stock) in a corporation and (d) the shares of beneficial interest (both preferred and common shares of beneficial interest) in a business trust.

         "Event of Default" has the meaning specified in Section 5.1.

         "Exchange Act" means the Securities Exchange Act of 1934 or any statute successor thereto, in each case as amended from time to time.

         "Expiration Date" has the meaning specified in Section 1.4(h).

         "Fixed Rate Period" shall have the meaning in the form of Security set forth in Section 2.1.

         "GAAP" means United States generally accepted accounting principles, consistently applied, from time to time in effect.

         "Global Security" means a Security that evidences all or part of the Securities, the ownership and transfers of which shall be made through book entries by a Depositary.

         "Government Obligation" means (a) any security that is (i) a direct obligation of the United States of America of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (b) any depositary receipt issued by a bank (as defined in section 3(a)(2) of the Securities Act) as custodian with respect to any Government Obligation that is specified in clause (a) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligation that is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

         "Holder" means a Person in whose name a Security is registered in the Securities Register.

         "Indenture" means this instrument as originally executed or as it may from time to time be amended or supplemented by one or more amendments or indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Interest Payment Date" means January 30, April 30, July 30 and October 30 of each year, commencing on April 30, 2006, during the term of this Indenture.

         "Investment Company Act" means the Investment Company Act of 1940 or any successor statute thereto, in each case as amended from time to time.

         "Investment Company Event" means the receipt by the Company of an Opinion of Counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation (including any announced prospective change) or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or, within ninety (90) days of the date of such opinion will be, considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Securities.

         "LIBOR" has the meaning specified in Schedule A.

         "LIBOR Business Day" has the meaning specified in Schedule A.

         "LIBOR Determination Date" has the meaning specified in Schedule A.

         "Liquidation Amount" has the meaning specified in the Trust Agreement.

         "Maturity," when used with respect to any Security, means the date on which the principal of such Security or any installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Notice of Default" means a written notice of the kind specified in
Section 5.1(c).

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company and delivered to the Trustee.

         "Operative Documents" means this Indenture, the Purchase Agreement and the Trust Agreement.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Company or any Affiliate of the Company.

         "Optional Redemption Price" has the meaning set forth in Section 11.1.

         "Original Issue Date" means the date of original issuance of each Security.

         "Outstanding" means, when used in reference to any Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                  (iii) Securities that have been paid or in substitution for or in lieu of which other Securities have been authenticated and delivered pursuant to the provisions of this Indenture, unless proof satisfactory to the Trustee is presented that any such Securities are held by Holders in whose hands such Securities are valid, binding and legal obligations of the Company;

provided that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding unless the Company shall hold all Outstanding Securities, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor. Notwithstanding anything herein to the contrary, Securities initially issued to the Trust that are owned by the Trust shall be deemed to be Outstanding notwithstanding the ownership by the Company or an Affiliate of any beneficial interest in the Trust.

         "Paying Agent" means the Trustee or any Person (other than the Company or any Affiliate of the Company) authorized by the Company to pay the principal of or any premium or interest on, or other amounts in respect of, any Securities on behalf of the Company.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government, or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Place of Payment" means, with respect to the Securities, the Corporate Trust Office of the Trustee.

         "Preferred Securities" has the meaning specified in the first recital of this Indenture.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security. For the purposes of this definition, any security authenticated and delivered under Section 3.6 in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Proceeding" has the meaning specified in Section 12.2(b).

         "Property Trustee" means the Person identified as the "Property Trustee" in the Trust Agreement, solely in its capacity as Property Trustee of the Trust under the Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor Property Trustee appointed as therein provided.

         "Purchase Agreement" means the Purchase Agreement or Purchase Agreements (whether one or more) executed and delivered contemporaneously with this Indenture by the Trust, the Company and the purchaser(s) named therein, as the same may be amended from time to time.

         "Redemption Date" means, when used with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price" means, when used with respect to any Security to be redeemed, in whole or in part, the Special Redemption Price or the Optional Redemption Price, as applicable, at which such Security or portion thereof is to be redeemed as fixed by or pursuant to this Indenture.

         "Reference Banks" has the meaning specified in Schedule A.

         "Regular Record Date" for the interest payable on any Interest Payment Date with respect to the Securities means the date that is fifteen (15) days preceding such Interest Payment Date (whether or not a Business Day).

         "Responsible Officer" means, when used with respect to the Trustee, the officer in the Worldwide Securities Services department of the Trustee having direct responsibility for the administration of this Indenture.

          "Securities" or "Security" means any debt securities or debt security, as the case may be, authenticated and delivered under this Indenture.

         "Securities Act" means the Securities Act of 1933 or any successor statute thereto, in each case as amended from time to time.

         "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 3.5.

         "Senior Debt" means the principal of and any premium and interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not such claim for post-petition interest is allowed in such proceeding) all Debt of the Company, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless it is provided in the instrument creating or evidencing the same or pursuant to which the same is outstanding, that such obligations are not superior in right of payment to the Securities issued under this Indenture; provided that Senior Debt shall not be deemed to include any (i) debt or (ii) other debt securities (and guarantees, if any, in respect of such debt securities) issued to any trust other than the Trust (or a trustee of any such trust), partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities, in each case of (i) or (ii) pursuant to an instrument that ranks pari passu with or junior in right of payment to this Indenture.

         "Special Event" means the occurrence of an Investment Company Event or a Tax Event.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.1.

         "Special Redemption Price" has the meaning set forth in Section 11.2.

         "Stated Maturity" means April 30, 2036.

         "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person and/or by one or more of its Subsidiaries or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person and/or by one or more of its Subsidiaries. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

         "Tax Event" means the receipt by the Company of an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein or (b) any judicial decision or any official administrative pronouncement (including any private letter ruling, technical advice memorandum or field service advice) or regulatory procedure, including any notice or announcement of intent to adopt any such pronouncement or procedure (an "Administrative Action"), regardless of whether such judicial decision or Administrative Action is issued to or in connection with a proceeding involving the Company or the Trust and whether or not subject to review or appeal, which amendment, change, judicial decision or Administrative Action is enacted, promulgated or announced, in each case, on or after the date of issuance of the Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within ninety (90) days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Securities, (ii) interest payable by the Company on the Securities is not, or within ninety (90) days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within ninety
(90) days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Trust" has the meaning specified in the first recital of this Indenture.

         "Trust Agreement" means the Amended and Restated Trust Agreement executed and delivered by the Company, the Property Trustee, Chase Bank USA, National Association, as Delaware Trustee and the Administrative Trustees named therein, contemporaneously with the execution and delivery of this Indenture, for the benefit of the holders of the Trust Securities, as amended or supplemented from time to time.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument, solely in its capacity as such and not in its individual capacity, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, "Trustee" shall mean or include each Person who is then a Trustee hereunder.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended and as in effect on the date as of this Indenture.

         "Trust Securities" has the meaning specified in the first recital of this Indenture.

         "Unsecured Debt" means with respect to any Person, any Debt of such Person that is not secured in any manner by any liens on any property, including, without limitation, the Securities.

SECTION 1.2.    Compliance Certificate and Opinions.

(a) Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officers' Certificate stating that all conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, have been complied with.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate provided pursuant to Section 10.3) shall include:

(i) a statement by each individual signing such certificate or opinion that such individual has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions of such individual contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

SECTION 1.3.        Forms of Documents Delivered to Trustee.

(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or after reasonable inquiry should know, that the certificate or opinion or representations with respect to matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or after reasonable inquiry should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

(d) Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officers' Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally received in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Without limiting the generality of the foregoing, any Securities issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefits of this Indenture equally and ratably with all other Outstanding Securities.

SECTION 1.4.        Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent thereof duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments (including any appointment of an agent) is or are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

(c) The ownership of Securities shall be proved by the Securities Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(f) Except as set forth in paragraph (g) of this Section 1.4, the Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined in Section 1.4(h)) by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect). Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 1.6.

(g) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration or rescission or annulment thereof referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7(b) or (iv) any direction referred to in
Section 5.12. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect). Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 1.6.

(h) With respect to any record date set pursuant to paragraph (f) or (g) of this
Section 1.4, the party hereto that sets such record date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.4, the party hereto that set such record date shall be deemed to have initially designated the ninetieth (90th) day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the one hundred eightieth (180th) day after the applicable record date.

SECTION 1.5.        Notices, Etc. to Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, waiver, Act of Holders, or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder, any holder of Preferred Securities or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its Corporate Trust Office, or

(b) the Company by the Trustee, any Holder or any holder of Preferred Securities shall be sufficient for every purpose hereunder if in writing and mailed, first class, postage prepaid, to the Company addressed to it at 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021, Attention: Jeffrey Gould or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 1.6.        Notice to Holders; Waiver.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid, to each Holder affected by such event to the address of such Holder as it appears in the Securities Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. If, by reason of the suspension of or irregularities in regular mail service or for any other reason, it shall be impossible or impracticable to mail notice of any event to Holders when said notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.7.        Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction of this Indenture.

SECTION 1.8.        Successors and Assigns.

         This Indenture shall be binding upon and shall inure to the benefit of any successor to the Company and the Trustee, including any successor by operation of law. Except in connection with a transaction involving the Company that is permitted under Article VIII and pursuant to which the assignee agrees in writing to perform the Company's obligations hereunder, the Company shall not assign its obligations hereunder.

SECTION 1.9.        Separability Clause.

         If any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

SECTION 1.10.       Benefits of Indenture.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, the holders of Senior Debt, the Holders of the Securities and, to the extent expressly provided in Section 5.2, Section 5.8, Section 5.9, Section 5.11, Section 5.13, Section 9.2 and Section 10.7, the holders of Preferred Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.11.       Governing Law.

         This Indenture and the rights and obligations of each of the Holders, the Company and the Trustee shall be construed and enforced in accordance with and governed by the laws of the State of New York without reference to its conflict of laws provisions (other than section 5-1401 of the General Obligations Law).

SECTION 1.12.       Submission to Jurisdiction.

         ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS INDENTURE MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS INDENTURE, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE.

SECTION 1.13.       Non-Business Days.

         If any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Securities) payment of interest, premium, if any, or principal or other amounts in respect of such Security shall not be made on such date, but shall be made on the next succeeding Business Day (and no interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, until such next succeeding Business Day) except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity.

                                   ARTICLE II

                                 SECURITY FORMS

SECTION 2.1.        Form of Security.

         Any Security issued hereunder shall be in substantially the following form:

                                BRT Realty Trust

                        Junior Subordinated Note due 2036

No. _____________                                      $ ____________

         BRT Realty Trust, a business trust organized and existing under the laws of Massachusetts (hereinafter called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to JPMorgan Chase Bank, National Association, not in its individual capacity, but solely as Property Trustee for BRT Realty Trust Statutory Trust II, or registered assigns, the principal sum of Thirty Million Nine Hundred Twenty Eight Thousand Dollars ($30,928,000) [if the Security is a Global Security, then insert-- or such other principal amount represented hereby as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Indenture] on April 30, 2036. The Company further promises to pay interest on said principal sum from April 27, 2006, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing on April 30, 2006, or if any such day is not a Business Day, on the next succeeding Business Day (and no interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after such Interest Payment Date until such next succeeding Business Day), except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the Interest Payment Date, at a fixed rate equal to 8.49% per annum through the interest payment date in April 2016 ("Fixed Rate Period") and thereafter at a variable rate equal to LIBOR plus 2.90% per annum, together with Additional Tax Sums, if any, as provided in Section 10.5 of the Indenture, until the principal hereof is paid or duly provided for or made available for payment; provided, further, that any overdue principal, premium, if any, or Additional Tax Sums and any overdue installment of interest shall bear Additional Interest at a fixed rate equal to 8.49% through the interest payment date in April 2016 and thereafter at a variable rate equal to LIBOR plus 2.90% per annum (to the extent that the payment of such interest shall be legally enforceable), compounded quarterly, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

         During the Fixed Rate Period, the amount of interest payable shall be computed on the basis of a 360-day year of twelve 30-day months and the amount payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. Upon expiration of the Fixed Rate Period, the amount of interest payable for any Interest Payment Period will be computed on the basis of a 360-day year and the actual number of days elapsed in the relevant interest period. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payment of principal of, premium, if any, and interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal, premium, if any, and interest due at the Maturity of this Security shall be made at the Place of Payment upon surrender of such Securities to the Paying Agent, and payments of interest shall be made, subject to such surrender where applicable, by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Paying Agent at least ten (10) Business Days prior to the date for payment by the Person entitled thereto unless proper written transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Security is the Property Trustee, the payment of the principal of (and premium, if any) and interest (including any overdue installment of interest and Additional Tax Sums, if any) on this Security will be made at such place and to such account as may be designated by the Property Trustee.

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and
(c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                          [FORM OF REVERSE OF SECURITY]

         This Security is one of a duly authorized issue of securities of the Company (the "Securities") issued under the Junior Subordinated Indenture, dated as of April 27, 2006 (the "Indenture"), between the Company and JPMorgan Chase Bank, National Association, as Trustee (in such capacity, the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt, the Holders of the Securities and the holders of the Preferred Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of April 27, 2006 (as modified, amended or supplemented from time to time, the "Trust Agreement"), relating to the BRT Realty Trust Statutory Trust II (the "Trust") among the Company, as Depositor, the Trustees named therein and the Holders from time to time of the Trust Securities issued pursuant thereto, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

         The Company may, on any Interest Payment Date, at its option, upon not less than thirty (30) days' nor more than sixty (60) days' written notice to the Holders of the Securities (unless a shorter notice period shall be satisfactory to the Trustee) on or after April 30, 2011 and subject to the terms and conditions of Article XI of the Indenture, redeem this Security in whole at any time or in part from time to time at a Redemption Price equal to one hundred percent (100%) of the principal amount hereof, together, in the case of any such redemption, with accrued interest, including any Additional Interest, through but excluding the date fixed as the Redemption Date.

         In addition, upon the occurrence and during the continuation of a Special Event, the Company may, at its option, upon not less than thirty (30) days' nor more than sixty (60) days' written notice to the Holders of the Securities (unless a shorter notice period shall be satisfactory to the Trustee), redeem this Security, in whole but not in part, subject to the terms and conditions of Article XI of the Indenture at a Redemption Price equal to one hundred seven and one half percent (107.5%) of the principal amount hereof, together, in the case of any such redemption, with accrued interest, including any Additional Interest, through but excluding the date fixed as the Redemption Date.

         In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than sixty (60) days prior to the Redemption Date by the Trustee from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security.

         The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, if any, and interest, including any Additional Interest (to the extent legally enforceable), on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is restricted to transfers to "Qualified Purchasers" (as such term is defined in the Investment Company Act of 1940, as amended), and is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar and duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities, of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Company and, by its acceptance of this Security or a beneficial interest herein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that, for United States federal, state and local tax purposes, it is intended that this Security constitute indebtedness.

         This Security shall be construed and enforced in accordance with and governed by the laws of the State of New York, without reference to its conflict of laws provisions (other than section 5-1401 of the General Obligations Law).

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on this __ day of April, 2006.

                          BRT REALTY TRUST


                          By:
                              ---------------------
                              Name:
                              Title:

SECTION 2.2.        Restricted Legend.

(a) Any Security issued hereunder shall bear a legend in substantially the following form:

         "[IF THIS SECURITY IS A GLOBAL SECURITY INSERT: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH SECURITIES, AND ANY INTEREST THEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF ANY SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF THE SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
         SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT.

         THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITIES MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY OR (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED PURCHASER" (AS DEFINED IN SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED), AND (B) THE HOLDER WILL NOTIFY ANY PURCHASER OF ANY SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         THE SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY ATTEMPTED TRANSFER OF SECURITIES, OR ANY INTEREST THEREIN, IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PRINCIPAL OF OR INTEREST ON SUCH SECURITIES, OR ANY INTEREST THEREIN, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.

         THE HOLDER OF THIS SECURITY, OR ANY INTEREST THEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN. ANY PURCHASER OR HOLDER OF THE SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF
         SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE."

(b) The above legends shall not be removed from any Security unless there is delivered to the Company satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required to ensure that any future transfers thereof may be made without restriction under or violation of the provisions of the Securities Act and other applicable law. Upon provision of such satisfactory evidence, the Company shall execute and deliver to the Trustee, and the Trustee shall deliver, upon receipt of a Company Order directing it to do so, a Security that does not bear the legend.

SECTION 2.3.        Form of Trustee's Certificate of Authentication.

         The Trustee's certificate of authentication shall be in substantially the following form:

         This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

                    JPMorgan Chase Bank, National Association, not in its individual capacity, but solely as Trustee

                    By:  __________________________________
                         Authenticating Agent

                    By:  __________________________________
                         Authorized Signatory


SECTION 2.4.        Temporary Securities.

(a) Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

(b) If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for that purpose without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of any authorized denominations having the same Original Issue Date and Stated Maturity and having the same terms as such temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.5.        Definitive Securities.

         The Securities issued on the Original Issue Date shall be in definitive form. The definitive Securities shall be printed, lithographed or engraved, or produced by any combination of these methods, if required by any securities exchange on which the Securities may be listed, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

ARTICLE III

                                 THE SECURITIES

SECTION 3.1.        Payment of Principal and Interest.

(a) The unpaid principal amount of the Securities shall bear interest at a fixed rate equal to 8.49% per annum through the interest payment date in April 2016 and thereafter at a variable rate of LIBOR plus 2.90% per annum until paid or duly provided for, such interest to accrue from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, and any overdue principal, premium, if any, or Additional Tax Sums and any overdue installment of interest shall bear Additional Interest at the rate equal to a fixed rate equal to 8.49% per annum through the interest payment date in April 2016 and thereafter at a variable rate of LIBOR plus 2.90% per annum compounded quarterly from the dates such amounts are due until they are paid or funds for the payment thereof are made available for payment.

(b) Interest and Additional Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, except that interest and any Additional Interest payable on the Stated Maturity (or any date of principal repayment upon early maturity) of the principal of a Security or on a Redemption Date shall be paid to the Person to whom principal is paid. The initial payment of interest on any Security that is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security.

(c) Any interest on any Security that is due and payable, but is not timely paid or duly provided for, on any Interest Payment Date for Securities (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in paragraph (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest (a "Special Record Date"), which shall be fixed in the following manner. At least thirty
         (30) days prior to the date of the proposed payment, the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of a Security at the address of such Holder as it appears in the ecurities Register not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date; or

(ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities may be listed, traded or quoted and, upon such notice as may be required by such exchange or automated quotation system (or by the Trustee if the Securities are not listed), if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

(d) Payments of interest on the Securities shall include interest accrued to but excluding the respective Interest Payment Dates. During the Fixed Rate Period, the amount of interest payable shall be computed on the basis of a 360-day year of twelve 30-day months and the amount payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. Upon expiration of the Fixed Rate Period, the amount of interest payable for any Interest Payment Period will be computed on the basis of a 360-day year and the actual number of days elapsed in the relevant interest period.

(e) Payment of principal of, premium, if any, and interest on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal, premium, if any, and interest due at the Maturity of such Securities shall be made at the Place of Payment upon surrender of such Securities to the Paying Agent and payments of interest shall be made subject to such surrender where applicable, by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Paying Agent at least ten (10) Business Days prior to the date for payment by the Person entitled thereto unless proper written transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Security Register. Notwithstanding the foregoing, so long as the holder of this Security is the Property Trustee, the payment of the principal of (and premium, if any) and interest (including any overdue installment of interest and Additional Tax Sums, if any) on this Security will be made at such place and to such account as may be designated by the Property Trustee.

(f) The parties hereto acknowledge and agree that the holders of the Preferred Securities have certain rights to direct the Company to modify the Interest Payment Dates and corresponding Redemption Date and Stated Maturity of the Securities or a portion of the Securities pursuant to the Purchase Agreement. In the event any such modifications are made to the Securities or a portion of the Securities, appropriate changes to the form of Security set forth in Article II hereof shall be made prior to the issuance and authentication of new or replacement Securities. Any such modification of the Interest Payment Date and corresponding Redemption Date and Stated Maturity with respect to any Securities or tranche of Securities shall not require or be subject to the consent of the Trustee.

(g) Subject to the foregoing provisions of this Section 3.1, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

SECTION 3.2.        Denominations.

         The Securities shall be in registered form without coupons and shall be issuable in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

SECTION 3.3.        Execution, Authentication, Delivery and Dating.

(a) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities in an aggregate principal amount (including all then Outstanding Securities) not in excess of Thirty Million Nine Hundred Twenty Eight Thousand Dollars ($30,928,000) executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon:

(i)      a copy of any Board Resolution relating thereto; and

(ii) an Opinion of Counsel stating that: (1) such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute, and the Indenture constitutes, valid and legally binding obligations of the Company, each enforceable in accordance with its terms, subject to bankruptcy, insolvency,fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (2) the Securities have been duly authorized and executed by the Company and have been delivered to the Trustee for authentication in accordance with this Indenture; (3) the Securities are not required to be registered under the Securities Act; and (4) the Indenture is not required to be qualified under the Trust Indenture Act.

(b) The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile. Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

(c) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.8, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

(d)      Each Security shall be dated the date of its authentication.

SECTION 3.4.        Global Securities.

(a) Upon the election of the Holder after the Original Issue Date, which election need not be in writing, the Securities owned by such Holder shall be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee. Each Global Security issued under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for registered Securities, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary advises the Trustee and the Company in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Security, and no qualified successor is appointed by the Company within ninety (90) days of receipt by the Company of such notice, (ii) such Depositary ceases to be a clearing agency registered under the Exchange Act and no successor is appointed by the Company within ninety (90) days after obtaining knowledge of such event,
(iii) the Company executes and delivers to the Trustee a Company Order stating that the Company elects to terminate the book-entry system through the Depositary or (iv) an Event of Default shall have occurred and be continuing. Upon the occurrence of any event specified in clause (i), (ii), (iii) or (iv) above, the Trustee shall notify the Depositary and instruct the Depositary to notify all owners of beneficial interests in such Global Security of the occurrence of such event and of the availability of Securities to such owners of beneficial interests requesting the same. The Trustee may conclusively rely, and be protected in relying, upon the written identification of the owners of beneficial interests furnished by the Depositary, and shall not be liable for any delay resulting from a delay by the Depositary. Upon the issuance of such Securities and the registration in the Securities Register of such Securities in the names of the Holders of the beneficial interests therein, the Trustees shall recognize such holders of beneficial interests as Holders.

(c) If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article III or (ii) the principal amount thereof shall be reduced or increased by an amount equal to (x) the portion thereof to be so exchanged or canceled, or (y) the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Trustee, in accordance with the Applicable Depositary Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security by the Depositary, accompanied by registration instructions, the Company shall execute and the Trustee shall authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) in accordance with the instructions of the Depositary. The Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

(d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(e) Securities distributed to holders of Book-Entry Preferred Securities (as defined in the applicable Trust Agreement) upon the dissolution of the Trust shall be distributed in the form of one or more Global Securities registered in the name of a Depositary or its nominee, and deposited with the Securities Registrar, as custodian for such Depositary, or with such Depositary, for credit by the Depositary to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Securities distributed to holders of Preferred Securities other than Book-Entry Preferred Securities upon the dissolution of the Trust shall not be issued in the form of a Global Security or any other form intended to facilitate book-entry trading in beneficial interests in such Securities.

(f) The Depositary or its nominee, as the registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Depositary Procedures. Accordingly, any such owner's beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Depositary Participants. The Securities Registrar and the Trustee shall be entitled to deal with the Depositary for all purposes of this Indenture relating to a Global Security (including the payment of principal and interest thereon and the giving of instructions or directions by owners of beneficial interests therein and the giving of notices) as the sole Holder of the Security and shall have no obligations to the owners of beneficial interests therein. Neither the Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Depositary.

(g) The rights of owners of beneficial interests in a Global Security shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its Depositary Participants.

(h) No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Security.

SECTION 3.5.        Registration, Transfer and Exchange Generally.

(a) The Trustee shall cause to be kept at the Corporate Trust Office a register (the "Securities Register") in which the registrar and transfer agent with respect to the Securities (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee shall at all times also be the Securities Registrar. The provisions of Article VI shall apply to the Trustee in its role as Securities Registrar.

(b) Subject to compliance with Section 2.2(b), upon surrender for registration of transfer of any Security at the offices or agencies of the Company designated for that purpose the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations of like tenor and aggregate principal amount.

(c) At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations, of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

(d) All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(e) Every Security presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

(f) No service charge shall be made to a Holder for any transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.

(g) Neither the Company nor the Trustee shall be required pursuant to the provisions of this Section 3.5(g): (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business fifteen (15) days before the day of selection for redemption of Securities pursuant to Article XI and ending at the close of business on the day of mailing of the notice of redemption or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any such Security to be redeemed in part, any portion thereof not to be redeemed.

(h) The Company shall designate an office or offices or agency or agencies where Securities may be surrendered for registration or transfer or exchange. The Company initially designates the Corporate Trust Office as its office and agency for such purposes. The Company shall give prompt written notice to the Trustee and to the Holders of any change in the location of any such office or agency.

(i) The Securities may only be transferred to a "Qualified Purchaser" as such term is defined in section 2(a)(51) of the Investment Company Act.

(j) Neither the Trustee nor the Securities Registrar shall be responsible for ascertaining whether any transfer hereunder complies with the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code, or the Investment Company Act; provided that if a certificate is specifically required by the express terms of this Section 3.5 to be delivered to the Trustee or the Securities Registrar by a Holder or transferee of a Security, the Trustee and the Securities Registrar shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms.

SECTION 3.6.        Mutilated, Destroyed, Lost and Stolen Securities.

(a) If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Trustee to save the Company and the Trustee harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and aggregate principal amount and bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to the Trustee (i) evidence to its satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by it to save each of the Company and the Trustee harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and aggregate principal amount as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.

(c) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

(d) Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(e) Every new Security issued pursuant to this Section 3.6 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(f) The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.7.        Persons Deemed Owners.

         The Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any interest on such Security and for all other purposes whatsoever, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.8.        Cancellation.

         All Securities surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.8, except as expressly permitted by this Indenture. All canceled Securities shall be retained or disposed of by the Trustee in accordance with its customary practices and the Trustee shall deliver to the Company a certificate of such disposition.

SECTION 3.9.        Reserved.

SECTION 3.10.       Reserved.

SECTION 3.11.       Agreed Tax Treatment.

         Each Security issued hereunder shall provide that the Company and, by its acceptance or acquisition of a Security or a beneficial interest therein, the Holder of, and any Person that acquires a direct or indirect beneficial interest in, such Security, intend and agree to treat such Security as indebtedness of the Company for U.S. Federal, state and local tax purposes and to treat the Preferred Securities (including but not limited to all payments and proceeds with respect to the Preferred Securities) as an undivided beneficial ownership interest in the Securities (and any other Trust property) (and payments and proceeds therefrom, respectively) for U.S. Federal, state and local tax purposes. The provisions of this Indenture shall be interpreted to further this intention and agreement of the parties.

SECTION 3.12.       CUSIP Numbers.

         The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption and other similar or related materials as a convenience to Holders; provided that any such notice or other materials may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or other materials and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

SECTION 4.1.        Satisfaction and Discharge of Indenture.

         This Indenture shall, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and as otherwise provided in this Section 4.1) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) either

                  (i) all Securities theretofore authenticated and delivered (other than (A) Securities that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.6 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 10.2) have been delivered to the Trustee for cancellation; or

                  (ii) all such Securities not theretofore delivered to the Trustee for cancellation

                        (A) have become due and payable, or

                        (B) will become due and payable at their Stated
                            Maturity within one year of the date of deposit, or

                        (C) are to be called for redemption within one year
                            under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

         and the Company, in the case of subclause (ii)(A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose (x) an amount in the currency or currencies in which the Securities are payable, (y) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (z) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest (including any Additional Interest) to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity (or any date of principal repayment upon early maturity) or Redemption Date, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.6, the obligations of the Company to any Authenticating Agent under Section 6.11 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(ii) of this
Section 4.1, the obligations of the Trustee under Section 4.2 and Section 10.2(e) shall survive.

SECTION 4.2.        Application of Trust Money.

         Subject to the provisions of Section 10.2(d), all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment in accordance with Section 3.1, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest (including any Additional Interest) for the payment of which such money or obligations have been deposited with or received by the Trustee. Moneys held by the Trustee under this Section 4.2 shall not be subject to the claims of holders of Senior Debt under Article XII.

                                   ARTICLE V

                                    REMEDIES

SECTION 5.1.        Events of Default.

         "Event of Default" means, wherever used herein with respect to the Securities, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any interest upon any Security, including any Additional Interest in respect thereof, when it becomes due and payable, and continuance of such default for a period of thirty (30) days; or

(b) default in the payment of the principal of or any premium on any Security at its Maturity; or

(c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or the Purchase Agreement and continuance of such default or breach for a period of thirty (30) days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least twenty five percent (25%) in aggregate principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

(d) the entry by a court having jurisdiction in the premises of a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days;

(e) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt or insolvent, or the taking of corporate action by the Company in furtherance of any such action; or

(f) the Trust shall have voluntarily or involuntarily liquidated, dissolved, wound-up its business or otherwise terminated its existence, except in connection with (1) the distribution of the Securities to holders of the Preferred Securities in liquidation of their interests in the Trust, (2) the redemption of all of the outstanding Preferred Securities or (3) certain mergers, consolidations or amalgamations, each as and to the extent permitted by the Trust Agreement.

SECTION 5.2.        Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than twenty five percent (25%) in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that if, upon an Event of Default, the Trustee or the Holders of not less than twenty five percent (25%) in principal amount of the Outstanding Securities fail to declare the principal of all the Outstanding Securities to be immediately due and payable, the holders of at least twenty five percent (25%) in aggregate Liquidation Amount of the Preferred Securities then outstanding shall have the right to make such declaration by a notice in writing to the Property Trustee, the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities shall become immediately due and payable.

(b) At any time after such a declaration of acceleration with respect to Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article V, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Indenture Trustee, or the holders of a majority in aggregate Liquidation Amount of the Preferred Securities, by written notice to the Property Trustee, the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(i) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A)      all overdue installments of interest on all Securities,

(B)      any accrued Additional Interest on all Securities,

(C) the principal of and any premium on any Securities that have become due otherwise than by such declaration of acceleration and interest (including any Additional Interest) thereon at the rate borne by the Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, the Property Trustee and their agents and counsel; and

(ii) all Events of Default with respect to Securities, other than the non-payment of the principal of Securities that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13;

provided that if the Holders of such Securities fail to annul such declaration and waive such default, the holders of not less than a majority in aggregate Liquidation Amount of the Preferred Securities then outstanding shall also have the right to rescind and annul such declaration and its consequences by written notice to the Property Trustee, the Company and the Trustee, subject to the satisfaction of the conditions set forth in paragraph (b) of this Section 5.2. No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 5.3.  Collection of Indebtedness and Suits for Enforcement by Trustee.

(a)      The Company covenants that if:

(i) default is made in the payment of any installment of interest (including any Additional Interest) on any Security when such interest becomes due and payable and such default continues for a period of thirty (30) days, or

(ii) default is made in the payment of the principal of and any premium on any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest (including any Additional Interest) and, in addition thereto, all amounts owing the Trustee under Section 6.6.

(b) If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

(c) If an Event of Default with respect to Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.4.        Trustee May File Proofs of Claim.

         In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or similar judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized hereunder in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to first pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts owing the Trustee, any predecessor Trustee and other Persons under Section 6.6.

SECTION 5.5.        Trustee May Enforce Claim Without Possession of Securities.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, subject to
Article XII and after provision for the payment of all the amounts owing the Trustee, any predecessor Trustee and other Persons under Section 6.6, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.6.        Application of Money Collected.

         Any money or property collected or to be applied by the Trustee with respect to the Securities pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or any premium or interest (including any Additional Interest), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee, any predecessor Trustee and other Persons under Section 6.6;

         SECOND: To the payment of all Senior Debt of the Company if and to the extent required by Article XII;

         THIRD: Subject to Article XII, to the payment of the amounts then due and unpaid upon the Securities for principal and any premium and interest (including any Additional Interest) in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and any premium and interest (including any Additional Interest), respectively; and

         FOURTH: The balance, if any, to the Person or Persons entitled thereto.

SECTION 5.7.        Limitation on Suits.

         Subject to Section 5.8, no Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(b) the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding for sixty (60) days; and

(e) no direction inconsistent with such written request has been given to the Trustee during such sixty (60)-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 5.8. Unconditional Right of Holders to Receive Principal, Premium, if any, and Interest; Direct Action by Holders of Preferred Securities.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium on such Security at its Maturity and payment of interest (including any Additional Interest) on such Security when due and payable and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Any registered holder of the Preferred Securities shall have the right, upon the occurrence of an Event of Default described in Section 5.1(a) or
Section 5.1(b), to institute a suit directly against the Company for enforcement of payment to such holder of principal of and any premium and interest (including any Additional Interest) on the Securities having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities held by such holder.

SECTION 5.9.        Restoration of Rights and Remedies.

         If the Trustee, any Holder or any holder of Preferred Securities has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, such Holder or such holder of Preferred Securities, then and in every such case the Company, the Trustee, such Holders and such holder of Preferred Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, such Holder and such holder of Preferred Securities shall continue as though no such proceeding had been instituted.

SECTION 5.10.       Rights and Remedies Cumulative.

         Except as otherwise provided in Section 3.6(f), no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11.       Delay or Omission Not Waiver.

         No delay or omission of the Trustee, any Holder of any Securities or any holder of any Preferred Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders and the right and remedy given to the holders of Preferred Securities by Section 5.8 may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Holders or the holders of Preferred Securities, as the case may be.

SECTION 5.12.       Control by Holders.

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities (or, as the case may be, the holders of a majority in aggregate Liquidation Amount of Preferred Securities) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture,

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and

(c) subject to the provisions of Section 6.2, the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Officers of the Trustee shall, in good faith, reasonably determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

SECTION 5.13.       Waiver of Past Defaults.

(a) The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities or the holders of not less than a majority in aggregate Liquidation Amount of the Preferred Securities may waive any past Event of Default hereunder and its consequences except an Event of Default:

(i) in the payment of the principal of or any premium or interest (including any Additional Interest) on any Outstanding Security (unless such Event of Default has been cured and the Company has paid to or deposited with the Trustee a sum sufficient to pay all installments of interest (including any Additional Interest) due and past due and all principal of and any premium on all Securities due otherwise than by acceleration), or

(ii) in respect of a covenant or provision hereof that under Article IX cannot be modified or amended without the consent of each Holder of any Outstanding Security.

(b) Any such waiver shall be deemed to be on behalf of the Holders of all the Outstanding Securities or, in the case of a waiver by holders of Preferred Securities issued by such Trust, by all holders of Preferred Securities.

(c) Upon any such waiver, such Event of Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

SECTION 5.14.       Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in aggregate principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or any premium on the Security after the Stated Maturity or any interest (including any Additional Interest) on any Security after it is due and payable.

SECTION 5.15.       Waiver of Usury, Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VI

                                   THE TRUSTEE

SECTION 6.1.        Corporate Trustee Required.

         There shall at all times be a Trustee hereunder with respect to the Securities. The Trustee shall be a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or state authority and having an office within the United States. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 6.1, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 6.1, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

SECTION 6.2.        Certain Duties and Responsibilities.

         Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture.

(b) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from the Holders of at least a majority in aggregate principal amount of the Outstanding Securities (or, if applicable, from the holders of at least a majority in aggregate Liquidation Amount of Preferred Securities), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(c) Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.2. To the extent that, at law or in equity, the Trustee has duties and liabilities relating to the Holders, the Trustee shall not be liable to any Holder or any holder of Preferred Securities for the Trustee's good faith reliance on the provisions of this Indenture. The provisions of this Indenture, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity, are agreed by the Company and the Holders and the holders of Preferred Securities to replace such other duties and liabilities of the Trustee.

(d) No provisions of this Indenture shall be construed to relieve the Trustee from liability with respect to matters that are within the authority of the Trustee under this Indenture for its own negligent action, negligent failure to act or willful misconduct, except that:

(i) the Trustee shall not be liable for any error or judgment made in good faith by an authorized officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(ii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities (or, as the case may be, the holders of a majority in aggregate Liquidation Amount of Preferred Securities) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee under this Indenture; and

(iii) the Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company and money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.

(e) If at any time the Trustee hereunder is not the same Person as the Property Trustee under the Trust Agreement:

(i) whenever a reference is made herein to the dissolution, termination or liquidation of the Trust, the Trustee shall be entitled to assume that no such dissolution, termination, or liquidation has occurred so long as the Securities are or continue to be registered in the name of such Property Trustee, and the Trustee shall be charged with notice or knowledge of such dissolution, termination or liquidation only upon written notice thereof given to the Trustee by the Depositor under the Trust Agreement; and

(ii) the Trustee shall not be charged with notice or knowledge that any Person is a holder of Preferred Securities or Common Securities issued by the Trust or whether any group of holders of Preferred Securities constitutes any specified percentage of all outstanding Preferred Securities for any purpose under this Indenture, unless and until the Trustee is furnished with a list of holders by such Property Trustee and the aggregate Liquidation Amount of the Preferred Securities then outstanding. The Trustee may conclusively rely and shall be protected in relying on such list.

(f) Notwithstanding Section 1.10, the Trustee shall not, and shall not be deemed to, owe any fiduciary duty to the holders of any of the Trust Securities issued by the Trust and shall not be liable to any such holder (other than for the willful misconduct or negligence of the Trustee) if the Trustee in good faith (i) pays over or distributes to a registered Holder of the Securities or to the Company or to any other Person, cash, property or securities to which such holders of such Trust Securities shall be entitled or (ii) takes any action or omits to take any action at the request of the Holder of such Securities. Nothing in this paragraph shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such amount over to, such holders of Preferred Securities or Common Securities or their representatives.

SECTION 6.3.        Notice of Defaults.

         Within ninety (90) days after the occurrence of any default actually known to the Trustee, the Trustee shall give the Holders notice of such default unless such default shall have been cured or waived; provided that except in the case of a default in the payment of the principal of or any premium or interest on any Securities, the Trustee shall be fully protected in withholding the notice if and so long as the board of trustees, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of Holders of Securities; and provided, further, that in the case of any default of the character specified in Section 5.1(c), no such notice to Holders shall be given until at least thirty (30) days after the occurrence thereof. For the purpose of this Section 6.3, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 6.4.        Certain Rights of Trustee.

         Subject to the provisions of Section 6.2:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in good faith and in accordance with the terms hereof upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) if (i) in performing its duties under this Indenture the Trustee is required to decide between alternative courses of action, (ii) in construing any of the provisions of this Indenture the Trustee finds ambiguous or inconsistent with any other provisions contained herein or (iii) the Trustee is unsure of the application of any provision of this Indenture, then, except as to any matter as to which the Holders are entitled to decide under the terms of this Indenture, the Trustee shall deliver a notice to the Company requesting the Company's written instruction as to the course of action to be taken and the Trustee shall take such action, or refrain from taking such action, as the Trustee shall be instructed in writing to take, or to refrain from taking, by the Company; provided that if the Trustee does not receive such instructions from the Company within ten (10) Business Days after it has delivered such notice or such reasonably shorter period of time set forth in such notice the Trustee may, but shall be under no duty to, take such action, or refrain from taking such action, as the Trustee shall deem advisable and in the best interests of the Holders, in which event the Trustee shall have no liability except for its own negligence, bad faith or willful misconduct;

(c) any request or direction of the Company shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Trustees may be sufficiently evidenced by a Board Resolution;

(d) the Trustee may consult with counsel (which counsel may be counsel to the Trustee, the Company or any of its Affiliates, and may include any of its employees) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders or any holder of Preferred Securities pursuant to this Indenture, unless such Holders (or such holders of Preferred Securities) shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction, including reasonable advances as may be requested by the Trustee;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, note or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

(h) whenever in the administration of this Indenture the Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action with respect to enforcing any remedy or right hereunder, the Trustees (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same aggregate principal amount of Outstanding Securities as would be entitled to direct the Trustee under this Indenture in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such action until such instructions are received and (iii) shall be protected in acting in accordance with such instructions;

(i) except as otherwise expressly provided by this Indenture, the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Indenture;

(j) without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with any bankruptcy, insolvency or other proceeding referred to in clauses (d) or (e) of the definition of Event of Default, such expenses (including legal fees and expenses of its agents and counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy laws or law relating to creditors rights generally;

(k) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate addressing such matter, which, upon receipt of such request, shall be promptly delivered by the Company;

(l) the Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge or (ii) the Trustee shall have received written notice thereof from the Company or a Holder; and

(m) in the event that the Trustee is also acting as Paying Agent, Authenticating Agent or Securities Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article VI shall also be afforded such Paying Agent, Authenticating Agent, or Securities Registrar.

SECTION 6.5.        May Hold Securities.

         The Trustee, any Authenticating Agent, any Paying Agent, any Securities Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Securities Registrar or such other agent.

SECTION 6.6.        Compensation; Reimbursement; Indemnity.

(a)      The Company agrees:

(i) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder in such amounts as the Company and the Trustee shall agree in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

(iii) to the fullest extent permitted by applicable law, to indemnify the Trustee and its Affiliates, and their officers, directors, shareholders, agents, representatives and employees for, and to hold them harmless against, any loss, damage, liability, tax (other than income, franchise or other taxes imposed on amounts paid pursuant to
         (i) or (ii) hereof), penalty, expense or claim of any kind or nature whatsoever incurred without negligence, bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Trust or the performance of the Trustee's duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

(b) To secure the Company's payment obligations in this Section 6.6, the Company hereby grants and pledges to the Trustee and the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, other than money or property held in trust to pay principal and interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

(c) The obligations of the Company under this Section 6.6 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee.

(d) In no event shall the Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(e) In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

SECTION 6.7.        Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.8.

(b) The Trustee may resign at any time by giving written notice thereof to the Company.

(c) Unless an Event of Default shall have occurred and be continuing, the Trustee may be removed at any time by the Company by a Board Resolution. If an Event of Default shall have occurred and be continuing, the Trustee may be removed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any reason, at a time when no Event of Default shall have occurred and be continuing, the Company, by a Board Resolution, shall promptly appoint a successor Trustee, and such successor Trustee and the retiring Trustee shall comply with the applicable requirements of Section 6.8. If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any reason, at a time when an Event of Default shall have occurred and be continuing, the Holders, by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities, shall promptly appoint a successor Trustee, and such successor Trustee and the retiring Trustee shall comply with the applicable requirements of Section 6.8. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment within sixty
(60) days after the giving of a notice of resignation by the Trustee or the removal of the Trustee in the manner required by Section 6.8, any Holder who has been a bona fide Holder of a Security for at least six months (or, if the Securities have been Outstanding for less than six (6) months, the entire period of such lesser time) may, on behalf of such Holder and all others similarly situated, and any resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) The Company shall give notice to all Holders in the manner provided in
Section 1.6 of each resignation and each removal of the Trustee and each appointment of a successor Trustee. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 6.8.        Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee, each successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph
(a) of this Section 6.8.

(c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this
Article VI.

SECTION 6.9.        Merger, Conversion, Consolidation or Succession to Business.

         Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person shall be otherwise qualified and eligible under this Article VI. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation or as otherwise provided above in this Section 6.9 to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated, and in case any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Securities or in this Indenture that the certificate of the Trustee shall have.

SECTION 6.10.       Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

SECTION 6.11.       Appointment of Authenticating Agent.

(a) The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities, which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, or of any State or Territory thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authority. If such Authenticating Agent publishes reports of condition at least annually pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.11 the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this
Section 6.11, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.11.

(b) Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder, provided such Person shall be otherwise eligible under this Section 6.11, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.11, the Trustee may appoint a successor Authenticating Agent eligible under the provisions of this Section 6.11, which shall be acceptable to the Company, and shall give notice of such appointment to all Holders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.

(d) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.11 in such amounts as the Company and the Authenticating Agent shall agree from time to time.

(e) If an appointment of an Authenticating Agent is made pursuant to this
Section 6.11, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities referred to in the within mentioned Indenture.

Dated:

                              JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee


                              By:  __________________________________
                                   Authenticating Agent

                              By:  __________________________________
                                   Authorized Signatory



                                  ARTICLE VII

                      HOLDER'S LISTS AND REPORTS BY COMPANY

SECTION 7.1.        Company to Furnish Trustee Names and Addresses of Holders.

         The Company will furnish or cause to be furnished to the Trustee:

(a) semiannually, on or before June 30 and December 31 of each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than fifteen (15) days prior to the delivery thereof, and

(b) at such other times as the Trustee may request in writing, within thirty
(30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished,

in each case to the extent such information is in the possession or control of the Company and has not otherwise been received by the Trustee in its capacity as Securities Registrar.

SECTION 7.2.        Preservation of Information, Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.1 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

SECTION 7.3.        Reports by Company.

(a) The Company shall furnish to the Holders and to prospective purchasers of Securities, upon their request, the information required to be furnished pursuant to Rule 144A(d)(4) under the Securities Act. The delivery requirement set forth in the preceding sentence may be satisfied by compliance with Section 7.3(b).

(b) The Company shall furnish to each of (i) the Trustee, (ii) the Holders and to subsequent holders of Securities, (iii) Taberna Capital Management, LLC, 450 Park Avenue, New York, New York 10022, Attn: Thomas Bogal (or such other address as designated by Taberna Capital Management, LLC) and (iv) any beneficial owner of the Securities reasonably identified to the Company (which identification may be made either by such beneficial owner or by Taberna Capital Management, LLC), a duly completed and executed certificate substantially and substantively in the form attached hereto as Exhibit A, including the financial statements referenced in such Exhibit, which certificate and financial statements shall be so furnished by the Company not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company. The delivery requirements under this Section 7.3(b) may be satisfied by compliance with Section 8.16(b) of the Trust Agreement.

(c) If the Company intends to file its annual and quarterly information with the Securities and Exchange Commission (the "Commission") in electronic form pursuant to Regulation S-T of the Commission using the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, the Company shall notify the Trustee in the manner prescribed herein of each such annual and quarterly filing. The Trustee is hereby authorized and directed to access the EDGAR system for purposes of retrieving the financial information so filed. Compliance with the foregoing shall constitute delivery by the Company of its financial statements to the Trustee in compliance with the provisions of Section 314(a) of the Trust Indenture Act, if applicable. The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of reports, information and documents to the Trustee pursuant to this Section 7.3(c) shall be solely for purposes of compliance with this Section 7.3(c) and, if applicable, with section 314(a) of the Trust Indenture Act. The Trustee's receipt of such reports, information and documents shall not constitute notice to it of the content thereof or any matter determinable from the content thereof, including the Company's compliance with any of its covenants hereunder, as to which the Trustee is entitled to rely upon Officers' Certificates.

                                  ARTICLE VIII

             NO CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.1.          Company May Consolidate, Etc., Only on Certain Terms.

         The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(a) if the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the entity formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Company substantially as an entirety shall be an entity organized and existing under the laws of the United States of America or any State or Territory thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including any Additional Interest) on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(b) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, shall have happened and be continuing; and

(c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, any such supplemental indenture comply with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee may rely upon such Officers' Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 8.1.

SECTION 8.2.        Successor Company Substituted.

(a) Upon any consolidation or merger by the Company with or into any other Person, or any conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety to any Person in accordance with Section
8.1 and the execution and delivery to the Trustee of the supplemental indenture described in Section 8.1(a), the successor entity formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and in the event of any such conveyance or transfer, following the execution and delivery of such supplemental indenture, the Company shall be discharged from all obligations and covenants under the Indenture and the Securities.

(b) Such successor Person may cause to be executed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities that such successor Person thereafter shall cause to be executed and delivered to the Trustee on its behalf. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture.

(c) In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate to reflect such occurrence.



                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

SECTION 9.1.        Supplemental Indentures without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(b) to evidence and provide for the acceptance of appointment hereunder by a successor trustee; or

(c) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make or amend any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the other provisions of this Indenture, provided that such action pursuant to this clause (c) shall not adversely affect in any material respect the interests of any Holders or the holders of the Preferred Securities; or

(d) to comply with the rules and regulations of any securities exchange or automated quotation system on which any of the Securities may be listed, traded or quoted; or

(e) to add to the covenants, restrictions or obligations of the Company or to add to the Events of Default, provided that such action pursuant to this clause
(c) shall not adversely affect in any material respect the interests of any Holders or the holders of the Preferred Securities; or

(f) to modify, eliminate or add to any provisions of the Indenture or the Securities to such extent as shall be necessary to ensure that the Securities are treated as indebtedness of the Company for United States Federal income tax purposes, provided that such action pursuant to this clause (d) shall not adversely affect in any material respect the interests of any Holders or the holders of the Preferred Securities.

SECTION 9.2.        Supplemental Indentures with Consent of Holders.

(a) Subject to Section 9.1, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security,

(i) change the Stated Maturity of the principal or any premium of any Security or change the date of payment of any installment of interest (including any Additional Interest) on any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or restrict or impair the right to institute suit for the enforcement of any such payment on or after such date, or

(ii) reduce the percentage in aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with any provision of this Indenture or of defaults hereunder and their consequences provided for in this Indenture, or

(iii)    modify any of the provisions of this Section 9.2, Section 5.13 or
         Section 10.7, except to increase any percentage in aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required for any reason, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security;

provided, further, that, so long as any Preferred Securities remain outstanding, no amendment under this Section 9.2 shall be effective until the holders of a majority in Liquidation Amount of the Preferred Securities shall have consented to such amendment; provided, further, that if the consent of the Holder of each Outstanding Security is required for any amendment under this Indenture, such amendment shall not be effective until the holder of each Outstanding Preferred Security shall have consented to such amendment.

(b) It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.3.        Execution of Supplemental Indentures.

         In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in conclusively relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent herein provided for relating to such action have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties, indemnities or immunities under this Indenture or otherwise. Copies of the final form of each supplemental indenture shall be delivered by the Trustee at the expense of the Company to each Holder, and, if the Trustee is the Property Trustee, to each holder of Preferred Securities, promptly after the execution thereof.

SECTION 9.4.        Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities and every holder of Preferred Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.5.        Reference in Securities to Supplemental Indentures.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                   ARTICLE X

                                    COVENANTS

SECTION 10.1.       Payment of Principal, Premium, if any, and Interest.

         The Company covenants and agrees for the benefit of the Holders of the Securities that it will duly and punctually pay the principal of and any premium and interest (including any Additional Interest) on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 10.2.       Money for Security Payments to be Held in Trust.

(a) Whenever the Company shall have one or more Paying Agents, it will, prior to 10:00 a.m., New York City time, on each due date of the principal of or any premium or interest (including any Additional Interest) on any Securities, deposit with such Paying Agent a sum sufficient to pay such amount, such sum to be held as provided in the Trust Indenture Act and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure to so act.

(b) The Company will cause each Paying Agent for the Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.2, that such Paying Agent will (i) comply with the provisions of this Indenture and the Trust Indenture Act applicable to it as a Paying Agent and
(ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities.

(c) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(d) Any money deposited with the Trustee or any Paying Agent for the payment of the principal of and any premium or interest (including any Additional Interest) on any Security and remaining unclaimed for two years after such principal and any premium or interest has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be paid on Company Request to the Company, or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.3.       Statement as to Compliance.

         The Company shall deliver to the Trustee, within one hundred twenty
(120) days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate covering the preceding calendar year, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. The delivery requirements of this Section 10.3 may be satisfied by compliance with Section 8.16(a) of the Trust Agreement.

SECTION 10.4.       Calculation Agent.

(a) The Company hereby agrees that for so long as any of the Securities remain Outstanding, there will at all times be an agent appointed to calculate LIBOR in respect of each Interest Payment Date in accordance with the terms of Schedule A (the "Calculation Agent"). The Company has initially appointed the Property Trustee as Calculation Agent for purposes of determining LIBOR for each Interest Payment Date. The Calculation Agent may be removed by the Company at any time. Notwithstanding the foregoing, so long as the Property Trustee holds any of the Securities, the Calculation Agent shall be the Property Trustee. If the Calculation Agent is unable or unwilling to act as such or is removed by the Company, the Company will promptly appoint as a replacement Calculation Agent the London office of a leading bank which is engaged in transactions in Eurodollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with the Company or its Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed.

(b) The Calculation Agent shall be required to agree that, as soon as possible after 11:00 a.m. (London time) on each LIBOR Determination Date (as defined in Schedule A), but in no event later than 11:00 a.m. (London time) on the Business Day immediately following each LIBOR Determination Date, the Calculation Agent will calculate the interest rate (the Interest Payment shall be rounded to the nearest cent, with half a cent being rounded upwards) for the related Interest Payment Date, and will communicate such rate and amount to the Company, the Trustee, each Paying Agent and the Depositary. The Calculation Agent will also specify to the Company the quotations upon which the foregoing rates and amounts are based and, in any event, the Calculation Agent shall notify the Company before 5:00 p.m. (London time) on each LIBOR Determination Date that either: (i) it has determined or is in the process of determining the foregoing rates and amounts or (ii) it has not determined and is not in the process of determining the foregoing rates and amounts, together with its reasons therefor. The Calculation Agent's determination of the foregoing rates and amounts for any Interest Payment Date will (in the absence of manifest error) be final and binding upon all parties. For the sole purpose of calculating the interest rate for the Securities, "Business Day" shall be defined as any day on which dealings in deposits in Dollars are transacted in the London interbank market.

SECTION 10.5.       Additional Tax Sums.

         So long as no Event of Default has occurred and is continuing, if (a) the Trust is the Holder of all of the Outstanding Securities and (b) a Tax Event described in clause (i) or (iii) in the definition of Tax Event in Section 1.1 hereof has occurred and is continuing, the Company shall pay to the Trust (and its permitted successors or assigns under the related Trust Agreement) for so long as the Trust (or its permitted successor or assignee) is the registered holder of the Outstanding Securities, such amounts as may be necessary in order that the amount of Distributions (including any Additional Interest Amount (as defined in the Trust Agreement)) then due and payable by the Trust on the Preferred Securities and Common Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any Additional Taxes arising from such Tax Event (additional such amounts payable by the Company to the Trust, the "Additional Tax Sums"). Whenever in this Indenture or the Securities there is a reference in any context to the payment of principal of or interest on the Securities, such mention shall be deemed to include mention of the payments of the Additional Tax Sums provided for in this
Section 10.5 to the extent that, in such context, Additional Tax Sums are, were or would be payable in respect thereof pursuant to the provisions of this
Section 10.5 and express mention of the payment of Additional Tax Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Tax Sums in those provisions hereof where such express mention is not made.

SECTION 10.6.       Additional Covenants.

(a) The Company covenants and agrees with each Holder of Securities that if an Event of Default shall have occurred and be continuing, it shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's Equity Interests, (ii) vote in favor of or permit or otherwise allow any of its Subsidiaries to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to or otherwise retire, any shares of any such Subsidiary's preferred stock or other Equity Interests entitling the holders thereof to a stated rate of return (for the avoidance of doubt, whether such preferred stock or other Equity Interests are perpetual or otherwise), or (iii) make any payment of principal of or any interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Securities.

(b) The Company also covenants with each Holder of Securities (i) to hold, directly or indirectly, one hundred percent (100%) of the Common Securities of the Trust, provided that any permitted successor of the Company hereunder may succeed to the Company's ownership of such Common Securities, (ii) as holder of such Common Securities, not to voluntarily dissolve, wind-up or liquidate the Trust other than (A) in connection with a distribution of the Securities to the holders of the Preferred Securities in liquidation of the Trust or (B) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable commercial efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to continue to be taxable as a grantor trust and not as a corporation for United States Federal income tax purposes.

(c) The Company also agrees to use its reasonable best efforts to meet the requirements to qualify, effective for the fiscal year ending December 31, 2005 and all future fiscal years, as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

(d) From and after the date hereof, the Company shall not incur, create, assume or permit to exist any Unsecured Debt until it has raised net proceeds of at least $40 million through the issuance of (i) its common shares of beneficial interest or (ii) perpetual preferred stock or convertible preferred stock, so long as such perpetual preferred stock or convertible preferred stock is not mandatorily redeemable and constitutes equity of the Company on its balance sheet in accordance with GAAP. It is agreed that for purposes of this Section 10.6(d), Unsecured Debt shall not include bank lines of credit. .

SECTION 10.7.       Waiver of Covenants.

         The Company may omit in any particular instance to comply with any covenant or condition contained in Section 10.6 if, before or after the time for such compliance, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities shall, by Act of such Holders, and at least a majority of the aggregate Liquidation Amount of the Preferred Securities then outstanding, by consent of such holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.

SECTION 10.8.       Treatment of Securities.

         The Company will treat the Securities as indebtedness, and the amounts, other than payments of principal, payable in respect of the principal amount of such Securities as interest, for all U.S. federal income tax purposes. All payments in respect of the Securities will be made free and clear of U.S. withholding tax to any beneficial owner thereof that has provided an Internal Revenue Service Form W-9 or W-8BEN (or any substitute or successor form) establishing its U.S. or non-U.S. status for U.S. federal income tax purposes, or any other applicable form establishing a complete exemption from U.S. withholding tax.

                                   ARTICLE XI

                            REDEMPTION OF SECURITIES

SECTION 11.1.       Optional Redemption.

         The Company may, at its option, on any Interest Payment Date, on or after April 30, 2011, redeem the Securities in whole at any time or in part from time to time, at a Redemption Price equal to one hundred percent (100%) of the principal amount thereof (or of the redeemed portion thereof, as applicable), together, in the case of any such redemption, with accrued and unpaid interest, including any Additional Interest, through but excluding the date fixed as the Redemption Date (the "Optional Redemption Price").

SECTION 11.2.       Special Event Redemption.

         Prior to April 30, 2011, upon the occurrence and during the continuation of a Special Event, the Company may, at its option, redeem the Securities, in whole but not in part, at a Redemption Price equal to one hundred seven and one half percent (107.5%) of the principal amount thereof, together, in the case of any such redemption, with accrued interest, including any Additional Interest, through but excluding the date fixed as the Redemption Date (the "Special Redemption Price").

SECTION 11.3.       Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Securities, in whole or in part, shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company, the Company shall, not less than forty-five (45) days and not more than seventy-five (75) days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee and the Property Trustee under the Trust Agreement in writing of such date and of the principal amount of the Securities to be redeemed and provide the additional information required to be included in the notice or notices contemplated by Section 11.5. In the case of any redemption of Securities, in whole or in part, (a) prior to the expiration of any restriction on such redemption provided in this Indenture or the Securities or (b) pursuant to an election of the Company which is subject to a condition specified in this Indenture or the Securities, the Company shall furnish the Trustee with an Officers' Certificate and an Opinion of Counsel evidencing compliance with such restriction or condition.

SECTION 11.4.       Selection of Securities to be Redeemed.

(a) If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected and redeemed on a pro rata basis not more than sixty (60) days prior to the Redemption Date by the Trustee from the Outstanding Securities not previously called for redemption, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

(b) The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed.

(c) The provisions of paragraphs (a) and (b) of this Section 11.4 shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

SECTION 11.5.       Notice of Redemption.

(a) Notice of redemption shall be given not later than the thirtieth (30th) day, and not earlier than the sixtieth (60th) day, prior to the Redemption Date to each Holder of Securities to be redeemed, in whole or in part (unless a shorter notice shall be satisfactory to the Property Trustee under the related Trust Agreement).

(b) With respect to Securities to be redeemed, in whole or in part, each notice of redemption shall state:

(i)      the Redemption Date;

(ii) the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price, as calculated by the Company, together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the fifth Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that such Redemption Price is calculated);

(iii) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the amount of and particular Securities to be redeemed;

(iv) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that any interest (including any Additional Interest) on such Security or such portion, as the case may be, shall cease to accrue on and after said date; and

(v) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

(c) Notice of redemption of Securities to be redeemed, in whole or in part, at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall be irrevocable. The notice if mailed in the manner provided above shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

SECTION 11.6.       Deposit of Redemption Price.

         Prior to 10:00 a.m., New York City time, on the Redemption Date specified in the notice of redemption given as provided in Section 11.5, the Company will deposit with the Trustee or with one or more Paying Agents an amount of money sufficient to pay the Redemption Price of, and any accrued interest (including any Additional Interest) on, all the Securities (or portions thereof) that are to be redeemed on that date.

SECTION 11.7.       Payment of Securities Called for Redemption.

(a) If any notice of redemption has been given as provided in Section 11.5, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date. On presentation and surrender of such Securities at a Place of Payment specified in such notice, the Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date.
(b) Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented and having the same Original Issue Date, Stated Maturity and terms.

(c) If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and any premium on such Security shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

                                  ARTICLE XII

                           SUBORDINATION OF SECURITIES

SECTION 12.1.       Securities Subordinate to Senior Debt.

         The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XII, the payment of the principal of and any premium and interest (including any Additional Interest) on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.

SECTION 12.2. No Payment When Senior Debt in Default; Payment Over of Proceeds Upon Dissolution, Etc.

(a) In the event and during the continuation of any default by the Company in the payment of any principal of or any premium or interest on any Senior Debt (following any grace period, if applicable) when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Company by the holders of such Senior Debt or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of or any premium or interest (including any Additional Interest) on any of the Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Securities.

(b) In the event of a bankruptcy, insolvency or other proceeding described in clause (d) or (e) of the definition of Event of Default (each such event, if any, herein sometimes referred to as a "Proceeding"), all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of any of the Securities on account thereof. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Securities shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any Proceeding) shall have been paid in full.

(c) In the event of any Proceeding, after payment in full of all sums owing with respect to Senior Debt, the Holders of the Securities, together with the holders of any obligations of the Company ranking on a parity with the Securities, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and any premium and interest (including any Additional Interest) on the Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any Equity Interests or any obligations of the Company ranking junior to the Securities and such other obligations. If, notwithstanding the foregoing, any payment or distribution of any character on any security, whether in cash, securities or other property (other than securities of the Company or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by the Trustee or any Holder in contravention of any of the terms hereof and before all Senior Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt (including any interest thereon accruing after the commencement of any Proceeding) in full. In the event of the failure of the Trustee or any Holder to endorse or assign any such payment, distribution or security, each holder of Senior Debt is hereby irrevocably authorized to endorse or assign the same.

(d) The Trustee and the Holders, at the expense of the Company, shall take such reasonable action (including the delivery of this Indenture to an agent for any holders of Senior Debt or consent to the filing of a financing statement with respect hereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Debt at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

(e) The provisions of this Section 12.2 shall not impair any rights, interests, remedies or powers of any secured creditor of the Company in respect of any security interest the creation of which is not prohibited by the provisions of this Indenture.

(f) The securing of any obligations of the Company, otherwise ranking on a parity with the Securities or ranking junior to the Securities, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the Securities or ranking junior to the Securities.

SECTION 12.3.       Payment Permitted If No Default.

         Nothing contained in this Article XII or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time, except during the pendency of the conditions described in paragraph (a) of Section 12.2 or of any Proceeding referred to in Section 12.2, from making payments at any time of principal of and any premium or interest (including any Additional Interest) on the Securities or (b) the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of and any premium or interest (including any Additional Interest) on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge (in accordance with Section 12.8) that such payment would have been prohibited by the provisions of this Article XII, except as provided in Section 12.8.

SECTION 12.4.       Subrogation to Rights of Holders of Senior Debt.

         Subject to the payment in full of all amounts due or to become due on all Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article XII (equally and ratably with the holders of all indebtedness of the Company that by its express terms is subordinated to Senior Debt of the Company to substantially the same extent as the Securities are subordinated to the Senior Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and any premium and interest (including any Additional Interest) on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XII, and no payments made pursuant to the provisions of this Article XII to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

SECTION 12.5.       Provisions Solely to Define Relative Rights.

         The provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Company and the Holders of the Securities, the obligations of the Company, which are absolute and unconditional, to pay to the Holders of the Securities the principal of and any premium and interest (including any Additional Interest) on the Securities as and when the same shall become due and payable in accordance with their terms,
(b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than their rights in relation to the holders of Senior Debt or (c) prevent the Trustee or the Holder of any Security (or to the extent expressly provided herein, the holder of any Preferred Security) from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, including filing and voting claims in any Proceeding, subject to the rights, if any, under this Article XII of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 12.6.       Trustee to Effectuate Subordination.

         Each Holder of a Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article XII and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

SECTION 12.7.       No Waiver of Subordination Provisions.

(a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

(b) Without in any way limiting the generality of paragraph (a) of this Section 12.7, the holders of Senior Debt may, at any time and from to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to such Holders of the Securities and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of such Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding,
(ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt, (iii) release any Person liable in any manner for the payment of Senior Debt and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 12.8.       Notice to Trustee.

(a) The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article XII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee, agent or representative therefor; provided that if the Trustee shall not have received the notice provided for in this Section 12.8 at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, the payment of the principal of and any premium on or interest (including any Additional Interest) on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

(b) The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Debt (or a trustee, agent, representative or attorney-in-fact therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee, agent, representative or attorney-in-fact therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.9.    Reliance on Judicial Order or Certificate of Liquidating Agent.

         Upon any payment or distribution of assets of the Company referred to in this Article XII, the Trustee and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

SECTION 12.10.      Trustee Not Fiduciary for Holders of Senior Debt.

         The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article XII or otherwise.

SECTION 12.11. Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's Rights.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XII with respect to any Senior Debt that may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

SECTION 12.12.      Article Applicable to Paying Agents

         If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XII shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XII in addition to or in place of the Trustee. For the avoidance of doubt, the Company shall not be permitted to appoint itself or any Affiliate as a Paying Agent hereunder.

                                  * * * *

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                  * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                        BRT REALTY TRUST


                        By:
                           -----------------------------
                           Name:
                           Title:


                        JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee


                        By:
                           -----------------------------
                           Name:
                           Title:

                                   Schedule A

                                  Schedule A-1

                             DETERMINATION OF LIBOR

         With respect to the Securities, the London interbank offered rate ("LIBOR") shall be determined by the Calculation Agent in accordance with the following provisions (in each case rounded to the nearest .000001%):

(1) On the second LIBOR Business Day (as defined below) prior to a Distribution Date after the expiration of the Fixed Rate Period (each such day, a "LIBOR Determination Date"), LIBOR for any given security shall for the following interest payment period equal the rate (expressed as a percentage per annum) for U.S. dollar deposits in Europe, for a three (3) month period, that appears on Dow Jones Telerate (as defined in the International Swaps and Derivatives Association, Inc. 2000 Interest Rate and Currency Exchange Definitions), Page 3750, or such other page as may replace such Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date, as reported by Bloomberg Financial Market Commodities News or any successor service. If such rate is superseded on Telerate Page 3750 by a corrected rate before 12:00 noon (London time) on such LIBOR Determination Date, the corrected rate as so substituted will be LIBOR for such LIBOR Determination Date.

(2) If on any LIBOR Determination Date such rate does not appear on Dow Jones Telerate Page 3750 or such other page as may replace such Page 3750, the Calculation Agent shall determine the arithmetic mean of the offered quotations (expressed as a percentage per annum) of the Reference Banks (as defined below) to leading banks in the London interbank market for U.S. dollar deposits in Europe, for a three (3) month period, for an amount determined by the Calculation Agent (but not less than U.S. $1,000,000) by reference to requests for quotations as of approximately 11:00 A.M. (London time) on the LIBOR Determination Date made by the Calculation Agent to the Reference Banks. If on any LIBOR Determination Date at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations. If on any LIBOR Determination Date only one or none of the Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations (expressed as a percentage per annum) that two (2) leading banks in the City of New York selected by the Calculation Agent are quoting on the relevant LIBOR Determination Date for U.S. dollar deposits in Europe, for a three (3) month period, for an amount determined by the Calculation Agent (but not less than U.S. $1,000,000); provided, that if the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR shall be LIBOR as determined on the previous LIBOR Determination Date.

(3) As used herein: "Reference Banks" means four major banks in the London interbank market selected by the Calculation Agent; and "LIBOR Business Day" means a day (a) on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London and (b) is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or Wilmington, Delaware are authorized or obligated by law or executive order to be closed.

                                 EXECUTION COPY



                     Form of Officer's Financial Certificate

         The undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/ Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], hereby certifies, pursuant to Section 7.3(b) of the Junior Subordinated Indenture (the "Indenture"), dated as of April 27, 2006, among BRT Realty Trust (the "Company") and JPMorgan Chase Bank, National Association, as trustee, that, as of [date], 20__, the Company and its subsidiaries had the following ratios and balances (unless otherwise indicated, capitalized terms used herein have the meaning set forth in the Indenture):


As of [Quarterly/Annual Financial Date], 20__


Senior secured indebtedness for borrowed money ("Debt")              $_____
Senior unsecured Debt                                                $_____
Subordinated Debt                                                    $_____
Total Debt                                                           $_____
Ratio of (x) senior secured and unsecured Debt to (y) total Debt      _____%

* A table describing the quarterly report calculation procedures is provided on page ___

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [date], 20__.]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries and all required Financial Statements (as defined in the Purchase Agreement) for the fiscal quarter ended [date], 20__.]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [___ quarter interim] [annual] period ended [date], 20__, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

There has been no monetary default with respect to any indebtedness owed by the Company and/or its subsidiaries (other than those defaults cured within 30 days of the occurrence of the same) [, except as set forth below:].

[Insert any exceptions by listing, in detail, the nature of the condition or event causing such noncompliance, the period during which such condition or event has existed and the action(s) the Company has taken, is taking, or proposes to take with respect to each such condition or event.]

I, the undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/ Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], hereby certify that I have reviewed the terms of the Indenture and I have made, or have caused to be made under my supervision, a detailed review of
(i) the covenants of the Company set forth therein and (ii) the transactions and conditions of the Company and its subsidiaries during the accounting period ended as of [_______] (the "Accounting Period"), which Accounting Period is covered by the financial statements attached hereto. The examinations described in the preceding sentence did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default (each as defined in the Indenture) during or at the end of the Accounting Period or as of the date of this certificate[, except as set forth below:].

[Insert any exceptions by listing, in detail, the nature of the condition or event causing such noncompliance, the period during which such condition or event has existed and the action(s) the Company has taken, is taking, or proposes to take with respect to each such condition or event.]

Page ___ attached hereto sets forth the financial data and computations evidencing the Company's compliance with the Financial Covenants, all of which data and computations are true, complete and correct.


         IN WITNESS WHEREOF, the undersigned has executed this Officer's Financial Certificate as of this _____ day of _____________, 20__.

                            BRT REALTY TRUST


                            By:
                               -----------------------
                            Name:
                               ------------------------

                            BRT Realty Trust
                            60 Cutter Mill Road
                            Great Neck, NY  11021
                            (516) 466-3100



================================================================================



                                   EXHIBIT 4.2

                      AMENDED AND RESTATED TRUST AGREEMENT

                                      among


                                BRT REALTY TRUST,
                                  as Depositor


                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
                               as Property Trustee




                      CHASE BANK USA, NATIONAL ASSOCIATION,
                               as Delaware Trustee

                                       and


                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN
                           as Administrative Trustees

                                ----------------


                           Dated as of April 27, 2006

                                ----------------


                       BRT REALTY TRUST STATUTORY TRUST II


================================================================================


                                   CONTENTS

Clause                                                                                                         Page




ARTICLE I.            DEFINED TERMS..............................................................................1

         Section 1.1.          Definitions.......................................................................1

ARTICLE II.           THE TRUST.................................................................................11

         Section 2.1.          Name.............................................................................11

         Section 2.2.          Office of the Delaware Trustee; Principal Place of Business......................11

         Section 2.3.          Initial Contribution of Trust Property; Fees, Costs and Expenses.................11

         Section 2.4.          Purposes of Trust................................................................11

         Section 2.5.          Authorization to Enter into Certain Transactions.................................12

         Section 2.6.          Assets of Trust..................................................................14

         Section 2.7.          Title to Trust Property..........................................................15

ARTICLE III.          PAYMENT ACCOUNT;  PAYING AGENTS...........................................................15

         Section 3.1.          Payment Account..................................................................15

         Section 3.2.          Appointment of Paying Agents.....................................................16

ARTICLE IV.           DISTRIBUTIONS; REDEMPTION.................................................................16

         Section 4.1.          Distributions....................................................................16

         Section 4.2.          Redemption.......................................................................18

         Section 4.3.          Subordination of Common Securities...............................................20

         Section 4.4.          Payment Procedures...............................................................21

         Section 4.5.          Withholding Tax..................................................................21

         Section 4.6.          Tax Returns and Other Reports....................................................22

         Section 4.7.          Payment of Taxes, Duties, Etc. of the Trust......................................22

         Section 4.8.          Payments under Indenture or Pursuant to Direct Actions...........................22

         Section 4.9.          Exchanges........................................................................22

         Section 4.10.         Calculation Agent................................................................23

         Section 4.11.         Certain Accounting Matters.......................................................24

ARTICLE V.            SECURITIES................................................................................25

         Section 5.1.          Initial Ownership................................................................25

         Section 5.2.          Authorized Trust Securities......................................................25

         Section 5.3.          Issuance of the Common Securities; Subscription and Purchase of Notes............25

         Section 5.4.          The Securities Certificates......................................................25

         Section 5.5.          Rights of Holders................................................................26

         Section 5.6.          Book-Entry Preferred Securities..................................................26

         Section 5.7.          Registration of Transfer and Exchange of Preferred Securities Certificates.......28

         Section 5.8.          Mutilated, Destroyed, Lost or Stolen Securities Certificates.....................29

         Section 5.9.          Persons Deemed Holders...........................................................30

         Section 5.10.         Cancellation.....................................................................30

         Section 5.11.         Ownership of Common Securities by Depositor......................................31

         Section 5.12.         Restricted Legends...............................................................31

         Section 5.13.         Form of Certificate of Authentication............................................33

ARTICLE VI.           MEETINGS; VOTING; ACTS OF HOLDERS.........................................................34

         Section 6.1.          Notice of Meetings...............................................................34

         Section 6.2.          Meetings of Holders of the Preferred Securities..................................34

         Section 6.3.          Voting Rights....................................................................34

         Section 6.4.          Proxies, Etc.....................................................................35

         Section 6.5.          Holder Action by Written Consent.................................................35

         Section 6.6.          Record Date for Voting and Other Purposes........................................35

         Section 6.7.          Acts of Holders..................................................................35

         Section 6.8.          Inspection of Records............................................................36

         Section 6.9.          Limitations on Voting Rights.....................................................36

         Section 6.10.         Acceleration of Maturity; Rescission of Annulment; Waivers of Past Defaults......37

ARTICLE VII.          REPRESENTATIONS AND WARRANTIES............................................................39

         Section 7.1.          Representations and Warranties of the Property Trustee and the Delaware Trustee..39

         Section 7.2.          Representations and Warranties of Depositor......................................41

ARTICLE VIII.         THE TRUSTEES..............................................................................42

         Section 8.1.          Number of Trustees...............................................................42

         Section 8.2.          Property Trustee Required........................................................42

         Section 8.3.          Delaware Trustee Required........................................................42

         Section 8.4.          Appointment of Administrative Trustees...........................................43

         Section 8.5.          Duties and Responsibilities of the Trustees......................................43

         Section 8.6.          Notices of Defaults and Extensions...............................................45

         Section 8.7.          Certain Rights of Property Trustee...............................................45

         Section 8.8.          Delegation of Power..............................................................47

         Section 8.9.          May Hold Securities..............................................................48

         Section 8.10.         Compensation; Reimbursement; Indemnity...........................................48

         Section 8.11.         Resignation and Removal; Appointment of Successor................................49

         Section 8.12.         Acceptance of Appointment by Successor...........................................50

         Section 8.13.         Merger, Conversion, Consolidation or Succession to Business......................50

         Section 8.14.         Not Responsible for Recitals, Issuance of Securities or Representations..........51

         Section 8.15.         Property Trustee May File Proofs of Claim........................................51

         Section 8.16.         Reports to the Property Trustee..................................................52

ARTICLE IX.           TERMINATION, LIQUIDATION AND MERGER.......................................................53

         Section 9.1.          Dissolution Upon Expiration Date.................................................53

         Section 9.2.          Early Termination................................................................53

         Section 9.3.          Termination......................................................................53

         Section 9.4.          Liquidation......................................................................54

         Section 9.5.          Mergers, Consolidations, Amalgamations or Replacements of Trust..................55

ARTICLE X.            MISCELLANEOUS PROVISIONS..................................................................56

         Section 10.1.         Limitation of Rights of Holders..................................................56

         Section 10.2.         Agreed Tax Treatment of Trust and Trust Securities...............................57

         Section 10.3.         Amendment........................................................................57

         Section 10.4.         Separability.....................................................................58

         Section 10.5.         Governing Law....................................................................59

         Section 10.6.         Successors.......................................................................59

         Section 10.7.         Headings.........................................................................59

         Section 10.8.         Reports, Notices and Demands.....................................................59

         Section 10.9.         Agreement Not to Petition........................................................60

         Section 10.10.        Counterparts.....................................................................60

Exhibit A.........Certificate of Trust of BRT Realty Trust Statutory Trust II
Exhibit B.........Form of Common Securities Certificate
Exhibit C.........Form of Preferred Securities Certificate
Exhibit D.........Junior Subordinated Indenture
Exhibit E.........Form of Certificate to be Executed for Transferees
Exhibit F.........Form of Officer's Financial Certificate

Schedule A........Calculation of LIBOR


         THIS AMENDED AND RESTATED TRUST AGREEMENT, dated as of April 27, 2006, among (i) BRT Realty Trust, a Massachusetts business trust (including any successors or permitted assigns, the "Depositor"), (ii) JPMorgan Chase Bank, National Association, a national banking association, as property trustee (in such capacity, the "Property Trustee"), (iii) Chase Bank USA, National Association, a national banking association, as Delaware trustee (in such capacity, the "Delaware Trustee"), (iv) Jeffrey A. Gould, an individual, David
W. Kalish, an individual and Mark H. Lundy, an individual, each of whose address is c/o BRT Realty Trust, 60 Cutter Mill Road, Great Neck, NY 11021, as administrative trustees (in such capacities, each an "Administrative Trustee" and, collectively, the "Administrative Trustees" and, together with the Property Trustee and the Delaware Trustee, the "Trustees") and (v) the several Holders, as hereinafter defined.

                                   WITNESSETH

         WHEREAS, the Depositor and the Delaware Trustee have heretofore created a Delaware statutory trust pursuant to the Delaware Statutory Trust Act by entering into a Trust Agreement, dated as of April 27, 2006 (the "Original Trust Agreement"), and by executing and filing with the Secretary of State of the State of Delaware the Certificate of Trust, substantially in the form attached as Exhibit A; and

         WHEREAS, the Depositor and the Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities by the Trust pursuant to the Purchase Agreement and (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in and to the Notes;

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                   ARTICLE I

                                  DEFINED TERMS

SECTION 1.1      Definitions.

         For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article I have the meanings assigned to them in this Article I;

(b) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

(c) all accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

(d) unless the context otherwise requires, any reference to an "Article", a "Section", a "Schedule" or an "Exhibit" refers to an Article, a Section, a Schedule or an Exhibit, as the case may be, of or to this Trust Agreement;

(e) the words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision;

(f)      a reference to the singular includes the plural and vice versa; and

(g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

         "Act" has the meaning specified in Section 6.7.

         "Additional Interest" has the meaning specified in Section 1.1 of the Indenture.

         "Additional Interest Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest paid by the Depositor on a Like Amount of Notes for such period.

         "Additional Taxes" has the meaning specified in Section 1.1 of the Indenture.

         "Additional Tax Sums" has the meaning specified in Section 10.5 of the Indenture.

         "Administrative Trustee" means each of the Persons identified as an "Administrative Trustee" in the preamble to this Trust Agreement, solely in each such Person's capacity as Administrative Trustee of the Trust and not in such Person's individual capacity, or any successor Administrative Trustee appointed as herein provided.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Depositary Procedures" means, with respect to any transfer or transaction involving a Book-Entry Preferred Security, the rules and procedures of the Depositary for such Book-Entry Preferred Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Bankruptcy Event" means, with respect to any Person:

                  (a) the entry of a decree or order by a court having jurisdiction in the premises (i) judging such Person a bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of any substantial part of its property or (iv) ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

                  (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt or insolvent, or the taking of corporate action by such Person in furtherance of any such action.

         "Bankruptcy Laws" means all Federal and state bankruptcy, insolvency, reorganization and other similar laws, including the United States Bankruptcy Code.

         "Book-Entry Preferred Security" means a Preferred Security, the ownership and transfers of which shall be made through book entries by a Depositary.

         "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (c) a day on which the Corporate Trust Office is closed for business.

         "Calculation Agent" has the meaning specified in Section 4.10.

         "Closing Date" has the meaning specified in the Purchase Agreement.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Trust Agreement such Commission is not existing and performing the duties assigned to it, then the body performing such duties at such time.

         "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit B.

         "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement.

         "Corporate Trust Office" means the principal office of the Property Trustee at which any particular time its corporate trust business shall be administered, which office at the date of this Trust Agreement is located at 600 Travis, 50th Floor, Houston, Texas 77002, Attention: Worldwide Securities Services-- BRT Realty Trust Statutory Trust II. Initially, all notices and correspondence shall be addressed to Mudassir Mohamed, telephone (713) 216-2826.

         "Definitive Preferred Securities Certificates" means Preferred Securities issued in certificated, fully registered form that are not Global Preferred Securities.

         "Delaware Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq., or any successor statute thereto, in each case as amended from time to time.

         "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement, solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware Trustee appointed as herein provided.

         "Depositary" means an organization registered as a clearing agency under the Exchange Act that is designated as Depositary by the Depositor or any successor thereto. DTC will be the initial Depositary.

         "Depositary Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

         "Depositor" has the meaning specified in the preamble to this Trust Agreement and any successors and permitted assigns.

         "Depositor Affiliate" has the meaning specified in Section 4.9.

         "Distribution Date" has the meaning specified in Section 4.1(a)(i).

         "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

         "DTC" means The Depository Trust Company, a New York corporation, or any successor thereto.

         "Early Termination Event" has the meaning specified in Section 9.2.

         "EDGAR" has the meaning specified in Section 4.11(c).

         "Event of Default" means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) the occurrence of a Note Event of Default; or

                  (b) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of thirty (30) days; or

                  (c) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

                  (d) default in the performance, or breach, in any material respect of any covenant or warranty of the Trustees in this Trust Agreement (other than those specified in clause (b) or (c) above) and continuation of such default or breach for a period of thirty (30) days after there has been given, by registered or certified mail, to the Trustees and to the Depositor by the Holders of at least twenty five percent (25%) in aggregate Liquidation Amount of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee if a successor Property Trustee has not been appointed within ninety (90) days thereof.

         "Exchange Act" means the Securities Exchange Act of 1934, and any successor statute thereto, in each case as amended from time to time.

         "Expiration Date" has the meaning specified in Section 9.1.

          "Fiscal Year" shall be the fiscal year of the Trust, which shall be the same as the fiscal year of the Company (but may be different from its taxable year).

         "Global Preferred Security" means a Preferred Securities Certificate evidencing ownership of Book-Entry Preferred Securities.

         "Holder" means a Person in whose name a Trust Security or Trust Securities are registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Statutory Trust Act.

         "Indemnified Person" has the meaning specified in Section 8.10(c).

         "Indenture" means the Junior Subordinated Indenture executed and delivered by the Depositor and the Note Trustee contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Notes, a copy of which is attached hereto as Exhibit D, as amended or supplemented from time to time.
         "Interest Payment Date(s)" has the meaning specified in Section 1.1 of the Indenture.

         "Investment Company Act" means the Investment Company Act of 1940, or any successor statute thereto, in each case as amended from time to time.

         "Investment Company Event" has the meaning specified in Section 1.1 of the Indenture.

         "LIBOR" has the meaning specified in Schedule A.

         "LIBOR Business Day" has the meaning specified in Schedule A.

         "LIBOR Determination Date" has the meaning specified in Schedule A.

         "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

         "Like Amount" means (a) with respect to a redemption of any Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Notes to be contemporaneously redeemed or paid at maturity in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, (b) with respect to a distribution of Notes to Holders of Trust Securities in connection with a dissolution of the Trust, Notes having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Notes are distributed and (c) with respect to any distribution of Additional Interest Amounts to Holders of Trust Securities, Notes having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.

         "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

         "Liquidation Date" means the date on which assets are to be distributed to Holders in accordance with Section 9.4(a) hereunder following dissolution of the Trust.

         "Liquidation Distribution" has the meaning specified in Section 9.4(d).

         "Majority in Liquidation Amount" means Common or Preferred Securities, as the case may be, representing more than fifty percent (50%) of the aggregate Liquidation Amount of all (or a specified group of) then Outstanding Common or Preferred Securities, as the case may be.

         "Note Event of Default" means any "Event of Default" specified in
Section 5.1 of the Indenture.

         "Note Redemption Date" means, with respect to any Notes to be redeemed under the Indenture, the date fixed for redemption of such Notes under the Indenture.

         "Note Trustee" means the Person identified as the "Trustee" in the Indenture, solely in its capacity as Trustee pursuant to the Indenture and not in its individual capacity, or its successor in interest in such capacity, or any successor Trustee appointed as provided in the Indenture.

         "Notes" means the Depositor's Junior Subordinated Notes issued pursuant to the Indenture.

         "Officers' Certificate" means a certificate signed by the Chief Executive Officer, the President or an Executive Vice President, and by the Chief Financial Officer, Treasurer or an Assistant Treasurer, of the Depositor, and delivered to the Trustees. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement (other than the certificate provided pursuant to Section 8.16 which is not an Officers' Certificate) shall include:

                  (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

                  (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

         "Operative Documents" means the Purchase Agreement, the Indenture, the Trust Agreement, the Notes and the Trust Securities.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for, or an employee of, the Depositor or any Affiliate of the Depositor.

         "Optional Note Redemption Price" means, with respect to any Note to be redeemed on any Redemption Date under the Indenture, an amount equal to one hundred percent (100%) of the outstanding principal amount of such Note, together with accrued interest, including any Additional Interest (to the extent legally enforceable), thereon through but not including the date fixed as such Redemption Date.

         "Optional Redemption Price" means, with respect to any Trust Security, an amount equal to one hundred percent (100%) of the Liquidation Amount of such Trust Security on the Redemption Date, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, and/or accrued interest, including Additional Interest, if any, thereon paid by the Depositor upon the concurrent redemption or payment at maturity of a Like Amount of Notes.

          "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

         "Outstanding", when used with respect to any Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

                  (a) Trust Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

                  (b) Trust Securities for which payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent in trust for the Holders of such Trust Securities; provided that if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

                  (c) Trust Securities that have been paid or in exchange for or in lieu of which other Trust Securities have been executed and delivered pursuant to the provisions of this Trust Agreement, unless proof satisfactory to the Property Trustee is presented that any such Trust Securities are held by Holders in whose hands such Trust Securities are valid, legal and binding obligations of the Trust;

provided that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or of any Trustee shall be disregarded and deemed not to be Outstanding, except that (i) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Trustee knows to be so owned shall be so disregarded and (ii) the foregoing shall not apply at any time when all of the Outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Preferred Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor, any Trustee or any Affiliate of the Depositor or of any Trustee.

         "Owner" means each Person who is the beneficial owner of Book-Entry Preferred Securities as reflected in the records of the Depositary or, if a Depositary Participant is not the beneficial owner, then the beneficial owner as reflected in the records of the Depositary Participant.

         "Paying Agent" means any Person (other than the Depositor or any Affiliate of the Depositor) authorized by the Administrative Trustee to pay Distributions or other amounts in respect of any Trust Securities on behalf of the Trust.

         "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee for the benefit of the Holders in which all amounts paid in respect of the Notes will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Section 3.1, Section 4.1 and Section 4.2.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association or government, or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Preferred Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement.

         "Preferred Securities Certificate" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit C.

         "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement, solely in its capacity as Property Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor Property Trustee appointed as herein provided.

         "Purchase Agreement" means the Purchase Agreement or Purchase Agreements (whether one or more) executed and delivered contemporaneously with this Agreement by the Trust, the Depositor and the purchaser(s) named therein, as the same may be amended from time to time.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended.

         "QP" means a "qualified purchaser" as defined in section 2(a)(51) of the Investment Company Act of 1940, as amended.

         "QIB/QP" means a QIB that is also a QP.

          "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Note Redemption Date and the stated maturity (or any date of principal repayment upon early maturity) of the Notes shall be a Redemption Date for a Like Amount of Trust Securities.

         "Redemption Price" means the Special Redemption Price or Optional Redemption Price, as applicable. If the Depositor has redeemed the Notes at the Special Note Redemption Price, the Trust shall redeem the Trust Securities at the Special Redemption Price. If the Depositor has redeemed the Notes at the Optional Note Redemption Price, the Trust shall redeem the Trust Securities at the Optional Redemption Price.

         "Reference Banks" has the meaning specified in Schedule A.

         "Responsible Officer" means, with respect to the Property Trustee, the officer in the Worldwide Securities Services department of the Property Trustee having direct responsibility for the administration of this Trust Agreement.

         "Securities Act" means the Securities Act of 1933, and any successor statute thereto, in each case as amended from time to time.

         "Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

         "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.7.

         "Special Note Redemption Price" means, with respect to any Note to be redeemed on any Redemption Date under the Indenture, an amount equal to one hundred seven and one half percent (107.5%) of the outstanding principal amount of such Note, together with accrued interest, including Additional Interest, thereon through but not including the date fixed as such Redemption Date.

          "Special Redemption Price" means, with respect to any Trust Security, an amount equal to one hundred seven and one half percent (107.5%) of the Liquidation Amount of such Trust Security on the Redemption Date, plus accumulated and unpaid Distributions to but not including the date fixed as the Redemption Date, plus the related amount of the premium, if any, and/or accrued interest, including Additional Interest, if any, thereon paid by the Depositor upon the concurrent redemption or payment at maturity of a Like Amount of Notes.

         "Successor Securities" has the meaning specified in Section 9.5(a).

         "Tax Event" has the meaning specified in Section 1.1 of the Indenture.

         "Trust" means the Delaware statutory trust known as "BRT Realty Trust Statutory Trust II," which was created on April 17, 2006 under the Delaware Statutory Trust Act pursuant to the Original Trust Agreement and the filing of the Certificate of Trust, and continued pursuant to this Trust Agreement.

         "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented from time to time in accordance with the applicable provisions hereof, including all Schedules and Exhibits.

         "Trustees" means the Administrative Trustees, the Property Trustee and the Delaware Trustee, each as defined in this Article I.

         "Trust Property" means (a) the Notes, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

         "Trust Security" means any one of the Common Securities or the Preferred Securities.

                                  ARTICLE II.

                                    THE TRUST

SECTION 2.1.      Name.

         The trust continued hereby shall be known as "BRT Realty Trust Statutory Trust II", as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

SECTION 2.2.      Office of the Delaware Trustee; Principal Place of Business.

         The address of the Delaware Trustee in the State of Delaware is Chase Bank USA, National Association, 500 Stanton Christiana Road, Building 4 (3rd Floor), Newark, DE 19713, Attention: Worldwide Securities Services, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders, the Depositor, the Property Trustee and the Administrative Trustees. The principal executive office of the Trust is 60 Cutter Mill Road, Great Neck, NY 11021, Attention: Jeffrey A. Gould, as such address may be changed from time to time by the Administrative Trustees following written notice to the Holders and the other Trustees.

SECTION 2.3.   Initial Contribution of Trust Property; Fees, Costs and Expenses.

         The Property Trustee acknowledges receipt from the Depositor in connection with the Original Trust Agreement of the sum of ten dollars ($10), which constituted the initial Trust Property. The Depositor shall pay all fees, costs and expenses of the Trust (except with respect to the Trust Securities) as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such fees, costs and expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such fees, costs or expenses.

SECTION 2.4.      Purposes of Trust.

(a) The exclusive purposes and functions of the Trust are to (i) issue and sell Trust Securities and use the proceeds from such sale to acquire the Notes and
(ii) engage in only those activities necessary or incidental thereto. The Delaware Trustee, the Property Trustee and the Administrative Trustees are trustees of the Trust, and have all the rights, powers and duties to the extent set forth herein. The Trustees hereby acknowledge that they are trustees of the Trust.

(b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trust (or the Trustees acting on behalf of the Trust) shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) incur any indebtedness for borrowed money or issue any other debt, (iv) take or consent to any action that would result in the placement of a Lien on any of the Trust Property, (v) take or consent to any action that would reasonably be expected to cause the Trust to become taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, (vi) take or consent to any action that would cause the Notes to be treated as other than indebtedness of the Depositor for United States federal income tax purposes or (vii) take or consent to any action that would cause the Trust to be deemed to be an "investment company" required to be registered under the Investment Company Act.

SECTION 2.5.      Authorization to Enter into Certain Transactions.

(a) The Trustees shall conduct the affairs of the Trust in accordance with and subject to the terms of this Trust Agreement. In accordance with the following provisions (i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees, under this Trust Agreement, and to perform all acts in furtherance thereof, including the following:

(i) As among the Trustees, each Administrative Trustee shall severally have the power and authority to act on behalf of the Trust with respect to the following matters:

(A)      the issuance and sale of the Trust Securities;

(B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, such agreements as may be necessary or desirable in connection with the purposes and function of the Trust, including, without limitation, a common securities subscription agreement and a junior subordinated note purchase agreement;

(C) assisting in the sale of the Preferred Securities in one or more transactions exempt from registration under the Securities Act, and in compliance with applicable state securities or blue sky laws;

(D) assisting in the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Notes to the Holders in accordance with this Trust Agreement;

(E) execution of the Trust Securities on behalf of the Trust in accordance with this Trust Agreement;

(F) the appointment of a Paying Agent and Securities Registrar in accordance with this Trust Agreement;

(G) execution and delivery of closing certificates, if any, pursuant to the Purchase Agreement and application for a taxpayer identification number for the Trust;

(H) preparation and filing of all applicable tax returns and tax information reports that are required to be filed on behalf of the Trust;

(I) establishing a record date with respect to all actions to be taken hereunder that require a record date to be established, except as provided in Section 6.10(a);

(J) unless otherwise required by the Delaware Statutory Trust Act to execute on behalf of the Trust (either acting alone or together with the other Administrative Trustees) any documents that such Administrative Trustee has the power to execute pursuant to this Trust Agreement; and

(K) the taking of any action incidental to the foregoing as such Administrative Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement.

(ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

(A)      the receipt and holding of legal title of the Notes;

(B)      the establishment of the Payment Account;

(C) the collection of interest, principal and any other payments made in respect of the Notes and the holding of such amounts in the Payment Account;

(D) the distribution through the Paying Agent of amounts distributable to the Holders in respect of the Trust Securities;

(E) the exercise of all of the rights, powers and privileges of a holder of the Notes in accordance with the terms of this Trust Agreement;

(F) the sending of notices of default and other information regarding the Trust Securities and the Notes to the Holders in accordance with this Trust Agreement;

(G) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

(H) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust, provided that the Administrative Trustees shall have the power, duty and authority to act on behalf of the Trust with respect to the preparation, execution and filing of the certificate of cancellation of the Trust with the Secretary of State of the State of Delaware; and

(I) the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder).

(b) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

(i) the negotiation of the terms of, and the execution and delivery of, the Purchase Agreement providing for the sale of the Preferred Securities in one or more transactions exempt from registration under the Securities Act, and in compliance with applicable state securities or blue sky laws; and

(ii) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

(c) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and authorized to operate the Trust so that the Trust will not be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes, so that the Notes will be treated as indebtedness of the Depositor for U.S. federal income tax purposes and so that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act. In respect thereof, each Administrative Trustee is authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that such Administrative Trustee determines in his or her discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Outstanding Preferred Securities. In no event shall the Administrative Trustees be liable to the Trust or the Holders for any failure to comply with this Section 2.5 to the extent that such failure results solely from a change in law or regulation or in the interpretation thereof.

(d) Any action taken by a Trustee in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with any Trustee acting on behalf of the Trust, no Person shall be required to inquire into the authority of such Trustee to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of any Trustee as set forth in this Trust Agreement.

SECTION 2.6.      Assets of Trust.

         The assets of the Trust shall consist of the Trust Property.

SECTION 2.7.      Title to Trust Property.

(a) Legal title to all Trust Property shall be vested at all times in the Property Trustee and shall be held and administered by the Property Trustee in trust for the benefit of the Trust and the Holders in accordance with this Trust Agreement.

(b) The Holders shall not have any right or title to the Trust Property other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement.

                                  ARTICLE III.

                         PAYMENT ACCOUNT; PAYING AGENTS

SECTION 3.1.      Payment Account.

(a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and the Paying Agent shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for Distribution as herein provided.

(b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments with respect to, the Notes. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

SECTION 3.2.      Appointment of Paying Agents.

         The Paying Agent shall initially be the Property Trustee. The Paying Agent shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent in their sole discretion. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon thirty (30) days' written notice to the Administrative Trustees and the Property Trustee. If the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company) to act as Paying Agent. Such successor Paying Agent appointed by the Administrative Trustees shall execute and deliver to the Trustees an instrument in which such successor Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall return all funds in its possession to the Property Trustee. The provisions of Article VIII shall apply to the Property Trustee also in its role as Paying Agent, for so long as the Property Trustee shall act as Paying Agent and, to the extent applicable, to any other Paying Agent appointed hereunder. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise. For the avoidance of doubt, the Company shall not be permitted to appoint itself or any Affiliate as a Paying Agent hereunder.

                                  ARTICLE IV.

                            DISTRIBUTIONS; REDEMPTION

SECTION 4.1.      Distributions.

(a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including any Additional Interest Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including any Additional Interest) are made on the Notes. Accordingly:

(i) Distributions on the Trust Securities shall be cumulative, and shall accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from April 27, 2006, and, except as provided in clause (ii) below, shall be payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing on April 30, 2006. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding Business Day (and no interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after each such date until the next succeeding Business Day), except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with this Section 4.1(a)(i), a "Distribution Date");

(ii) Distributions shall accumulate in respect of the Trust Securities at a fixed rate equal to 8.49% per annum through the Interest Payment Date in April 2016 and thereafter at a variable rate equal to LIBOR plus 2.90% per annum of the Liquidation Amount of the Trust Securities, such rate being the rate of interest payable on the Notes. LIBOR shall be determined by the Calculation Agent in accordance with Schedule A. During the Fixed Rate Period, the amount of Distributions payable for any period less than a full Distribution period shall be computed on the basis of a 360-day year of twelve 30-day months and the amount payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. Upon expiration of the Fixed Rate Period, the amount of interest payable for any Distribution period will be computed on the basis of a 360-day year and the actual number of days elapsed in the relevant Distribution period. The amount of Distributions payable for any period shall include any Additional Interest Amounts in respect of such period;
         and

(iii) Distributions on the Trust Securities shall be made by the Paying Agent from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

(b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date, which shall be at the close of business on the fifteenth day (whether or not a Business Day) preceding the relevant Distribution Date, except that Distributions and any Additional Interest Amounts payable on the stated maturity (or any date of principal repayment upon early maturity) of the principal of a Trust Security or on a Redemption Date shall be paid to the Person to whom principal is paid. Distributions payable on any Trust Securities that are not punctually paid on any Distribution Date as a result of the Depositor having failed to make an interest payment under the Notes will cease to be payable to the Person in whose name such Trust Securities are registered on the relevant record date, and such defaulted Distributions and any Additional Interest Amounts will instead be payable to the Person in whose name such Trust Securities are registered on the special record date, or other specified date for determining Holders entitled to such defaulted Distribution and Additional Interest Amount, established in the same manner, and on the same date, as such is established with respect to the Notes under the Indenture.

(c) As a condition to the payment of any principal of or interest on the Trust Securities without the imposition of withholding tax, the Administrative Trustees shall require the previous delivery of properly completed and signed applicable U.S. federal income tax certifications (generally, an Internal Revenue Service Form W-9 (or applicable successor form) in the case of a person that is a "United States person" within the meaning of section 7701(a)(30) of the Code or an Internal Revenue Service Form W-8 (or applicable successor form) in the case of a person that is not a "United States person" within the meaning of section 7701(a)(30) of the Code) and any other certification acceptable to it to enable the Paying Agent to determine its duties and liabilities with respect to any taxes or other charges that it may be required to pay, deduct or withhold in respect of such Trust Securities.


SECTION 4.2.      Redemption.

(a) On each Note Redemption Date and on the stated maturity (or any date of principal repayment upon early maturity) of the Notes and on each other date on (or in respect of) which any principal on the Notes is repaid, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

(b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Securities Register. All notices of redemption shall state:

(i)      the Redemption Date;

(ii) the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to the Indenture, as calculated by the Depositor, together with a statement that it is an estimate and that the actual Redemption Price will be calculated by the Calculation Agent on the fifth (5th) Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that such Redemption Price is calculated);

(iii) if less than all the Outstanding Trust Securities are to be redeemed, the identification (and, in the case of partial redemption, the respective amounts) and Liquidation Amounts of the particular Trust Securities to be redeemed;

(iv) that on the Redemption Date, the Redemption Price will become due and payable upon each such Trust Security, or portion thereof, to be redeemed and that Distributions thereon will cease to accumulate on such Trust Security or such portion, as the case may be, on and after said date, except as provided in Section 4.2(d);

(v) the place or places where the Trust Securities are to be surrendered for the payment of the Redemption Price; and

(vi)     such other provisions as the Property Trustee deems relevant.

(c) The Trust Securities (or portion thereof) redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption or payment at maturity of Notes. Redemptions of the Trust Securities (or portion thereof) shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price. Under the Indenture, the Notes may be redeemed by the Depositor on any Interest Payment Date, at the Depositor's option, on or after April 30, 2011, in whole or in part, from time to time at the Optional Note Redemption Price. The Notes may also be redeemed by the Depositor, at its option pursuant to the terms of the Indenture, in whole but not in part, upon the occurrence and during the continuation of an Investment Company Event or a Tax Event, at the Special Note Redemption Price.

(d) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then by 10:00 A.M., New York City time, on the Redemption Date, the Depositor shall deposit sufficient funds with the Property Trustee to pay the Redemption Price. If such deposit has been made by such time, then by 12:00 noon, New York City time, on the Redemption Date, the Property Trustee will, with respect to Book-Entry Preferred Securities, irrevocably deposit with the Depositary for such Book-Entry Preferred Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Depositary irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities. With respect to Preferred Securities that are not Book-Entry Preferred Securities, the Property Trustee will irrevocably deposit with the Paying Agent, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities (or portion thereof) called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders holding Trust Securities (or portion thereof) so called for redemption will cease, except the right of such Holders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and, in the case of a partial redemption, the right of such Holders to receive a new Trust Security or Securities of authorized denominations, in aggregate Liquidation Amount equal to the unredeemed portion of such Trust Security or Securities, and such Securities (or portion thereof) called for redemption will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding Business Day (and no interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after each such date until the next succeeding Business Day), except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities (or portion thereof) called for redemption is improperly withheld or refused and not paid by the Trust, Distributions on such Trust Securities (or portion thereof) will continue to accumulate, as set forth in Section 4.1, from the Redemption Date originally established by the Trust for such Trust Securities (or portion thereof) to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

(e) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated pro rata to the Common Securities and the Preferred Securities based upon the relative aggregate Liquidation Amounts of the Common Securities and the Preferred Securities. Upon such a partial redemption, the Preferred Securities to be redeemed from each Holder of Preferred Securities shall be selected on a pro rata basis based upon the respective Liquidation Amounts of the Preferred Securities then held by each Holder of the Preferred Securities not more than sixty
         (60) days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption; provided that with respect to Holders that would be required to hold less than one hundred (100) but more than zero (0) Trust Securities as a result of such redemption, the Trust shall redeem Trust Securities of each such Holder so that after such redemption such Holder shall hold either one hundred (100) Trust Securities or such Holder no longer holds any Trust Securities, and shall use such method (including, without limitation, by lot) as the Trust shall deem fair and appropriate; and provided, further, that so long as the Preferred Securities are Book-Entry Preferred Securities, such selection shall be made in accordance with the Applicable Depositary Procedures for the Preferred Securities by such Depositary. The Property Trustee shall promptly notify the Securities Registrar in writing of the Preferred Securities (or portion thereof) selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities that has been or is to be redeemed.

(f) The Trust in issuing the Trust Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Property Trustee shall indicate the "CUSIP" numbers of the Trust Securities in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related materials.

SECTION 4.3.      Subordination of Common Securities.

(a) Payment of Distributions (including any Additional Interest Amounts) on, the Redemption Price of and the Liquidation Distribution in respect of, the Trust Securities, as applicable, shall be made, pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of the respective Trust Securities; provided that if on any Distribution Date, Redemption Date or Liquidation Date an Event of Default shall have occurred and be continuing, no payment of any Distribution (including any Additional Interest Amounts) on, Redemption Price of or Liquidation Distribution in respect of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including any Additional Interest Amounts) on all Outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including any Additional Interest Amounts) on, or the Redemption Price of or the Liquidation Distribution in respect of, the Preferred Securities then due and payable.

(b) In the case of the occurrence of any Event of Default, the Holders of the Common Securities shall have no right to act with respect to any such Event of Default under this Trust Agreement until all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not on behalf of the Holders of the Common Securities, and only the Holders of all the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

SECTION 4.4.      Payment Procedures.

         Payments of Distributions (including any Additional Interest Amounts), the Redemption Price, Liquidation Amount or any other amounts in respect of the Preferred Securities shall be made by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing at least ten (10) Business Days prior to the date for payment by the Person entitled thereto unless proper written transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Securities Register. If any Preferred Securities are held by a Depositary, such Distributions thereon shall be made to the Depositary in immediately available funds. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of all the Common Securities.

SECTION 4.5.      Withholding Tax.

         The Trust and the Administrative Trustees shall comply with all withholding and backup withholding tax requirements under United States federal, state and local law. The Administrative Trustees on behalf of the Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding and backup withholding tax with respect to each Holder and any representations and forms as shall reasonably be requested by the Administrative Trustees on behalf of the Trust to assist it in determining the extent of, and in fulfilling, its withholding and backup withholding tax obligations. The Administrative Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding and backup withholding tax is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any jurisdiction with respect to Distributions or allocations to any Holder, the amount withheld shall be deemed to be a Distribution in the amount of the withholding to the Holder. In the event of any claimed overwithholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Administrative Trustees on behalf of the Trust may reduce subsequent Distributions by the amount of such required withholding.

SECTION 4.6.      Tax Returns and Other Reports.

         The Administrative Trustees shall prepare (or cause to be prepared) at the principal office of the Trust in the United States, as defined for purposes of Treasury regulations section 301.7701-7, at the Depositor's expense, and file, all U.S. federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. The Administrative Trustees shall prepare at the principal office of the Trust in the United States, as defined for purposes of Treasury regulations section 301.7701-7, and furnish (or cause to be prepared and furnished), by January 31 in each taxable year of the Trust to each Holder all Internal Revenue Service forms and returns required to be provided by the Trust. The Administrative Trustees shall provide the Depositor, Taberna Capital Management, LLC and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing.

SECTION 4.7.      Payment of Taxes, Duties, Etc. of the Trust.

         Upon receipt under the Notes of Additional Tax Sums and upon the written direction of the Administrative Trustees, the Property Trustee shall promptly pay, solely out of monies on deposit pursuant to this Trust Agreement, any Additional Taxes imposed on the Trust by the United States or any other taxing authority.

SECTION 4.8.      Payments under Indenture or Pursuant to Direct Actions.

         Any amount payable hereunder to any Holder of Preferred Securities shall be reduced by the amount of any corresponding payment such Holder (or any Owner with respect thereto) has directly received pursuant to Section 5.8 of the Indenture or Section 6.10(b) of this Trust Agreement.

SECTION 4.9.      Exchanges.

(a) If at any time the Depositor or any of its Affiliates (in either case, a "Depositor Affiliate") is the Owner or Holder of any Preferred Securities, such Depositor Affiliate shall have the right to deliver to the Property Trustee all or such portion of its Preferred Securities as it elects and, subject to compliance with Section 2.2 and Section 3.5 of the Indenture, receive, in exchange therefor, a Like Amount of Notes. Such election shall be exercisable effective on any Distribution Date by such Depositor Affiliate delivering to the Property Trustee (i) at least ten (10) Business Days prior to the Distribution Date on which such exchange is to occur, the registration instructions and the documentation, if any, required pursuant to Section 2.2 and Section 3.5 of the Indenture to enable the Indenture Trustee to issue the requested Like Amount of Notes, (ii) a written notice of such election specifying the Liquidation Amount of Preferred Securities with respect to which such election is being made and the Distribution Date on which such exchange shall occur, which Distribution Date shall be not less than ten (10) Business Days after the date of receipt by the Property Trustee of such election notice and (iii) shall be conditioned upon such Depositor Affiliate having delivered or caused to be delivered to the Property Trustee or its designee the Preferred Securities that are the subject of such election by 10:00 A.M. New York time, on the Distribution Date on which such exchange is to occur. After the exchange, such Preferred Securities will be canceled and will no longer be deemed to be Outstanding and all rights of the Depositor Affiliate with respect to such Preferred Securities will cease.

(b) In the case of an exchange described in Section 4.9(a), the Property Trustee on behalf of the Trust will, on the date of such exchange, exchange Notes having a principal amount equal to a proportional amount of the aggregate Liquidation Amount of the Outstanding Common Securities, based on the ratio of the aggregate Liquidation Amount of the Preferred Securities exchanged pursuant to Section 4.9(a) divided by the aggregate Liquidation Amount of the Preferred Securities Outstanding immediately prior to such exchange, for such proportional amount of Common Securities held by the Depositor (which contemporaneously shall be canceled and no longer be deemed to be Outstanding); provided that the Depositor delivers or causes to be delivered to the Property Trustee or its designee the required amount of Common Securities to be exchanged by 10:00 A.M. New York time, on the Distribution Date on which such exchange is to occur.

SECTION 4.10.     Calculation Agent.

(a) The Calculation Agent may be removed by the Administrative Trustees at any time. Notwithstanding the foregoing, the Property Trustee shall initially and, subject to the immediately following sentence, for so long as it holds any of the Notes, be the Calculation Agent for purposes of determining LIBOR for each Distribution Date. If the Calculation Agent is unable or unwilling to act as such or is removed by the Administrative Trustees, the Administrative Trustees will promptly appoint as a replacement Calculation Agent the London office of a leading bank which is engaged in transactions in three-month Eurodollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with the Administrative Trustee or its Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed.

(b) The Calculation Agent shall be required to agree that, as soon as possible after 11:00 a.m. (London time) on each LIBOR Determination Date, but in no event later than 11:00 a.m. (London time) on the Business Day immediately following each LIBOR Determination Date, the Calculation Agent will calculate the interest rate (rounded to the nearest cent, with half a cent being rounded upwards) for the related Distribution Date, and will communicate such rate and amount to the Depositor, the Administrative Trustees, the Note Trustee, each Paying Agent and the Depositary. The Calculation Agent will also specify to the Administrative Trustee the quotations upon which the foregoing rates and amounts are based and, in any event, the Calculation Agent shall notify the Administrative Trustees before 5:00 p.m. (London time) on each LIBOR Determination Date that either: (i) it has determined or is in the process of determining the foregoing rates and amounts or (ii) it has not determined and is not in the process of determining the foregoing rates and amounts, together with its reasons therefor. The Calculation Agent's determination of the foregoing rates and amounts for any Distribution Date will (in the absence of manifest error) be final and binding upon all parties. For the sole purpose of calculating the interest rate for the Trust Securities, "Business Day" shall be defined as any day on which dealings in deposits in Dollars are transacted in the London interbank market.

SECTION 4.11.     Certain Accounting Matters.

(a) At all times during the existence of the Trust, the Administrative Trustees shall keep, or cause to be kept at the principal office of the Trust in the United States, as defined for purposes of Treasury Regulations section 301.7701-7, full books of account, records and supporting documents, which shall reflect in reasonable detail each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied.

(b) The Administrative Trustees shall either (i) if the Depositor is then subject to such reporting requirements, cause each Form 10-K and Form 10-Q prepared by the Depositor and filed with the Commission in accordance with the Exchange Act to be delivered to each Holder, with a copy to the Property Trustee, within thirty (30) days after the filing thereof or (ii) cause to be prepared at the principal office of the Trust in the United States, as defined for purposes of Treasury Regulations section 301.7701-7, and delivered to each of the Holders, with a copy to the Property Trustee, within ninety (90) days after the end of each Fiscal Year, annual financial statements of the Trust, including a balance sheet of the Trust as of the end of such Fiscal Year, and the related statements of income or loss.

(c) If the Depositor intends to file its annual and quarterly information with the Commission in electronic form pursuant to Regulation S-T of the Commission using the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, the Administrative Trustees shall notify the Property Trustee in the manner prescribed herein of each such annual and quarterly filing. The Property Trustee is hereby authorized and directed to access the EDGAR system for purposes of retrieving the financial information so filed. Compliance with the foregoing shall constitute delivery by the Administrative Trustees of its financial statements to the Property Trustee in compliance with the provisions of section 314(a) of the Trust Indenture Act, if applicable. The Property Trustee shall have no duty to search for or obtain any electronic or other filings that the Depositor makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of reports, information and documents to the Property Trustee pursuant to this Section 4.11(c) shall be solely for purposes of compliance with this Section 4.11 and, if applicable, with Section 314(a) of the Trust Indenture Act. The Property Trustee's receipt of such reports, information and documents shall not constitute notice to it of the content thereof or any matter determinable from the content thereof, including the Depositor's compliance with any of its covenants hereunder, as to which the Property Trustee is entitled to rely upon Officers' Certificates.

(d) The Trust shall maintain one or more bank accounts in the United States, as defined for purposes of Treasury Regulations section 301.7701-7, in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Notes held by the Property Trustee shall be made directly to the Payment Account and no other funds of the Trust shall be deposited in the Payment Account. The sole signatories for such accounts (including the Payment Account) shall be designated by the Property Trustee.

                                   ARTICLE V.

                                   SECURITIES

SECTION 5.1.      Initial Ownership.

         Upon the creation of the Trust and the contribution by the Depositor referred to in Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are Outstanding, the Depositor shall be the sole beneficial owner of the Trust.

SECTION 5.2.      Authorized Trust Securities.

         The Trust shall be authorized to issue one series of Preferred Securities having an aggregate Liquidation Amount of $30,000,000 and one series of Common Securities having an aggregate Liquidation Amount of $928,000.

SECTION 5.3. Issuance of the Common Securities; Subscription and Purchase of Notes.

         On the Closing Date, an Administrative Trustee, on behalf of the Trust, shall execute and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, evidencing an aggregate of 928 Common Securities having an aggregate Liquidation Amount of Nine Hundred Twenty Eight Thousand Dollars ($928,000), against receipt by the Trust of the aggregate purchase price of such Common Securities of Nine Hundred Twenty Eight Thousand Dollars ($928,000). Contemporaneously therewith and with the sale by the Trust to the Holders of an aggregate of 30,000 Preferred Securities having an aggregate Liquidation Amount of Thirty Million Dollars ($30,000,000), an Administrative Trustee, on behalf of the Trust, shall purchase from the Depositor Notes, to be registered in the name of the Property Trustee on behalf of the Trust and having an aggregate principal amount equal to Thirty Million Nine Hundred Twenty Eight Thousand Dollars ($30,928,000), and, in satisfaction of the purchase price for such Notes, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of Thirty Million Nine Hundred Twenty Eight Thousand Dollars ($30,928,000) (being the aggregate amount paid by the Holders for the Preferred Securities, and the amount paid by the Depositor for the Common Securities).

SECTION 5.4.      The Securities Certificates.

(a) The Preferred Securities Certificates shall be issued in minimum denominations of $100,000 Liquidation Amount and integral multiples of $1,000 in excess thereof, and the Common Securities Certificates shall be issued in minimum denominations of $10,000 Liquidation Amount and integral multiples of $1,000 in excess thereof. The Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee. Securities Certificates bearing the signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign such Securities Certificates on behalf of the Trust shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Securities Certificates or did not have such authority at the date of delivery of such Securities Certificates.

(b) On the Closing Date, upon the written order of an authorized officer of the Depositor, the Administrative Trustees shall cause Securities Certificates to be executed on behalf of the Trust and delivered, without further corporate action by the Depositor, in authorized denominations.

(c) The Preferred Securities issued to QIBs/QPs shall be, except as provided in
Section 5.6, Book-Entry Preferred Securities issued in the form of one or more Global Preferred Securities registered in the name of the Depositary, or its nominee and deposited with the Depositary or a custodian for the Depositary for credit by the Depositary to the respective accounts of the Depositary Participants thereof (or such other accounts as they may direct). The Preferred Securities issued to a Person other than a QIB/QP shall be issued in the form of Definitive Preferred Securities Certificates.

(d) A Preferred Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Property Trustee. Such signature shall be conclusive evidence that the Preferred Security has been authenticated under this Trust Agreement. Upon written order of the Trust signed by one Administrative Trustee, the Property Trustee shall authenticate the Preferred Securities for original issue. The Property Trustee may appoint an authenticating agent that is a U.S. Person acceptable to the Trust to authenticate the Preferred Securities. A Common Security need not be so authenticated and shall be valid upon execution by one or more Administrative Trustees. The form of this certificate of authentication can be found in Section 5.13.

SECTION 5.5.      Rights of Holders.

         The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and non-assessable by the Trust. Except as provided in Section 5.11(b), the Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

SECTION 5.6.      Book-Entry Preferred Securities.

(a) A Global Preferred Security may be exchanged, in whole or in part, for Definitive Preferred Securities Certificates registered in the names of the Owners only if such exchange complies with Section 5.7 and (i) the Depositary advises the Administrative Trustees and the Property Trustee in writing that the Depositary is no longer willing or able properly to discharge its responsibilities with respect to the Global Preferred Security, and no qualified successor is appointed by the Administrative Trustees within ninety (90) days of receipt of such notice, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act and the Administrative Trustees fail to appoint a qualified successor within ninety (90) days of obtaining knowledge of such event, (iii) the Administrative Trustees at their option advise the Property Trustee in writing that the Trust elects to terminate the book-entry system through the Depositary or (iv) a Note Event of Default has occurred and is continuing. Upon the occurrence of any event specified in clause (i), (ii),
(iii) or (iv) above, the Administrative Trustees shall notify the Depositary and instruct the Depositary to notify all Owners of Book-Entry Preferred Securities, the Delaware Trustee and the Property Trustee of the occurrence of such event and of the availability of the Definitive Preferred Securities Certificates to Owners of the Preferred Securities requesting the same. Upon the issuance of Definitive Preferred Securities Certificates, the Trustees shall recognize the Holders of the Definitive Preferred Securities Certificates as Holders. Notwithstanding the foregoing, if an Owner of a beneficial interest in a Global Preferred Security wishes at any time to transfer an interest in such Global Preferred Security to a Person other than a QIB/QP, such transfer shall be effected, subject to the Applicable Depositary Procedures, in accordance with the provisions of this Section 5.6 and Section 5.7, and the transferee shall receive a Definitive Preferred Securities Certificate in connection with such transfer. A holder of a Definitive Preferred Securities Certificate that is a QIB/QP may, upon request and in accordance with the provisions of this Section
5.6 and Section 5.7, exchange such Definitive Preferred Securities Certificate for a beneficial interest in a Global Preferred Security.

(b) If any Global Preferred Security is to be exchanged for Definitive Preferred Securities Certificates or canceled in part, or if any Definitive Preferred Securities Certificate is to be exchanged in whole or in part for any Global Preferred Security, then either (i) such Global Preferred Security shall be so surrendered for exchange or cancellation as provided in this Article V or (ii) the aggregate Liquidation Amount represented by such Global Preferred Security shall be reduced, subject to Section 5.4, or increased by an amount equal to the Liquidation Amount represented by that portion of the Global Preferred Security to be so exchanged or canceled, or equal to the Liquidation Amount represented by such Definitive Preferred Securities Certificates to be so exchanged for any Global Preferred Security, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Property Trustee, in accordance with the Applicable Depositary Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender to the Administrative Trustees or the Securities Registrar of any Global Preferred Security or Securities by the Depositary, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Preferred Securities Certificates in accordance with the instructions of the Depositary. None of the Securities Registrar or the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

(c) Every Definitive Preferred Securities Certificate executed and delivered upon registration or transfer of, or in exchange for or in lieu of, a Global Preferred Security or any portion thereof shall be executed and delivered in the form of, and shall be, a Global Preferred Security, unless such Definitive Preferred Securities Certificate is registered in the name of a Person other than the Depositary for such Global Preferred Security or a nominee thereof.

(d) The Depositary or its nominee, as registered owner of a Global Preferred Security, shall be the Holder of such Global Preferred Security for all purposes under this Trust Agreement and the Global Preferred Security, and Owners with respect to a Global Preferred Security shall hold such interests pursuant to the Applicable Depositary Procedures. The Securities Registrar and the Trustees shall be entitled to deal with the Depositary for all purposes of this Trust Agreement relating to the Global Preferred Securities (including the payment of the Liquidation Amount of and Distributions on the Book-Entry Preferred Securities represented thereby and the giving of instructions or directions by Owners of Book-Entry Preferred Securities represented thereby and the giving of notices) as the sole Holder of the Book-Entry Preferred Securities represented thereby and shall have no obligations to the Owners thereof. None of the Trustees nor the Securities Registrar shall have any liability in respect of any transfers effected by the Depositary.

(e) The rights of the Owners of the Book-Entry Preferred Securities shall be exercised only through the Depositary and shall be limited to those established by law, the Applicable Depositary Procedures and agreements between such Owners and the Depositary and/or the Depositary Participants; provided that solely for the purpose of determining whether the Holders of the requisite amount of Preferred Securities have voted on any matter provided for in this Trust Agreement, to the extent that Preferred Securities are represented by a Global Preferred Security, the Trustees may conclusively rely on, and shall be fully protected in relying on, any written instrument (including a proxy) delivered to the Property Trustee by the Depositary setting forth the Owners' votes or assigning the right to vote on any matter to any other Persons either in whole or in part. To the extent that Preferred Securities are represented by a Global Preferred Security, the initial Depositary will make book-entry transfers among the Depositary Participants and receive and transmit payments on the Preferred Securities that are represented by a Global Preferred Security to such Depositary Participants, and none of the Depositor or the Trustees shall have any responsibility or obligation with respect thereto.

(f) To the extent that a notice or other communication to the Holders is required under this Trust Agreement, for so long as Preferred Securities are represented by a Global Preferred Security, the Trustees shall give all such notices and communications to the Depositary, and shall have no obligations to the Owners.

SECTION 5.7. Registration of Transfer and Exchange of Preferred Securities Certificates.

(a) The Property Trustee shall keep or cause to be kept, at the Corporate Trust Office, a register or registers (the "Securities Register") in which the registrar and transfer agent with respect to the Trust Securities (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. The Person acting as the Property Trustee shall at all times also be the Securities Registrar. The provisions of Article VIII shall apply to the Property Trustee in its role as Securities Registrar.

(b) Subject to Section 5.7(d), upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.7(f), the Administrative Trustees or any one of them shall execute by manual or facsimile signature and deliver to the Property Trustee, and the Property Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount as may be required by this Trust Agreement dated the date of execution by such Administrative Trustee or Trustees. At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificate to be exchanged at the office or agency maintained pursuant to Section 5.7(f). Whenever any Preferred Securities Certificates are so surrendered for exchange, the Administrative Trustees or any one of them shall execute by manual or facsimile signature and deliver to the Property Trustee, and the Property Trustee shall authenticate and deliver, the Preferred Securities Certificates that the Holder making the exchange is entitled to receive.

(c) The Securities Registrar shall not be required, (i) to issue, register the transfer of or exchange any Preferred Security during a period beginning at the opening of business fifteen (15) days before the day of selection for redemption of such Preferred Securities pursuant to Article IV and ending at the close of business on the day of mailing of the notice of redemption or (ii) to register the transfer of or exchange any Preferred Security so selected for redemption in whole or in part, except, in the case of any such Preferred Security to be redeemed in part, any portion thereof not to be redeemed.

(d) Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Securities Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing and accompanied by a certificate of the transferee substantially in the form set forth as Exhibit E hereto.

(e) No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Property Trustee on behalf of the Trust may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

(f) The Administrative Trustees shall designate an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and initially designate the Corporate Trust Office as its office and agency for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor, the Property Trustee and to the Holders of any change in the location of any such office or agency.

(g) The Preferred Securities may only be transferred to a "Qualified Purchaser" as such term is defined in section 2(a)(51) of the Investment Company Act.

(h) Neither the Trustee nor the Securities Registrar shall be responsible for ascertaining whether any transfer hereunder complies with the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code or the Investment Company Act; provided that if a certificate is specifically required by the express terms of this Section 5.7 to be delivered to the Trustee or the Securities Registrar by a Holder or transferee of a Security, the Trustee and the Securities Registrar shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the requirements of this Trust Agreement and shall promptly notify the party delivering the same if such certificate does not comply with such terms.

SECTION 5.8.      Mutilated, Destroyed, Lost or Stolen Securities Certificates.

(a) If any mutilated Securities Certificate shall be surrendered to the Securities Registrar together with such security or indemnity as may be required by the Securities Registrar to save each of the Trustees harmless, the Administrative Trustees, or any one of them, on behalf of the Trust, shall execute and make available for delivery and, with respect to Preferred Securities, the Property Trustee shall authenticate, in exchange therefor a new Securities Certificate of like class, tenor and denomination.

(b) If the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Securities Certificate and there shall be delivered to the Securities Registrar such security or indemnity as may be required by it to save each of the Trustees harmless, then in the absence of notice that such Securities Certificate shall have been acquired by a protected purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust, shall execute and make available for delivery, and, with respect to Preferred Securities, the Property Trustee shall authenticate, in exchange for or in lieu of any such destroyed, lost or stolen Securities Certificate, a new Securities Certificate of like class, tenor and denomination.

(c) In connection with the issuance of any new Securities Certificate under this
Section 5.8, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(d) Any duplicate Securities Certificate issued pursuant to this Section 5.8 shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust corresponding to that evidenced by the mutilated, lost, stolen or destroyed Securities Certificate, as if originally issued, whether or not the lost, stolen or destroyed Securities Certificate shall be found at any time.

(e) If any such mutilated, destroyed, lost or stolen Securities Certificate has become or is about to become due and payable, the Depositor in its discretion may provide the Property Trustee or Paying Agent, as applicable, with the funds to pay such Trust Security and upon receipt of such funds, the Property Trustee or Paying Agent, as applicable, shall pay such Trust Security instead of issuing a new Securities Certificate.

(f) The provisions of this Section 5.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Securities Certificates.

SECTION 5.9.      Persons Deemed Holders.

         The Trustees and the Securities Registrar shall each treat the Person in whose name any Securities Certificate shall be registered in the Securities Register as the owner of such Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Trustees and the Securities Registrar shall be bound by any notice to the contrary.

SECTION 5.10.     Cancellation.

         All Preferred Securities Certificates surrendered for registration of transfer or exchange or for payment shall, if surrendered to any Person other than the Property Trustee, be delivered to the Property Trustee, and any such Preferred Securities Certificates and Preferred Securities Certificates surrendered directly to the Property Trustee for any such purpose shall be promptly canceled by it. The Administrative Trustees may at any time deliver to the Property Trustee for cancellation any Preferred Securities Certificates previously delivered hereunder that the Administrative Trustees may have acquired in any manner whatsoever, and all Preferred Securities Certificates so delivered shall be promptly canceled by the Property Trustee. No Preferred Securities Certificates shall be executed and delivered in lieu of or in exchange for any Preferred Securities Certificates canceled as provided in this
Section 5.10, except as expressly permitted by this Trust Agreement. All canceled Preferred Securities Certificates shall be retained by the Property Trustee in accordance with its customary practices.

SECTION 5.11.     Ownership of Common Securities by Depositor.

(a) On the Closing Date, the Depositor shall acquire, and thereafter shall retain, beneficial and record ownership of the Common Securities. Neither the Depositor nor any successor Holder of the Common Securities may transfer less than all the Common Securities, and the Depositor or any such successor Holder may transfer the Common Securities only (i) in connection with a consolidation or merger of the Depositor into another Person, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person (in which event such Common Securities will be transferred to such surviving entity, transferee or lessee, as the case may be), pursuant to Section
8.1 of the Indenture or (ii) to the Depositor or an Affiliate of the Depositor, in each such case in compliance with applicable law (including the Securities Act, and applicable state securities and blue sky laws). To the fullest extent permitted by law, any attempted transfer of the Common Securities other than as set forth in the immediately preceding sentence shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating substantially "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT."

(b) Any Holder of the Common Securities shall be liable for the debts and obligations of the Trust in the manner and to the extent set forth with respect to the Depositor and agrees that it shall be subject to all liabilities to which the Depositor may be subject and, prior to becoming such a Holder, shall deliver to the Administrative Trustees an instrument of assumption satisfactory to such Trustees.

SECTION 5.12.     Restricted Legends.

(a) Each Preferred Security Certificate shall bear a legend in substantially the following form:

         "[IF THIS SECURITY IS A GLOBAL SECURITY INSERT: THIS PREFERRED SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT, AND NO TRANSFER OF THIS PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS PREFERRED SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO BRT REALTY TRUST STATUTORY TRUST II OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         THE PREFERRED SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH PREFERRED SECURITIES OR ANY INTEREST THEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF ANY PREFERRED SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF THE PREFERRED SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
         SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT.

         THE HOLDER OF THE PREFERRED SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE TRUST AND THE DEPOSITOR THAT (A) SUCH PREFERRED SECURITIES MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE TRUST OR (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED PURCHASER" (AS DEFINED IN SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED), AND (B) THE HOLDER WILL NOTIFY ANY PURCHASER OF ANY PREFERRED SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         THE PREFERRED SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY ATTEMPTED TRANSFER OF PREFERRED SECURITIES, OR ANY INTEREST THEREIN, IN A BLOCK HAVING AN AGGREGATE LIQUIDATION AMOUNT OF LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH PREFERRED SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PRINCIPAL OF OR INTEREST ON SUCH PREFERRED SECURITIES, OR ANY INTEREST THEREIN, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH PREFERRED SECURITIES.

         THE HOLDER OF THIS SECURITY, OR ANY INTEREST THEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS PREFERRED SECURITY OR ANY INTEREST THEREIN. ANY PURCHASER OR HOLDER OF THE PREFERRED SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE."

(b) The above legend shall not be removed from any of the Preferred Securities Certificates unless there is delivered to the Property Trustee and the Depositor satisfactory evidence, which may include an opinion of counsel, as may be reasonably required to ensure that any future transfers thereof may be made without restriction under the provisions of the Securities Act and other applicable law. Upon provision of such satisfactory evidence, one or more of the Administrative Trustees on behalf of the Trust shall execute and deliver to the Property Trustee, and the Property Trustee shall deliver, at the written direction of the Administrative Trustees and the Depositor, Preferred Securities Certificates that do not bear the legend.

SECTION 5.13.     Form of Certificate of Authentication.

                  The Property Trustee's certificate of authentication shall be in substantially the following form:

                  This is one of the Preferred Securities referred to in the within-mentioned Trust Agreement.

Dated: JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Property Trustee


                            By:
                               ---------------------------------
                               Authorized signatory

                                  ARTICLE VI.

                        MEETINGS; VOTING; ACTS OF HOLDERS

SECTION 6.1.      Notice of Meetings.

         Notice of all meetings of the Holders of the Preferred Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Holder of Preferred Securities, at such Holder's registered address, at least fifteen (15) days and not more than ninety (90) days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

SECTION 6.2.      Meetings of Holders of the Preferred Securities.

(a) No annual meeting of Holders is required to be held. The Property Trustee, however, shall call a meeting of the Holders of the Preferred Securities to vote on any matter upon the written request of the Holders of at least twenty five percent (25%) in aggregate Liquidation Amount of the Outstanding Preferred Securities and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of the Holders of the Preferred Securities to vote on any matters as to which such Holders are entitled to vote.

(b) The Holders of at least a Majority in Liquidation Amount of the Preferred Securities, present in person or by proxy, shall constitute a quorum at any meeting of the Holders of the Preferred Securities.

(c) If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding Preferred Securities representing at least a Majority in Liquidation Amount of the Preferred Securities held by the Holders present, either in person or by proxy, at such meeting shall constitute the action of the Holders of the Preferred Securities, unless this Trust Agreement requires a lesser or greater number of affirmative votes.

SECTION 6.3.      Voting Rights.

         Holders shall be entitled to one vote for each $10,000 of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.

SECTION 6.4.      Proxies, Etc.

         At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

SECTION 6.5.      Holder Action by Written Consent.

         Any action that may be taken by Holders at a meeting may be taken without a meeting and without prior notice if Holders holding at least a Majority in Liquidation Amount of all Preferred Securities entitled to vote in respect of such action (or such lesser or greater proportion thereof as shall be required by any other provision of this Trust Agreement) shall consent to the action in writing; provided that notice of such action is promptly provided to the Holders of Preferred Securities that did not consent to such action. Any action that may be taken by the Holders of all the Common Securities may be taken without a meeting and without prior notice if such Holders shall consent to the action in writing.

SECTION 6.6.      Record Date for Voting and Other Purposes.

         Except as provided in Section 6.10(a), for the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or to act by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than ninety (90) days prior to the date of any meeting of Holders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

SECTION 6.7.      Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent thereof duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and conclusive in favor of the Trustees, if made in the manner provided in this Section 6.7.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that any Trustee receiving the same deems sufficient.

(c) The ownership of Trust Securities shall be proved by the Securities
Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees, the Administrative Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

(e) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

(f) If any dispute shall arise among the Holders or the Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, notice, consent, waiver or other Act of such Holder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

SECTION 6.8.      Inspection of Records.

         Upon reasonable written notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by any Holder during normal business hours for any purpose reasonably related to such Holder's interest as a Holder.

SECTION 6.9.      Limitations on Voting Rights.

(a) Except as expressly provided in this Trust Agreement and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

(b) So long as any Notes are held by the Property Trustee on behalf of the Trust, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee, or exercise any trust or power conferred on the Property Trustee with respect to the Notes, (ii) waive any past default that may be waived under Section 5.13 of the Indenture or waive compliance with any covenant or condition under Section
10.7 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Notes shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Notes, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities; provided that where a consent under the Indenture would require the consent of each holder of Notes (or each Holder of Preferred Securities) affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities, except by a subsequent vote of the Holders of the Preferred Securities. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Property Trustee shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Trust to be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes.

(c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes.

SECTION 6.10. Acceleration of Maturity; Rescission of Annulment; Waivers of Past Defaults.

(a) For so long as any Preferred Securities remain Outstanding, if, upon a Note Event of Default, the Note Trustee fails or the holders of not less than twenty five percent (25%) in principal amount of the outstanding Notes fail to declare the principal of all of the Notes to be immediately due and payable, the Holders of at least twenty five percent (25%) in Liquidation Amount of the Preferred Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Property Trustee, the Depositor and the Note Trustee. At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Note Trustee as provided in the Indenture, the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, by written notice to the Property Trustee, the Depositor and the Note Trustee, may rescind and annul such declaration and its consequences if:

(i) the Depositor has paid or deposited with the Note Trustee a sum sufficient to pay:

(A)      all overdue installments of interest on all of the Notes; and

(B)      any accrued Additional Interest on all of the Notes; and

(C) the principal of and premium, if any, on any Notes that have become due otherwise than by such declaration of acceleration and interest and Additional Interest thereon at the rate borne by the Notes; and

(D) all sums paid or advanced by the Note Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Note Trustee, the Property Trustee and their agents and counsel; and

(ii) all Note Events of Default, other than the non-payment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

         Upon receipt by the Property Trustee of written notice requesting such an acceleration, or rescission and annulment thereof, by Holders of any part of the Preferred Securities, a record date shall be established for determining Holders of Outstanding Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day that is ninety (90) days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such ninety (90)-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 6.10(a).

(b) For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Note Event of Default specified in paragraph (a) or (b) of
Section 5.1 of the Indenture, any Holder of Preferred Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to
Section 5.8 of the Indenture, for enforcement of payment to such Holder of any amounts payable in respect of Notes having an aggregate principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such Holder. Except as set forth in Section 6.10(a) and this Section 6.10(b), the Holders of Preferred Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Notes.

(c) Notwithstanding paragraphs (a) and (b) of this Section 6.10, the Holders of at least a Majority in Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any Note Event of Default, except any Note Event of Default arising from the failure to pay any principal of or premium, if any, or interest (including any Additional Interest) on the Notes (unless such Note Event of Default has been cured and a sum sufficient to pay all matured installments of interest and all principal and premium, if any, on all Notes due otherwise than by acceleration has been deposited with the Note Trustee) or a Note Event of Default in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note. Upon any such waiver, such Note Event of Default shall cease to exist and any Note Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall affect any subsequent Note Event of Default or impair any right consequent thereon.

(d) Notwithstanding paragraphs (a) and (b) of this Section 6.10, the Holders of at least a Majority in Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

(e) The Holders of a Majority in Liquidation Amount of the Preferred Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee in respect of this Trust Agreement or the Notes or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement; provided that, subject to Section
8.5 and Section 8.7, the Property Trustee shall have the right to decline to follow any such direction if the Property Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Property Trustee in good faith shall, by an officer or officers of the Property Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Holders not party to such direction, and provided, further, that nothing in this Trust Agreement shall impair the right of the Property Trustee to take any action deemed proper by the Property Trustee and which is not inconsistent with such direction.

                                  ARTICLE VII.

                         REPRESENTATIONS AND WARRANTIES

SECTION 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee.

         The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Holders that:

(a) the Property Trustee is a national banking association, duly organized and validly existing under the laws of the United States of America;

(b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

(c) the Delaware Trustee is a national banking association, duly formed and validly existing under the laws of the United States;

(d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

(e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the legal, valid and binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity;

(f) the execution, delivery and performance of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and do not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not
         (i) violate the Restated Organization Certificate or Articles of Association, as applicable, or By-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any applicable law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

(g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing law of the United States or the State of Delaware governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee, as the case may be; and

(h) to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, there are no proceedings pending or threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal that, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

SECTION 7.2.      Representations and Warranties of Depositor.

         The Depositor hereby represents and warrants for the benefit of the Holders and the Trustees that:

(a) the Depositor is a business trust duly organized, validly existing and in good standing under the laws of its state of its organization;

(b) the Depositor has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

(c) this Trust Agreement has been duly authorized, executed and delivered by the Depositor and constitutes the legal, valid and binding agreement of the Depositor enforceable against the Depositor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

(d) the Securities Certificates issued at the Closing Date on behalf of the Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the applicable Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Holders will be, as of such date, entitled to the benefits of this Trust Agreement;

(e) the execution, delivery and performance of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Depositor and do not require any approval of stockholders of the Depositor and such execution, delivery and performance will not
         (i) violate the declaration of trust (or other organizational documents) of the Depositor or (ii) violate any applicable law, governmental rule or regulation governing the Depositor or any material portion of its property or any order, judgment or decree applicable to the Depositor or any material portion of its property;

(f) neither the authorization, execution or delivery by the Depositor of this Trust Agreement nor the consummation of any of the transactions by the Depositor contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing law governing the Depositor or any material portion of its property; and

(g) there are no proceedings pending or, to the best of the Depositor's knowledge, threatened against or affecting the Depositor or any material portion of its property in any court or before any governmental authority, agency or arbitration board or tribunal that, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Depositor, as the case may be, to enter into or perform its obligations under this Trust Agreement.

                                 ARTICLE VIII.

                                  THE TRUSTEES

SECTION 8.1.      Number of Trustees.

         The number of Trustees shall be five (5); provided that the Property Trustee and the Delaware Trustee may be the same Person, in which case the number of Trustees shall be four (4). The number of Trustees may be increased or decreased by Act of the Holder of the Common Securities subject to Section 8.2,
Section 8.3, and Section 8.4. The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul, dissolve or terminate the Trust.

SECTION 8.2.      Property Trustee Required.

         There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a corporation organized and doing business under the laws of the United States or of any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of at least fifty million dollars ($50,000,000), subject to supervision or examination by federal or state authority and having an office within the United States. If any such Person publishes reports of condition at least annually pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 8.2, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee shall cease to be eligible in accordance with the provisions of this Section 8.2, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

SECTION 8.3.      Delaware Trustee Required.

(a) If required by the Delaware Statutory Trust Act, there shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity that has its principal place of business in the State of Delaware, otherwise meets the requirements of applicable Delaware law and shall act through one or more persons authorized to bind such entity. If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 8.3, it shall resign immediately in the manner and with the effect hereinafter specified in this
Article VIII. The Delaware Trustee shall have the same rights, privileges and immunities as the Property Trustee.

(b) The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the trustees of the Trust for the sole and limited purpose of fulfilling the requirements of section 3807 of the Delaware Statutory Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Statutory Trust Act. The duties (including fiduciary duties), liabilities and obligations of the Delaware Trustee shall be limited to
(a) accepting legal process served on the Trust in the State of Delaware and (b) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware that the Delaware Trustee is required to execute under section 3811 of the Delaware Statutory Trust Act and there shall be no other duties (including fiduciary duties) or obligations, express or implied, at law or in equity, of the Delaware Trustee.

SECTION 8.4.      Appointment of Administrative Trustees.

(a) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity. Each of the individuals identified as an "Administrative Trustee" in the preamble of this Trust Agreement hereby accepts his or her appointment as such.

(b) Except where a requirement for action by a specific number of Administrative Trustees is expressly set forth in this Trust Agreement, any act required or permitted to be taken by, and any power of the Administrative Trustees may be exercised by, or with the consent of, any one such Administrative Trustee. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.11, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Trust Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

SECTION 8.5.      Duties and Responsibilities of the Trustees.

(a) The rights, immunities, duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and there shall be no other duties (including fiduciary duties) or obligations, express or implied, at law or in equity, of the Trustees; provided, however, that if an Event of Default known to the Property Trustee has occurred and is continuing, the Property Trustee shall, prior to the receipt of directions, if any, from the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Notwithstanding the foregoing, no provision of this Trust Agreement shall require any of the Trustees to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its or their rights or powers, if it or they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section 8.5. Nothing in this Trust Agreement shall be construed to release any Administrative Trustee from liability for his or her own negligent action, negligent failure to act; or his or her own willful misconduct. To the extent that, at law or in equity, a Trustee has duties and liabilities relating to the Trust or to the Holders, such Trustee shall not be liable to the Trust or to any Holder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Trustees.

(b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.5(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement.

(c) No provisions of this Trust Agreement shall be construed to relieve the Property Trustee from liability with respect to matters that are within the authority of the Property Trustee under this Trust Agreement for its own negligent action, negligent failure to act or willful misconduct, except that:

(i) the Property Trustee shall not be liable for any error or judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

(ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities;

(iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Notes and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement;

(iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section
         3.1 and except to the extent otherwise required by law; and

(v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of any other Trustee or the Depositor.

SECTION 8.6.      Notices of Defaults and Extensions.

(a) Within ninety (90) days after the occurrence of a default actually known to the Property Trustee, the Property Trustee shall transmit notice of such default to the Holders, the Administrative Trustees and the Depositor, unless such default shall have been cured or waived. For the purpose of this Section 8.6, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

(b) The Property Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer of the Property Trustee shall have actual knowledge or (ii) the Property Trustee shall have received written notice thereof from the Depositor, an Administrative Trustee or a Holder.

(c) The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received with respect to the Notes.

SECTION 8.7.      Certain Rights of Property Trustee.

         Subject to the provisions of Section 8.5:
                                      -----------

(a) the Property Trustee may conclusively rely and shall be protected in acting or refraining from acting in good faith and in accordance with the terms hereof upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action,
         (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds a provision ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of the Preferred Securities are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting the Depositor's written instruction as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided that if the Property Trustee does not receive such instructions of the Depositor within ten (10) Business Days after it has delivered such notice or such reasonably shorter period of time set forth in such notice, the Property Trustee may, but shall be under no duty to, take such action, or refrain from taking such action, as the Property Trustee shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own negligence, bad faith or willful misconduct;

(c) any direction or act of the Depositor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise expressly provided herein;

(d) any direction or act of an Administrative Trustee contemplated by this Trust Agreement shall be sufficiently evidenced by a certificate executed by such Administrative Trustee and setting forth such direction or act;

(e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any re-recording, re-filing or re-registration thereof;

(f) the Property Trustee may consult with counsel (which counsel may be counsel to the Property Trustee, the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

(g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction, including reasonable advances as may be requested by the Property Trustee; provided, however, that nothing contained in this
         Section 8.7(g) shall be construed to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Agreement; provided, further, that nothing contained in this Section 8.7(g) shall prevent the Property Trustee from exercising its rights under Section
         8.11 hereof;

(h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Property Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Depositor, personally or by agent or attorney;

(i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents, attorneys, custodians or nominees and the Property Trustee shall not be responsible for any negligence or misconduct on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

(j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right hereunder, the Property Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under this Trust Agreement in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (iii) shall be protected in acting in accordance with such instructions;

(k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement;

(l) without prejudice to any other rights available to the Property Trustee under applicable law, when the Property Trustee incurs expenses or renders services in connection with a Bankruptcy Event, such expenses (including legal fees and expenses of its agents and counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally; and

(m) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely on an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor.

         No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which such Person shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation.

SECTION 8.8.      Delegation of Power.

         Any Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 its, his or her power for the purpose of executing any documents contemplated in Section 2.5. The Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement.

SECTION 8.9.      May Hold Securities.

         Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and except as provided in the definition of the term "Outstanding" in
Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

SECTION 8.10.     Compensation; Reimbursement; Indemnity.

         The Depositor agrees:

(a) to pay to the Trustees from time to time such reasonable compensation for all services rendered by them hereunder as may be agreed by the Depositor and the Trustees from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to their gross negligence, bad faith or willful misconduct; and

(c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Trustee, (ii) any Affiliate of any Trustee,
         (iii) any officer, director, shareholder, employee, representative or agent of any Trustee or any Affiliate of any Trustee and (iv) any employee or agent of the Trust (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax (other than income, franchise or other taxes imposed on amounts paid pursuant to
         Section 8.10(a) or Section 8.10(b)), penalty, expense or claim of any kind or nature whatsoever incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Trust hereunder, including the advancement of funds to cover the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The Trust shall have no payment, reimbursement or indemnity obligations to the Trustees under this Section 8.10. The provisions of this Section 8.10 shall survive the termination of this Trust Agreement and the earlier removal or resignation of any Trustee.

         No Trustee may claim any Lien on any Trust Property whether before or after termination of the Trust as a result of any amount due pursuant to this
Section 8.10.

         To the fullest extent permitted by law, in no event shall the Property Trustee and the Delaware Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

         In no event shall the Property Trustee and the Delaware Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Trust Agreement.

SECTION 8.11.     Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of any Trustee and no appointment of a successor Trustee pursuant to this Article VIII shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.12.

(b) A Trustee may resign at any time by giving written notice thereof to the Depositor and, in the case of the Property Trustee and the Delaware Trustee, to the Holders.

(c) Unless an Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed (with or without cause) at any time by Act of the Holder of Common Securities. If an Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed (with or without cause) at such time by Act of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, delivered to the removed Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed (with or without cause) only by Act of the Holder of the Common Securities at any time.

(d) If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any reason, at a time when no Event of Default shall have occurred and be continuing, the Holder of the Common Securities, by Act of the Holder of the Common Securities, shall promptly appoint a successor Trustee or Trustees, and such successor Trustee and the retiring Trustee shall comply with the applicable requirements of Section 8.12. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when an Event of Default shall have occurred and be continuing, the Holders of the Preferred Securities, by Act of the Holders of a Majority in Liquidation Amount of the Preferred Securities, shall promptly appoint a successor Property Trustee or Delaware Trustee, and such successor Property Trustee or Delaware Trustee and the retiring Property Trustee or Delaware Trustee shall comply with the applicable requirements of Section 8.12. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when an Event of Default shall have occurred and be continuing, the Holder of the Common Securities by Act of the Holder of Common Securities shall promptly appoint a successor Administrative Trustee and such successor Administrative Trustee and the retiring Administrative Trustee shall comply with the applicable requirements of Section 8.12. If no successor Trustee shall have been so appointed by the Holder of the Common Securities or Holders of the Preferred Securities, as the case may be, and accepted appointment in the manner required by Section 8.12 within thirty (30) days after the giving of a notice of resignation by a Trustee, the removal of a Trustee, or a Trustee becoming incapable of acting as such Trustee, any Holder who has been a Holder of Preferred Securities for at least six (6) months may, on behalf of himself and all others similarly situated, and any resigning Trustee may, in each case, at the expense of the Depositor, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) The Depositor shall give notice of each resignation and each removal of the Property Trustee or the Delaware Trustee and each appointment of a successor Property Trustee or Delaware Trustee to all Holders in the manner provided in
Section 10.8. Each notice shall include the name of the successor Property Trustee or Delaware Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

(f) Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Holder of Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (i) the unanimous act of the remaining Administrative Trustees if there are at least two of them or (ii) otherwise by the Holder of the Common Securities (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees or Delaware Trustee, as the case may be, set forth in Section 8.3 and
Section 8.4).

(g) Upon the appointment of a successor Delaware Trustee, such successor Delaware Trustee shall file a Certificate of Amendment to the Certificate of Trust in accordance with section 3810 of the Delaware Statutory Trust Act.

SECTION 8.12.     Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee, each successor Trustee shall execute and deliver to the Depositor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Trust or any successor Trustee such retiring Trustee shall, upon payment of its charges, duly assign, transfer and deliver to such successor Trustee all Trust Property, all proceeds thereof and money held by such retiring Trustee hereunder with respect to the Trust Securities and the Trust.

(b) Upon request of any such successor Trustee, the Trust (or the retiring Trustee if requested by the Depositor) shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

(c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this
Article VIII.

SECTION 8.13.     Merger, Conversion, Consolidation or Succession to Business.

         Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person shall be otherwise qualified and eligible under this Article VIII.

SECTION 8.14. Not Responsible for Recitals, Issuance of Securities or Representations.

The recitals contained herein and in the Securities Certificates shall be taken as the statements of the Trust and the Depositor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the title to, or value or condition of, the property of the Trust or any part thereof, nor as to the validity or sufficiency of this Trust Agreement, the Notes or the Trust Securities. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Notes. It is expressly understood and agreed by the parties hereto that insofar as any document, agreement or certificate is executed on behalf of the Trust by any Trustee (i) such document, agreement or certificate is executed and delivered by such Trustee, not in its individual capacity but solely as Trustee under this Trust Agreement in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements made on the part of the Trust is made and intended not as representations, warranties, covenants, undertakings and agreements by any Trustee in its individual capacity but is made and intended for the purpose of binding only the Trust and (iii) under no circumstances shall any Trustee in its individual capacity be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Trust Agreement or any other document, agreement or certificate.


SECTION 8.15.     Property Trustee May File Proofs of Claim.

(a) In case of any Bankruptcy Event (or event that with the passage of time would become a Bankruptcy Event) relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee first any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

(b) Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 8.16.     Reports to the Property Trustee.

(a) The Depositor and the Administrative Trustees shall deliver to the Property Trustee, not later than forty five (45) days after the end of each of the first three fiscal quarters of the Depositor and not later than ninety (90) days after the end of each fiscal year of the Trust ending after the date of this Trust Agreement, an Officers' Certificate covering the preceding fiscal year, stating whether or not to the knowledge of the signers thereof the Depositor and the Trust are in default in the performance or observance of any of the terms, provisions and conditions of this Trust Agreement (without regard to any period of grace or requirement of notice provided hereunder) and, if the Depositor or the Trust shall be in default, specifying all such defaults and the nature and status thereof of which they have knowledge.

(b) The Depositor shall furnish (i) to the Property Trustee; (ii) Taberna Capital Management, LLC (at 450 Park Avenue, New York, New York 10022,
Attention: Thomas Bogal or such other address as designated by Taberna Capital Management, LLC); and (iii) any Owner of the Preferred Securities reasonably identified to the Depositor and the Trust (which identification may be made either by such Owner or by Taberna Capital Management, LLC) a duly completed and executed certificate substantively and substantially in the form attached hereto as Exhibit F, including the financial statements referenced in such Exhibit, which certificate and financial statements shall be so furnished by the Depositor not later than forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Depositor and not later than ninety (90) days after the end of each fiscal year of the Depositor.

         The Property Trustee shall obtain all reports, certificate and information, which it is entitled to obtain under each of the Operative Documents.

                                  ARTICLE IX.

                       TERMINATION, LIQUIDATION AND MERGER

SECTION 9.1.      Dissolution Upon Expiration Date.

         Unless earlier dissolved, the Trust shall automatically dissolve on April 30, 2041 (the "Expiration Date"), and the Trust Property shall be liquidated in accordance with Section 9.4.

SECTION 9.2.      Early Termination.

         The first to occur of any of the following events is an "Early Termination Event", upon the occurrence of which the Trust shall be dissolved:

(a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor, in its capacity as the Holder of the Common Securities, unless the Depositor shall have transferred the Common Securities as provided by Section 5.11, in which case this provision shall refer instead to any such successor Holder of the Common Securities;

(b) the written direction to the Property Trustee from the Holder of the Common Securities at any time to dissolve the Trust and, after satisfaction of any liabilities of the Trust as required by applicable law, to distribute the Notes to Holders in exchange for the Preferred Securities (which direction is optional and wholly within the discretion of the Holder of the Common Securities);

(c) the redemption of all of the Preferred Securities in connection with the payment at maturity or redemption of all the Notes; and

(d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

SECTION 9.3.      Termination.

(a) The respective obligations and responsibilities of the Trustees and the Trust shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders of all amounts required to be distributed hereunder upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2; (b) the satisfaction of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Holders.

(b) As soon as practicable thereafter, and after satisfaction of liabilities to creditors of the Trust as required by applicable law, including section 3808 of the Delaware Statutory Trust Act, the Delaware Trustee, when notified in writing of the completion of the winding up of the Trust in accordance with the Delaware Statutory Trust Act, shall terminate the Trust by filing, at the expense of the Depositor, a certificate of cancellation with the Secretary of State of the State of Delaware.

SECTION 9.4.      Liquidation.

(a) If an Early Termination Event specified in Section 9.2(a), Section 9.2(b) or Section 9.2(d) occurs or upon the Expiration Date, the Trust shall be liquidated by the Property Trustee as expeditiously as the Property Trustee shall determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Holder a Like Amount of Notes, subject to
         Section 9.4(d). Notice of liquidation shall be given by the Property Trustee not less than thirty (30) nor more than sixty (60) days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All such notices of liquidation shall:

(i)      state the Liquidation Date;

(ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and (subject to Section 9.4(d)) any Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Notes; and

(iii) provide such information with respect to the mechanics by which Holders may exchange Securities Certificates for Notes, or if Section 9.4(d) applies, receive a Liquidation Distribution, as the Property Trustee shall deem appropriate.

(b) Except where Section 9.2(c) or Section 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Notes to Holders, the Property Trustee, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish a record date for such distribution (which shall not be more than forty five (45) days prior to the Liquidation Date nor prior to the date on which notice of such liquidation is given to the Holders) and establish such procedures as it shall deem appropriate to effect the distribution of Notes in exchange for the Outstanding Securities Certificates.

(c) Except where Section 9.2(c) or Section 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Notes will be issued to Holders of Securities Certificates, upon surrender of such Certificates to the exchange agent for exchange, (iii) the Depositor shall use its best efforts to have the Notes listed on the New York Stock Exchange or on such other exchange, interdealer quotation system or self-regulatory organization on which the Preferred Securities are then listed, if any, (iv) Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Notes bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Securities Certificates with respect to such Notes) and
         (v) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Notes upon surrender of Securities Certificates.

(d) Notwithstanding the other provisions of this Section 9.4, if distribution of the Notes in the manner provided herein is determined by the Property Trustee not to be permitted or practical, the Trust Property shall be liquidated, and the Trust shall be wound up by the Property Trustee in such manner as the Property Trustee determines. In such event, Holders will be entitled to receive out of the assets of the Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such winding up the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such winding up pro rata (based upon Liquidation Amounts) with Holders of all Trust Securities, except that, if an Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities as provided in Section 4.3.

SECTION 9.5.    Mergers, Consolidations, Amalgamations or Replacements of Trust.

         The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person except pursuant to this Article IX. At the request of the Holders of the Common Securities, without the consent of the Holders of the Preferred Securities, the Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided that:

(a) such successor entity either (i) expressly assumes all of the obligations of the Trust under this Trust Agreement with respect to the Preferred Securities or (ii) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (such other Securities, the "Successor Securities") so long as the Successor Securities have the same priority as the Preferred Securities with respect to distributions and payments upon liquidation, redemption and otherwise;

(b) a trustee of such successor entity possessing substantially the same powers and duties as the Property Trustee is appointed to hold the Notes;

(c) if the Preferred Securities or the Notes are rated, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities or the Notes (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization that then assigns a rating to the Preferred Securities or the Notes;

(d) the Preferred Securities are listed, or any Successor Securities will be listed upon notice of issuance, on any national securities exchange or interdealer quotation system on which the Preferred Securities are then listed, if any;

(e) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect;

(f) such successor entity has a purpose substantially identical to that of the Trust;

(g) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel from a nationally recognized, independent counsel to the Depositor experienced in such matters to the effect that (i) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect; (ii) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act and (iii) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust (or the successor entity) will continue to be classified as a grantor trust for U.S. federal income tax purposes; and

(h) the Depositor or its permitted transferee owns all of the common securities of such successor entity.

Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of all of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other entity to consolidate, amalgamate, merge with or into, or replace, the Trust if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes or cause the Notes to be treated as other than indebtedness of the Depositor for U.S. federal income tax purposes.

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

SECTION 10.1.     Limitation of Rights of Holders.

         Except as set forth in Section 9.2, the death, bankruptcy, termination, dissolution or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor annul, dissolve or terminate the Trust nor entitle the legal representatives or heirs of such Person or any Holder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

SECTION 10.2.     Agreed Tax Treatment of Trust and Trust Securities.

         The parties hereto and, by its acceptance or acquisition of a Trust Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Trust Security intend and agree to treat the Trust as a grantor trust for United States federal, state and local tax purposes, and to treat the Trust Securities (including all payments and proceeds with respect to such Trust Securities) as undivided beneficial ownership interests in the Trust Property (and payments and proceeds therefrom, respectively) for United States federal, state and local tax purposes and to treat the Notes as indebtedness of the Depositor for United States federal, state and local tax purposes. The provisions of this Trust Agreement shall be interpreted to further this intention and agreement of the parties.

SECTION 10.3.     Amendment.

(a) This Trust Agreement may be amended from time to time by the Property Trustee, the Administrative Trustees and the Holder of all the Common Securities, without the consent of any Holder of the Preferred Securities, (i) to cure any ambiguity, correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make or amend any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will neither be taxable as a corporation nor be classified as other than a grantor trust for United States federal income tax purposes at all times that any Trust Securities are Outstanding or to ensure that the Notes are treated as indebtedness of the Depositor for United States federal income tax purposes, or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act or (iii) to add to the covenants, restrictions or obligations of the Depositor; provided that in the case of clauses (i), (ii) or (iii), such action shall not adversely affect in any material respect the interests of any Holder.

(b) Except as provided in Section 10.3(c), any provision of this Trust Agreement may be amended by the Property Trustee, the Administrative Trustees and the Holder of all of the Common Securities and with (i) the consent of Holders of at least a Majority in Liquidation Amount of the Preferred Securities and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not cause the Trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes or affect the treatment of the Notes as indebtedness of the Depositor for United States federal income tax purposes or affect the Trust's exemption from status (or from any requirement to register) as an "investment company" under the Investment Company Act. In addition to and subject to the foregoing, the Distribution Dates, Redemption Date and Stated Maturity (as defined in the Indenture) with respect to the Preferred Securities or a portion of the Preferred Securities shall be conformed in connection with any modification of the Interest Payment Date, Redemption Date or Stated Maturity of the Junior Subordinated Notes made by the Company and the Trust at the direction of any holder of the Preferred Securities or a portion of the Preferred Securities as set forth in Section 6 of the Purchase Agreement.

(c) Notwithstanding any other provision of this Trust Agreement, without the consent of each Holder, this Trust Agreement may not be amended to (i) change the accrual rate, amount, currency or timing of any Distribution on or the redemption price of the Trust Securities or otherwise adversely affect the amount of any Distribution or other payment required to be made in respect of the Trust Securities as of a specified date, except as set forth in the last sentence of Section 10.3(b) above, (ii) restrict or impair the right of a Holder to institute suit for the enforcement of any such payment on or after such date,
(iii) reduce the percentage of aggregate Liquidation Amount of Outstanding Preferred Securities, the consent of whose Holders is required for any such amendment, or the consent of whose Holders is required for any waiver of compliance with any provision of this Trust Agreement or of defaults hereunder and their consequences provided for in this Trust Agreement; (iv) impair or adversely affect the rights and interests of the Holders in the Trust Property, or permit the creation of any Lien on any portion of the Trust Property; or (v) modify the definition of "Outstanding," this Section 10.3(c), Section 4.1,
Section 4.2, Section 4.3, Section 6.10(e) or Article IX.

(d) Notwithstanding any other provision of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement that would cause the Trust to be taxable as a corporation or to be classified as other than a grantor trust for United States federal income tax purposes or that would cause the Notes to fail or cease to be treated as indebtedness of the Depositor for United States federal income tax purposes or that would cause the Trust to fail or cease to qualify for the exemption from status (or from any requirement to register) as an "investment company" under the Investment Company Act.

(e) If any amendment to this Trust Agreement is made, the Administrative Trustees or the Property Trustee shall promptly provide to the Depositor and the Note Trustee a copy of such amendment.

(f) No Trustee shall be required to enter into any amendment to this Trust Agreement that affects its own rights, duties or immunities under this Trust Agreement. The Trustees shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement and all conditions precedent herein provided for relating to such action have been met.

(g) No amendment or modification to this Trust Agreement that adversely affects in any material respect the rights, duties, liabilities, indemnities or immunities of the Delaware Trustee hereunder shall be permitted without the prior written consent of the Delaware Trustee.

SECTION 10.4.     Separability.

         If any provision in this Trust Agreement or in the Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

SECTION 10.5.     Governing Law.

         THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE TRUST, THE DEPOSITOR AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS.

SECTION 10.6.     Successors.

         This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust and any Trustee, including any successor by operation of law. Except in connection with a transaction involving the Depositor that is permitted under Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

SECTION 10.7.     Headings.

         The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement

SECTION 10.8.     Reports, Notices and Demands.

(a) Any report, notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing delivered in person, or by reputable, overnight courier, by telecopy or by deposit thereof, first-class postage prepaid, in the United States mail, addressed, (a) in the case of a Holder of Preferred Securities, to such Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Holder of all the Common Securities or the Depositor, to BRT Realty Trust 60 Cutter Mill Road, Great Neck, NY 11021, Attention: Jeffrey A. Gould, or to such other address as may be specified in a written notice by the Holder of all the Common Securities or the Depositor, as the case may be, to the Property Trustee. Such report, notice, demand or other communication to or upon a Holder or the Depositor shall be deemed to have been given when received in person, within one
(1) Business Day following delivery by overnight courier, when telecopied with receipt confirmed, or within three (3) Business Days following delivery by mail, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

(b) Any notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Property Trustee, the Delaware Trustee, the Administrative Trustees or the Trust shall be given in writing by deposit thereof, first-class postage prepaid, in the U.S. mail, personal delivery or facsimile transmission, addressed to such Person as follows: (i) with respect to the Property Trustee to JPMorgan Chase Bank, National Association, 600 Travis, 50th Floor, Houston, Texas 77002,
Attention: Worldwide Securities Services-- BRT Realty Trust Statutory Trust II, facsimile no. (713) 216-2101, (ii) with respect to the Delaware Trustee, to Chase Bank USA, National Association, c/o JPMorgan Chase Bank, National Association, 500 Stanton Christiana Road, Building 4 (3rd Floor), Newark, Delaware 19713, Attention: Worldwide Securities Services-- BRT Realty Trust Statutory Trust II, facsimile no. (302) 552-6280; (iii) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention: Administrative Trustees of BRT Realty Trust Statutory Trust II", and (iv) with respect to the Trust, to its principal executive office specified in Section 2.2, with a copy to the Property Trustee. Such notice, demand or other communication to or upon the Trust, the Property Trustee or the Administrative Trustees shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust, the Property Trustee or the Administrative Trustees.

SECTION 10.9.     Agreement Not to Petition.

         Each of the Trustees and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any Bankruptcy Law or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. If the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Holders, that at the expense of the Depositor, it shall file an answer with the applicable bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for the Property Trustee or the Trust may assert.

SECTION 10.10.    Counterparts.

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Trust Agreement as of the day and year first above written.

                                  BRT REALTY TRUST,
                                  as Depositor


                                  By:
                                     ---------------------------------
                                     Name:
                                     Title:


JPMORGAN CHASE BANK, NATIONAL      CHASE BANK USA, NATIONAL ASSOCIATION,
ASSOCIATION, as Property Trustee   as Delaware Trustee



By:                                By:
   ----------------------------        -----------------------------
   Name:                               Name:
   Title:                              Title:



--------------------------------       -----------------------------
   Administrative Trustee              Administrative Trustee
   Name:                               Name:



--------------------------------
   Administrative Trustee
   Name:

                               EXECUTION COPY


===============================================================================


                                  EXHIBIT 10.1

                               PURCHASE AGREEMENT

                                      among

                                BRT REALTY TRUST,



                      BRT REALTY TRUST STATUTORY TRUST II,



                                       and


                            BEAR, STEARNS & CO. INC.

                               ----------------


                           Dated as of April 27, 2006

                               ----------------

                             PURCHASE AGREEMENT
                    ($15,000,000 Trust Preferred Securities)

         THIS PURCHASE AGREEMENT, dated as of April 27, 2006 (this "Purchase Agreement"), is entered into among BRT Realty Trust, a Massachusetts business trust (the "Company"), and BRT Realty Trust Statutory Trust II, a Delaware statutory trust (the "Trust", and together with the Company, the "Sellers"), and Bear, Stearns & Co. Inc. or its assignee (together with its successors and assigns, the "Purchaser").

                                   WITNESSETH:

         WHEREAS, the Sellers propose to issue and sell 15,000 Floating Rate Preferred Securities of the Trust, having a stated liquidation amount of $1,000 per security, bearing a fixed rate of 8.49% per annum through the interest payment date in April 2016 and a variable rate, reset quarterly, equal to LIBOR (as defined in the Indenture (as defined below)) plus 2.90% thereafter (the "Preferred Securities");


         WHEREAS, the proceeds from the sale of the Preferred Securities will be combined with proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), and will be used by the Trust to purchase Fifteen Million Four Hundred Sixty Four Thousand Dollars ($15,464,000) in principal amount of the unsecured junior subordinated notes of the Company (the "Junior Subordinated Notes");

         WHEREAS, the Preferred Securities and the Common Securities for the Trust will be issued pursuant to the Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of the Closing Date (as defined below), among the Company, as depositor, JPMorgan Chase Bank, National Association, a national banking association, as property trustee (in such capacity, the "Property Trustee"), Chase Bank USA, National Association, a national banking association, as Delaware trustee (in such capacity, the "Delaware Trustee"), the Administrative Trustees named therein (in such capacities, the "Administrative Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust; and

         WHEREAS, the Junior Subordinated Notes will be issued pursuant to a Junior Subordinated Indenture, dated as of the Closing Date (the "Indenture"), between the Company and JPMorgan Chase Bank, National Association, a national banking association, as indenture trustee (in such capacity, the "Indenture Trustee").

         NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1. Definitions. The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to herein as the "Securities." This Purchase Agreement, the Indenture, the Trust Agreement and the Securities are collectively referred to herein as the "Operative Documents." All other capitalized terms used but not defined in this Purchase Agreement shall have the respective meanings ascribed thereto in the Indenture.

2.       Purchase and Sale of the Preferred Securities.

(a) The Sellers agree to sell to the Purchaser, and Purchaser agrees to purchase from the Sellers the amount of Preferred Securities for an aggregate amount (the "Purchase Price") equal to Fifteen Million Dollars ($15,000,000). The Purchaser shall be responsible for the rating agency costs and expenses. The Sellers shall use the Purchase Price, together with the proceeds from the sale of the Common Securities, to purchase the Junior Subordinated Notes.

(b) Delivery or transfer of, and payment for, the Preferred Securities shall be made at 11:00 A.M. New York time, on April 27, 2006 or such later date (not later than May 27, 2006) as the parties may designate (such date and time of delivery and payment for the Preferred Securities being herein called the "Closing Date"). The Preferred Securities shall be transferred and delivered to the Purchaser against the payment of the Purchase Price to the Sellers made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two business days prior to the Closing Date.

(c) Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two (2) business days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchaser in New York, New York, not later than 2:00 P.M. New York time on the business day prior to the Closing Date. The closing for the purchase and sale of the Preferred Securities shall occur at the offices of Kelley Drye & Warren LLP, or such other place as the parties hereto shall agree.

3. Conditions. The obligations of the parties under this Purchase Agreement are subject to the following conditions:

(a) The representations and warranties contained herein shall be accurate as of the date of delivery of the Preferred Securities.

(b) Simeon Brinberg, counsel for the Company and the Trust, shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser and its successors and assigns and JPMorgan Chase Bank, National Association, in substantially the form set out in items (i) through (iii) and items (x) through (xiii) of Annex A-I hereto, McCarter & English, LLP (together with Simeon Brinberg, the "Company Counsel"), outside counsel for the Company and the Trust, shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser and its successors and assigns and JPMorgan Chase Bank, National Association, in substantially the form set out in items (iv) through (ix) of Annex A-I hereto, and the Company shall have furnished to the Purchaser the opinion of the Company Counsel or a certificate signed by the Company's Chief Executive Officer, President, an Executive Vice President, Chief Financial Officer, Treasurer or Assistant Treasurer, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex A-II hereto. In rendering their opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and the Trust and by government officials (provided, however, that copies of any such certificates or documents are delivered to the Purchaser) and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel's opinion. The Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. Such Company Counsel Opinion shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

(c) The Purchaser shall have been furnished the opinion of Kelley Drye & Warren LLP, dated the Closing Date, addressed to the Purchaser and its successors and assigns and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex B hereto.

(d) The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser and its successors and assigns, JPMorgan Chase Bank, National Association, the Delaware Trustee and the Company, in substantially the form set out in Annex C hereto.

(e) The Purchaser shall have received the opinion of Gardere Wynne Sewell LLP, special counsel for the Property Trustee and the Indenture Trustee, dated the Closing Date, addressed to the Purchaser and its successors and assigns, in substantially the form set out in Annex D hereto.

(f) The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser and its successors and assigns and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex E hereto.

(g) The Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President, and Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, and the Trust shall have furnished to the Purchaser a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date, and, in the case of the Company, as to (i) and (ii) below and, in the case of the Trust, as to (i) below:

(i) the representations and warranties in this Purchase Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust have complied with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

(ii) since the date of the Interim Financial Statements (as defined below), there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not arising from transactions occurring in the ordinary course of business (a "Material Adverse Change").

(h) Subsequent to the execution of this Purchase Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not occurring in the ordinary course of business, the effect of which is, in the Purchaser's judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Preferred Securities.

(i) Prior to the Closing Date, the Company and the Trust shall have furnished to the Purchaser and its counsel such further information, certificates and documents as the Purchaser or its counsel may reasonably request.

         If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Purchase Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Purchase Agreement shall not be reasonably satisfactory in form and substance to the Purchaser or its counsel, this Purchase Agreement and all the Purchaser's obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company and the Trust in writing or by telephone or facsimile confirmed in writing.

         Each certificate signed by any trustee of the Trust or any officer of the Company and delivered to the Purchaser or the Purchaser's counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

4. Representations and Warranties of the Company and the Trust. The Company and the Trust jointly and severally represent and warrant to, and agree with the Purchaser, as follows:

(a) Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act of 1933, as amended (the "Securities Act").

(b) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

(c) The Securities (i) are not and have not been listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act ("Rule 144A(d)(3)").

(d) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e) Neither the Company nor the Trust is, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, will not be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of section 3(a) of the Investment Company Act.

(f) Neither the Company nor the Trust has paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities, except for the preferred securities commission and/or the sales commission the Company has agreed to pay pursuant to the Closing Flow of Funds Memorandum dated as of April 27, 2006.

(g) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. ss.3801, et seq. (the "Statutory Trust Act") with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities or assets (taken as a whole) or business prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect"). The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will be, under current law, classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

(h) The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2(b) hereof, will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. Each of the Administrative Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

(i) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Indenture Trustee, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

(j) The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on the Closing Date in accordance with this Purchase Agreement, in the case of the Preferred Securities, and in accordance with the Common Securities Subscription Agreement, in the case of the Common Securities, will be validly issued, fully paid and non-assessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. The issuance of the Securities is not subject to any preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a "Lien").

(k) The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the certain Junior Subordinated Note Purchase Agreement of even date herewith between the Company and the Trust (the "Junior Subordinated Note Purchase Agreement", will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

(l) This Purchase Agreement has been duly authorized, executed and delivered by the Company and the Trust.

(m) Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes by the Trust, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of the Trust Agreement or the charter or bylaws or similar organizational documents of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust or the Company or any of its subsidiaries or their respective properties or assets (collectively, the "Governmental Entities"), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its subsidiaries prior to its scheduled maturity.

(n) The Company has been duly and properly created and is validly existing as a business trust in good standing under the laws of Massachusetts, with all requisite business trust power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(o) The Company has no Subsidiaries that are material to its business, financial condition or earnings other than those Subsidiaries listed in Schedule 2 attached hereto (which Schedule 2 includes each of the Company's "significant subsidiaries" as defined in Securities and Exchange Commission Regulation SX) (collectively, the "Significant Subsidiaries"). Each Significant Subsidiary is a corporation, partnership or limited liability company duly and properly incorporated or organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized or formed, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. No Significant Subsidiary of the Company (other than a taxable REIT subsidiary, if any,) is currently prohibited, directly or indirectly, under any agreement or other instrument, other than as required by applicable law, to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary's capital stock or other Equity Interests, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary's properties or assets to the Company or any other subsidiary of the Company.

(p) Each of the Trust, the Company and each of the Company's Significant Subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the "Governmental Licenses") of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Trust, the Company nor any of the Company's Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

(q) All of the issued and outstanding Equity Interests of the Company and each of its Subsidiaries are validly issued, fully paid and non-assessable; all of the issued and outstanding Equity Interests of each Subsidiary of the Company is owned by the Company, directly or through Subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding Equity Interests of the Company or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws or similar organizational documents of such entity or under any agreement to which the Company or any of its Subsidiaries is a party.

(r) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(s) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust after due inquiry, threatened against or affecting the Trust or the Company or any of the Company's subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(t) The accountants of the Company who certified the Financial Statements (as defined below) are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.

(u) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the fiscal year ended September 30, 2005 (the "Financial Statements") and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the quarter ended December 31, 2005 (the "Interim Financial Statements") provided to the Purchaser are the most recent available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles, the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except as otherwise noted therein).

(v) None of the Trust, the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Trust, the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

(w) Since the respective dates of the Financial Statements and the Interim Financial Statements, there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company's common stock.

(x) The documents of the Company filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company's most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission (collectively, the "1934 Act Reports"), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, at the date of this Purchase Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party. The Company is in compliance with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

(y) No labor dispute with the employees of the Trust, the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Trust or the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

(z) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

(aa) Each of the Trust, the Company and each subsidiary of the Company has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those incurred in the ordinary course of business or that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Company or any subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Trust, the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

(bb) [Reserved].

(cc) Commencing with its taxable year ended December 31, 1999, the Company has been, and upon the completion of the transactions contemplated hereby, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 2005 and succeeding taxable years.

(dd) The Company and each of the Significant Subsidiaries have timely and duly filed all Tax Returns (as defined below) required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects. The Company and each of the Significant Subsidiaries have timely and duly paid in full all material Taxes (as defined below) required to be paid by them (whether or not such amounts are shown as due on any Tax Return). There are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Significant Subsidiaries, and no such audits or assessments are threatened. As used herein, the terms "Tax" or "Taxes" mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term "Tax Returns" means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

(ee) The Trust is not subject to U.S. federal income tax with respect to income received or accrued on the Junior Subordinated Notes, interest payable by the Company on the Junior Subordinated Notes is deductible by the Company, in whole or in part, for U.S. federal income tax purposes, and the Trust is not, or will not be within ninety (90) days of the date hereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. There are no rulemaking or similar proceedings before the U.S. Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, could result in a material adverse effect on the Company and the Significant Subsidiaries, taken as a whole.

(ff) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) The Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company or any of the Significant Subsidiaries or the Company's or Significant Subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of the subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past twelve months, neither the Company nor any Significant Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(hh) The Company and its subsidiaries or any person acting on behalf of the Company and its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has not, directly or indirectly, while acting on behalf of the Company and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(ii) The information provided by the Company and the Trust pursuant to this Purchase Agreement and the transactions contemplated hereby does not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(jj) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) the Company and its subsidiaries have been and are in compliance with applicable Environmental Laws (as defined below), (ii) none of the Company, any of its subsidiaries or, to the best of the Company's knowledge, any other owners of any of the real properties currently or previously owned, leased or operated by the Company or any of its subsidiaries (collectively, the "Properties") at any time or any other party, has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from the Properties, (iii) neither the Company nor any of its subsidiaries has used nor intends to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, or their respective assets or arising out of the conduct of the Company or its subsidiaries, (v) none of the Properties are included or, to the best of the Company's knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the Company's knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) none of the Company, any of its subsidiaries or agents or, to the best of the Company's knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties to another property, except in compliance with all applicable Environmental Laws, (vii)to the best of the Company's knowledge no lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material or with respect to an Environmental Law, and (viii) none of the Company, any of its subsidiaries or, to the best of the Company's knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order in connection with an Environmental Law with respect to the Properties or any facilities or improvements or any operations or activities thereon.

         As used herein, "Hazardous Materials" shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601-9675 ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.ss. 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.ss. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136-136y, the Clean Air Act, 42 U.S.C. ss.ss. 7401-7642, the Clean Water Act (Federal Water Pollution Control
Act), 33 U.S.C. ss.ss. 1251-1387, the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an "Environmental Law" and collectively, the "Environmental Laws") or by any Governmental Entity.

(kk) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, and periodically identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

5. Representations and Warranties of the Purchaser. Purchaser, represents and warrants to, and agrees with, the Company and the Trust as follows:

(a) The Purchaser is aware that the Preferred Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to "U.S. persons" (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(b) The Purchaser is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c) Neither the Purchaser, nor any of the Purchaser's Affiliates, nor any person acting on the Purchaser's or the Purchaser's Affiliate's behalf has engaged, or will engage, in any form of "general solicitation or general advertising" (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Securities.

(d) The Purchaser understands and acknowledges that (i) no public market exists for any of the Preferred Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) the Purchaser is purchasing the Preferred Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Preferred Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Preferred Securities contained in the Indenture, and (iii) the Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Preferred Securities.

(e) The Purchaser is a company with limited liability duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated herein and (ii) right and power to purchase the Preferred Securities.

(f) This Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and no filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Purchase Agreement or to consummate the transactions contemplated herein.

(g) The Purchaser is a "Qualified Purchaser" as such term is defined in section 2(a)(51) of the Investment Company Act.

6. Covenants and Agreements of the Company and the Trust. The Company and the Trust jointly and severally agree with the Purchaser as follows:

(a) During the period from the date of this Agreement to the Closing Date, the Company and the Trust shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in
Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Purchase Agreement, as if made on and as of the Closing Date.

(b) The Company and the Trust will arrange for the qualification of the Preferred Securities for sale under the laws of such jurisdictions as the Purchaser may designate and will maintain such qualifications in effect so long as required for the sale of the Preferred Securities. The Company or the Trust, as the case may be, will promptly advise the Purchaser of the receipt by the Company or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Purchaser) to, resell any Securities that have been acquired by any of them.

(d) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, engage in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

(f) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates or any person acting on their behalf to, engage in any form of "general solicitation or general advertising" (within the meaning of Regulation
D) in connection with any offer or sale of the any of the Securities.

(g) So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and
(ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

(h) Each of the Company and the Trust shall furnish to (i) the holders, and subsequent holders, of the Preferred Securities, (ii) Taberna Capital Management, LLC (at 450 Park Avenue, 23rd Floor, New York, New York 10022, or such other address as designated by Taberna Capital Management, LLC) and (iii) any beneficial owner of the Securities reasonably identified to the Company and the Trust (which identification may be made by either such beneficial owner or by Taberna Capital Management, LLC), a duly completed and executed certificate in the form attached hereto as Annex F, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Company and the Trust not later than forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company.

(i) Each of the Company and the Trust will, during any period in which it is not subject to and in compliance with section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, shall provide to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by the Purchaser and such holders, from time to time, of the Securities.

(j) Neither the Company nor the Trust will, until one hundred eighty (180) days following the Closing Date, without the Purchaser's prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Preferred Securities or other securities substantially similar to the Preferred Securities other than as contemplated by this Purchase Agreement or (ii) any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities substantially similar to the Preferred Securities.

(k) The Company will use its best efforts to meet the requirements to qualify as a REIT under sections 856 through 860 of the Code, effective for the taxable year ending December 31, 2005 (and each fiscal quarter of such year) and succeeding taxable years.

(l) Neither the Company nor the Trust will identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the consent of such Indemnified Party.

(m) The Purchaser is granted the right under the Indenture and the Trust Agreement to request the substitution of new notes for all or a portion of the Junior Subordinated Notes held by the Trust. The Trust is required under the terms of the Indenture and the Trust Agreement to accept such newly issued notes (the "Replacement Notes") and surrender a like amount of Junior Subordinated Notes to the Company. The Replacement Notes shall bear terms identical to the Junior Subordinated Notes with the sole exception of interest payment dates (and corresponding redemption date and maturity date), which will be specified by the Purchaser. In no event will the interest payment dates (and corresponding redemption date and maturity date) on the Replacement Notes vary by more than sixty (60) calendar days from the original interest payment dates (and corresponding redemption date and maturity date) under the Junior Subordinated Notes. Each of the Company and the Trust acknowledges and agrees that, to the extent of the principal amount of the Replacement Notes issued to the Trust under the Indenture, the Purchaser (and each successor to Purchaser's interest in the Preferred Securities) will require the Trust to issue a new series of Preferred Securities having a principal amount related to the principal amount of the Replacement Notes (the "Replacement Securities") to designated holders of Preferred Securities, provided that any such Replacement Securities, and any distributions from the Trust to the holders of Replacement Securities, must relate solely to the Trust's interest in the Replacement Notes and in no event will the Preferred Securities other than the Replacement Securities share in the returns from any Replacement Notes. The Replacement Securities shall have payment dates (and corresponding redemption date and maturity date) that relate to the Replacement Notes. Each of Company and the Trust agrees to cooperate with all reasonable requests of Purchaser in connection with any of the foregoing, provided that no action requested of the Company or the Trust in connection with such cooperation shall materially increase the obligations or materially decrease the rights of the Company pursuant to such documents.

7. Payment of Expenses. The Company, as depositor of the Trust, agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Trust under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all (i) costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in Section 6(b); (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company or the Trust; (iv) the fees and all reasonable expenses of the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees, which fees shall not exceed a $2,000 acceptance fee, $3,500 for the fees and expenses of Richards, Layton & Finger, P.A., special Delaware counsel retained by the Delaware Trustee in connection with the Closing, and $4,000 in administrative fees annually; and (v) $35,000 for the fees and expenses of Kelley Drye & Warren LLP, special counsel retained by Taberna Capital Management, LLC.

                  If the sale of the Preferred Securities provided for in this Purchase Agreement is not consummated because any condition set forth in Section 3 hereof to be satisfied by either the Company or the Trust is not satisfied, because this Purchase Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of each of the Purchaser's counsel specified in subparagraphs (iv) and (v) of the immediately preceding paragraph) that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Preferred Securities. The Company shall not in any event be liable to the Purchaser for the loss of anticipated profits from the transactions contemplated by this Purchase Agreement.

8. Indemnification. (a) The Sellers agree, jointly and severally, to indemnify and hold harmless the Purchaser, the Purchaser's affiliates, Taberna Capital Management, LLC, Taberna Securities, LLC, Cohen Bros. & Company, and their respective affiliates (collectively, the "Indemnified Parties") each person, if any, who controls any of the Indemnified Parties within the meaning of the Securities Act or the Exchange Act, and the Indemnified Parties' respective directors, officers, employees and agents and each person, if any, who controls the Indemnified Parties within the meaning of the Securities Act, or the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") against any losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any information or document furnished or made available to the Purchaser by or on behalf of the Sellers, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the breach or alleged breach or any representation, warranty or agreement of the Sellers contained herein. Sellers agree, jointly and severally, to reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage or liability or action. This indemnity agreement will be in addition to any liability that any of the Sellers may otherwise have.

(b) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever due from the Trust under paragraph (a) above.

(c) Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. Purchaser shall be entitled to appoint counsel to represent the Indemnified Party in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party reasonably believes that a conflict of interest might result. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

9. Termination; Representations and Indemnities to Survive. This Purchase Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company's debt securities or preferred stock, (ii) the Trust shall be unable to sell and deliver to the Purchaser at least $15,000,000 stated liquidation value of Preferred Securities, (iii) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (iv) a suspension or material limitation in trading in any of the Company's securities shall have occurred on the exchange or quotation system upon which the Company' securities are traded, if any, (v) a general moratorium on commercial business activities shall have been declared either by federal or applicable state authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Purchaser's judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Securities. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust or their respective officers or trustees and of the Purchaser set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company or the Trust or any of the their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of
Section 7 and Section 8 shall survive the termination or cancellation of this Purchase Agreement.

10. Amendments. This Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to the Purchaser c/o Taberna Capital Management, LLC, 450 Park Avenue, 23rd Floor, New York, New York 10022,
Attention: Thomas Bogal, Facsimile: (212) 735-1499; with a copy to Kelley Drye & Warren LLP, Attention: Gregory M. McKenzie, Facsimile: (212) 808-7897 or other address as the Purchaser shall designate for such purpose in a notice to the Company and the Trust; and if sent to the Company or the Trust, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to it at BRT Realty Trust, 60 Cutter Mill Road, Great Neck, NY 11021, Attention: Jeffrey A. Gould, Facsimile: (516) 466-3132.

12. Successors and Assigns. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company or the Trust under this Purchase Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser's prior written consent. The rights and obligations of the Purchaser under this Purchase Agreement may be assigned by the Purchaser without the Company's or the Trust's consent, provided that the assignee assumes the obligations of the Purchaser under this Purchase Agreement.

13. Applicable Law. THIS PURCHASE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

14. Submission To Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.

15. Counterparts and Facsimile. This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.

         IN WITNESS WHEREOF, this Purchase Agreement has been entered into as of the date first written above.


                             BRT REALTY TRUST

                             By:
                                ------------------------------
                                Name:
                                Title:

                             BRT REALTY TRUST STATUTORY TRUST II

                             By: BRT REALTY TRUST, as Depositor

                             By:
                                -------------------------------
                                Name:
                                Title:



                              BEAR, STEARNS & CO. INC.

                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                                  SCHEDULE 1



Intentionally left blank.

                                   SCHEDULE 2

                        List of Significant Subsidiaries

None.

                                    ANNEX A-I

                  Pursuant to Section 3(b) of the Purchase Agreement, Simeon Brinberg, counsel for the Company, shall deliver an opinion regarding items (i) through (iii) and (x) through (xiii), and McCarter English, LLP, outside counsel for the Company, shall deliver an opinion regarding items (iv) through (ix), to the effect that:

(i) the Company and each Significant Subsidiary is validly existing as a corporation or other organization in good standing under the laws of the jurisdiction in which it is chartered or organized; each of the Company and the Significant Subsidiaries has full corporate power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects; all outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and owned of record and beneficially, directly or indirectly by the Company; the Company has corporate power and authority to (i) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and (iii) issue and perform its obligations under the Notes;

(ii) neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase by the Trust of the Junior Subordinated Notes, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust nor the consummation of the transactions contemplated thereby will constitute a breach or violation of the Trust Agreement or the charter or by-laws or similar organizational documents of the Company;

(iii) the Trust Agreement has been duly authorized, executed and delivered by the Company and duly executed and delivered by the Administrative Trustees;

(iv) the Indenture has been duly authorized, executed and delivered by the Company and, assuming it has been duly authorized, executed and delivered by the Indenture Trustee, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

(v) the Junior Subordinated Notes have been duly authorized and executed by the Company and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in accordance with the provisions of the Indenture and delivered to the Trust against payment therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

(vi) the Trust is not, and, following the issuance of the Preferred Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom, the Trust will not be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of Section 3(a) of the Investment Company Act;

(vii) assuming the truth and accuracy of the representations and warranties of the Purchaser in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Junior Subordinated Notes, under the circumstances contemplated in the Purchase Agreement and the Trust Agreement, to require qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

(viii) the Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Trust and constitutes a legal, valid and binding obligation of the Company and the Trust enforceable against the Company and the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

(ix) Based entirely upon a representation to us by the Company that, among other things, neither the Company nor any of its "Affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) has directly or indirectly, (i) made offers or sales of any security or solicited offers to buy any security (including the offer and sale of any of the Junior Subordinated Notes, the Preferred Securities and the Common Securities being issued pursuant to this transaction), or solicited offers to buy any security, from any party other than Bear, Stearns & Co. Inc. and Taberna Capital Management, LLC, (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation
         D) in connection with any offer or sale of any of the  Securities,  or
         (iii) engaged in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities, and assuming the truth and accuracy of the representations and warranties of the Purchaser in the Purchase Agreement, the offer and sale of the Junior Subordinated Notes, the Preferred Securities and the Common Securities being issued pursuant to this transaction may be consummated without registration under the Securities Act;

(x) neither the Company, the Trust, nor any Significant Subsidiaries of the Company is in breach or violation of, or default under, with or without notice or lapse of time or both, its articles of incorporation or charter, by-laws or other governing documents (including without limitation, the Trust Agreement); the execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated by the Purchase Agreement and the Operative Documents do not and will not (A) to the best of our knowledge, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Significant Subsidiaries, or (B) conflict with, constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (x) the Articles of Incorporation or Charter, By-Laws or other governing documents of the Company or its Significant Subsidiaries, or (y) to the best of our knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which the Company or its Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or (z) any order, decree, judgment, franchise, license, permit, rule or regulation of any court,arbitrator, government, or governmental agency or instrumentality, domestic or foreign, known to us having jurisdiction over the Company or its Significant Subsidiaries or any of their respective properties which, in the case of each of (A) or (B) above, is material to the Company and the Significant Subsidiaries on a consolidated basis;

(xi) except for filings, registrations or qualifications that may be required by applicable securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under the laws of the Commonwealth of Massachusetts in connection with the transactions contemplated by the Operative Documents in connection with the offer and sale of the Securities as contemplated by the Operative Documents;

(xii) (A) no action, suit or proceeding at law or in equity is pending or threatened to which the Company, the Trust or the Significant Subsidiaries are or may be a party, and (B) no action, suit or proceeding is pending or threatened against or affecting the Company, the Trust or the Significant Subsidiaries or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Operative Documents or the issuance and sale of the Common Securities, or the Preferred Securities as contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of the Company, the Trust and the Significant Subsidiaries on a consolidated basis; and

(xiii) Beginning with the Company's taxable year ended December 31, 1999 and each thereafter, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and the Company's actual method of operation has enabled, and its proposed method of operation will enable (as represented in the attached Officer's Certificate), the Company to satisfy the requirements for qualification and taxation as a REIT.

(i)

                                BRT REALTY TRUST

                       REIT BACK-UP Officer's Certificate

                                                             April 27, 2006

                              OFFICERS' CERTIFICATE



Re: Opinion of Simeon Brinberg, Esq. as to Qualification of BRT Realty Trust as a Real Estate Investment Trust for U.S. Federal Income Tax Purposes
        ------------------------------------------------------------------------

         I, David W. Kalish, am the Senior Vice President-Financial of BRT Realty Trust (the "Company"), and I, George Zweier, am the Chief Financial Officer of the Company, and we have each been authorized to provide this Certificate concerning the organization, management, operation and ownership of the Company to Simeon Brinberg, Esq. for purposes of enabling Simeon Brinberg, Esq. to render his opinion to the Company and others concerning (i) the status of the Company as a real estate investment trust for U.S. federal income tax purposes and (ii) the information in the Registration Statement under the heading "Certain Federal Income Tax Considerations" (the "Opinion"). The information set forth in this Certificate is based upon the corporate, financial and tax records of the Company, including its tax returns, discussions with members of the Company's Board of Trustees, officers and other responsible operating personnel employed by the Company, its Subsidiaries and the Partnerships, and our own personal knowledge of the Company's business and affairs. On the basis of the foregoing, we each hereby certify on behalf of the Company that the information set forth below is true, correct and complete.

         Terms not otherwise defined herein have the meanings set forth in Exhibit A and Exhibit B attached hereto, which are incorporated herein by this reference. Where the context permits, (i) references to a "partnership" include any limited liability company or other entity that is treated as a partnership for federal income tax purposes, and references to a "partner" include a member or other owner of an equity interest in that entity, and (ii) references to a "corporation" include any entity treated as a corporation for federal income tax purposes, and references to a "shareholder" include any holder of an equity interest in that entity which equity interest is treated as "stock" for federal income tax purposes or, as applicable, any holder of "shares" of beneficial equity interests of a REIT. By way of limitation and except as otherwise provided herein, whenever a representation set forth in this Certificate makes reference (or relates) to any taxable year of the Company prior to the Company's 1992 taxable year, such representation is made only to the best of our knowledge and belief.

                          Organization and Management

         1. The Company is (and, at all times since the date of its formation on June 16, 1972, has been) a business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts.

         2. The Company's taxable year is currently the calendar year, and the Company has at all times filed its federal income tax returns using the accrual method of accounting.

         3. The Company timely and properly filed with its federal income tax return for its 1972 taxable year an election to be treated as a real estate investment trust, within the meaning of Code Section 856(a), and such election has not been revoked or terminated by reason of the Company's failure to satisfy the requirements necessary to qualify for taxation as a real estate investment trust under Sections 856 through 860 of the Code. Additionally, the Company believes that it will be able to, and intends to, satisfy all such requirements for real estate investment trust qualification for its 2005 and all future taxable years.

         4. The Company has at no time since the date of its formation on June 16, 1972 been, and has no intention to become, either (A) a bank, mutual savings bank, cooperative bank, domestic building and loan association, other savings institution charted and supervised as a savings and loan or a similar association under federal or state law, small business investment company operating under the Small Business Investment Act of 1958, or a Business Development Corporation, or (B) an insurance company to which Subchapter L of the Code applies.

         5. The Company has at all times since the date of its formation on June 16, 1972 been managed by a board of trustees (the "Board of Trustees").

         6. Since the date of its formation, the beneficial ownership of the Company has at all times been, and the Company intends that it will at all times continue to be, represented by transferable shares pursuant to Code Section 856(a)(2). As used herein, the term "shares" refers to the beneficial ownership interests of the Company.

         7. All shares issued by the Company have been and are freely transferable, subject to the restrictions in the Declaration of Trust, except for any restricted shares issued to employees, consultants and non-employee directors of the Company that are subject to transfer restrictions and become saleable under Rule 144 or other exemptions available under the Securities and Exchange Act of 1933, as amended.

         8. Since the first day of the Company's first taxable year after the year in which the Company elected to be treated as a REIT under the Code, the Company has at all times had, and intends that at all times in the future it will have, at least 100 beneficial owners of its shares.

         9. After applying the Attribution Rules, at no time during the Company's 2004 taxable year, or any preceding taxable year beginning on or after the first day of the Company's first taxable year after the year in which the Company elected to be treated as a REIT under the Code (except with respect to the relevant portion of the Company's 2001 taxable year, as described in paragraph 13 hereof), was more than 50% in value of the Company's outstanding shares owned, directly or indirectly, and at no time from January 1, 2005 through the date of this Certificate have more than 50% in value of the Company's outstanding shares been owned, directly or indirectly, by or for not more than five Persons (the "Closely Held Prohibition Test"). In making this representation, the Company has taken into account the Attribution Rules, which are generally defined in Exhibit A and set forth more fully in Code Sections 544 and 856(h).

         10. The Company has not at any time since the date of its formation had any accumulated earnings and profits attributable to any period for which it did not qualify as a REIT.

         11. The Company has not at any time since the date of its formation succeeded to any accumulated earnings and profits of a C corporation in a transaction to which Code Section 38l(a) applies (relating to the carryover of certain attributes in a tax-free transaction).

         12. The Company has not, in order to satisfy the Closely Held Prohibition Test in 1994 or any subsequent taxable year, relied on the rule set forth in Code Section 856(h)(3) that provides that a trust described in Code
Section 401 is not considered a single "person" for purposes of such test and that instead one "looks through" such a trust and treats the beneficiaries thereof as holding directly the shares held by such trust in proportion to their actuarial interests in such trust (the "Look-Though Rule"). That is, the Company would have satisfied the Closely Held Prohibition Test in its 1994 and each subsequent taxable year even if each trust described in Code Section 401 that holds (or then held) shares in the Company, directly, indirectly or constructively, were treated as a person. Additionally, the Company does not currently expect that it will rely on the Look-Through Rule for its 2005 or any future taxable year in order to satisfy the Closely Held Prohibition Test.

         13. Attached hereto as Exhibit C is a true, accurate and complete list of the five persons holding the largest percentage of the Company's shares (by value) (after application of the Attribution Rules) for the Company's 2001, 2002, 2003 and 2004 taxable years, which demonstrates the Company's satisfaction of the Closely Held Prohibition Test for the last half of each such year (whether by virtue of Code Section 856(k) or otherwise). With respect to one of the taxable years referenced above, the Company became aware of a shareholder's purchase of additional Company shares in the open market (the "Share Purchase") that resulted in five Persons owning more than 50% in value of the Company's outstanding shares (after application of the Attribution Rules) during a portion of such taxable year (which included a portion of the last half of such taxable year). The Company became aware of the Share Purchase after the date thereof but during the relevant fiscal year. The Company has at all times complied with the Demand Letter requirements with respect to each of its taxable years (as described in paragraph 14, below). The Company did not receive a copy of an amendment to the Form 13G required to be filed by the shareholder which would have reported the Share Purchase and as a result, the Company first became aware of the Share Purchase upon receipt of information describing the Share Purchase in a completed Demand Letter. Prior to the Company's receipt of information describing the Share Purchase in a completed Demand Letter, the Company did not know that five Persons owned more than 50% in value of the Company's outstanding shares (after application of the Attribution Rules) as a result of the Share Purchase. After becoming aware of the Share Purchase, the Company immediately took action to effectuate share transfers that resulted in not more than 50% (by value) of the Company's outstanding shares (after application of the Attribution Rules) being owned by five or fewer Persons. At all times, the Company has used diligent efforts to monitor the ownership of its shares and to enforce the ownership and transfer restrictions on its shares as set forth in its Declaration of Trust.

         14. In conformity with the requirements of Section 1.857-8 of the Treasury Regulations, letters requesting information required by such regulations were sent in respect of each of the Company's taxable years through 2004 to all shareholders of record directly holding more than the applicable percentage (as set forth in the U.S. Treasury Regulations) of the outstanding shares of the Company in such year (each, a "Demand Letter"). The Company maintains in its permanent records both the responses of all shareholders who replied to the Demand Letters for the Company's taxable years through 2004 and a list of all shareholders who did not respond to one or more Demand Letters. The Company intends to comply with the requirements of Treasury Regulations Section 1.857-8 for its 2005 and all subsequent taxable years.

         15. Attached hereto as Exhibit D, is a true, accurate and complete list of the corporations that are currently Qualified REIT Subsidiaries. Exhibit D attached hereto also includes a true, accurate and complete list of limited liability companies that are wholly-owned by the Company and which, for U.S. federal income tax purposes, are treated as business entities that are not separate from the Company (the "Limited Liability Subsidiaries;" collectively, the Qualified REIT Subsidiaries and the Limited Liability Subsidiaries are referred to herein as the "Subsidiaries"). The Company does not own any interest in any Subsidiary other than those listed on the attached Exhibit D.

         16. Since January 1, 2001, the Company has not owned any Taxable REIT Subsidiary.

         17. Prior to entering into any partnership, joint ownership or similar arrangement, the Company, any Subsidiary, and any other entity in which the Company has owned, owns or will own a direct or indirect interest have and has at all times taken and will at all times take such steps necessary to ensure that the ownership of an interest in such entity or arrangement, and any entity or arrangement owned or entered into directly or indirectly by or as a result of such entity or arrangement, has not and will not cause the Company to fail to satisfy the requirements for qualification and taxation as a REIT.

                                    Income

         18. Attached hereto as Exhibit E are true, accurate and complete copies of the U.S. federal income tax returns of the Company (the original copies of which were timely filed with the Internal Revenue Service) for each of the years ended December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         19. After taking into account the Partnership Look-Through Rules:

                  (a) Beginning with the 1972 taxable year of the Company and in each taxable year of the Company thereafter, at least ninety-five percent (95%) (ninety percent (90%) for taxable years beginning before January 1, 1980) of the gross income of the Company (excluding gross income from Prohibited Transactions), as determined for federal income tax purposes, has been derived from a combination of (i) dividends and Interest, (ii) Rents from Real Property,
(iii) gain from the sale or other disposition of stock, securities and real property, Interests in Real Property and interests in mortgages on real property (excluding gain on real property held as inventory or primarily for sale to customers in the ordinary course of business), (iv) abatements and refunds of taxes on real property, (v) income and gain derived from Foreclosure Property,
(vi) amounts (other than amounts the determination of which depends in whole or in part on income or profits of any person) received or accrued as consideration for entering into agreements (A) to make loans secured by mortgages on real property or on Interests in Real Property or (B) to purchase or lease real property (including Interests in Real Property and interests in mortgages on real property), and (vii) gain from the sale or other disposition of a Real Estate Asset that is not a Prohibited Transaction (the "Ninety-Five Percent Test");

                  (b) Beginning with the 1972 taxable year of the Company and in each taxable year of the Company thereafter, at least seventy-five percent (75%) of the gross income of the Company (excluding gross income from Prohibited Transactions), as determined for federal income tax purposes, has been and is expected to be derived from a combination of (i) Rents from Real Property, (ii) Interest on obligations secured by mortgages on real property or on Interests in Real Property, (iii) gain from the sale or disposition of real property, Interests in Real Property, and interests in mortgages on real property (excluding gain from real property held as inventory or primarily for sale to customers in the ordinary course of business), (iv) dividends or other distributions on, and gain (other than gain from Prohibited Transactions) from the sale or other disposition of, transferable shares or certificates of beneficial interest in other REITs, (v) abatements and refunds of taxes on real property, (vi) income and gain derived from Foreclosure Property, (vii) amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (A) to make loans secured by mortgages on real property or on Interests in Real Property or (B) to purchase or lease real property (including Interests in Real Property and interests in mortgages on real property), (viii) gain from the sale or other disposition of a Real Estate Asset that is not a Prohibited Transaction, and (ix) Qualified Temporary Investment Income (the "Seventy-Five Percent Test"); and

                  (c) For the taxable year of the Company that ended December 31, 1997, and for all prior taxable years of the Company, the Company derived less than thirty percent (30%) of its gross income, as determined for federal income tax purposes, from the sale or other disposition of (i) stock or securities held for less than one year, (ii) property in a Prohibited Transaction and (iii) real property (including Interests in Real Property and interests in mortgages on real property) held for less than four (4) years, other than property compulsorily or involuntarily converted by means of destruction, theft, seizure, requisition, condemnation or threat or imminence thereof, and Foreclosure Property.

         20. The Company believes that it will be able to, and intends to, satisfy both the Ninety-Five Percent Test and the Seventy-Five Percent Test for its 2005 and each of its subsequent taxable years.

         21. The Company has not at any time since its formation realized any gross income or gain from a Prohibited Transaction. The Company's principal business activity is to generate income by originating and holding for investment, for its own account, senior and junior real estate mortgage loans secured by real property.

         22. The Company has not at any time held any interest in a REMIC (real estate mortgage investment conduit).

                            Diversification of Assets

         23. Taking into account the Partnership Look-Through Rules,

                  (a) At the close of each quarter of the Company's 1972 through 2004 taxable years, Real Estate Assets, cash and cash items (including receivables) and U.S. Government securities represented and, at the close of future quarters, will represent, at least seventy-five percent (75%) of the value of the total assets of the Company.

                  (b) At the close of each quarter of each taxable year of the Company ending on or before December 31, 2000, not more than twenty-five percent (25%) of the value of its total assets was represented by Securities (other than those includible under paragraph 23(a) immediately above) which, for purposes of this calculation, are limited in respect of any one Issuer (other than a Qualified REIT Subsidiary) to an amount not greater in value than five percent (5%) of the value of the total assets of the Company and to not more than ten percent (10%) of the outstanding Voting Securities of such Issuer (other than a Qualified REIT Subsidiary).

                  (c) At the close of each quarter of the taxable year of the Company beginning on January 1, 2001, (i) no more than twenty-five percent (25%) of the value of the total assets of the Company was invested (or will be invested) in Securities (other than those includible under paragraph 23(a) above), and (ii) except with respect to Securities included under paragraph 23(a) above, (x) no more than five percent (5%) of the value of the total assets of the Company was invested (or will be invested) in the Securities of any one Issuer (other than a Qualified REIT Subsidiary), (y) the Company did not (and will not) hold more than ten percent (10%) of the outstanding Voting Securities of any Issuer (other than a Qualified REIT Subsidiary), and (z) the Company did not (and will not) hold more than ten percent (10%) of the total value of the outstanding Securities of any one Issuer (other than a Qualified REIT Subsidiary) (the "10% Value Test").

                  (d) The Company intends to continue to satisfy the asset diversification requirements set forth in paragraphs 23(a) and (c) above (as amended and as modified by the flush paragraph at the end of Code Section 856(c)(4)) as of each calendar quarter ending during its 2005 and each subsequent taxable year.

         24. Except for (i) the Company's investment in certain shares (amounting to 22%, 23%, 23% and 21% of the Company's consolidated total assets as of December 31, 2004, December 31, 2003, December 31, 2002 and December 31, 2001, respectively) of REITs (including Entertainment Properties Trust), (ii) the Company's investment in certain shares (amounting to 1%, 2%, 0% and 0% of the Company's consolidated total assets as of December 31, 2004, December 31, 2003, December 31, 2002 and December 31, 2001, respectively) of Atlantic Liberty Financial Corp., (iii) all of the outstanding equity interests of the Company's Subsidiaries, and (iv) the Company's interests in the Partnerships, the Company does not presently own and has not owned any equity interest (including any option or right to acquire an equity interest) in any other corporation, partnership, association, trust, joint venture or other entity either directly, through a partnership, association, trust, joint venture, or other entity or through such a Qualified REIT Subsidiary, or through some other pass-through arrangement.


                 Interest On Obligations Secured by Mortgages on
                 Real Property or on Interests in Real Property

         The representations below are intended to demonstrate that interest earned by the Company on obligations secured by mortgages on real property or on Interests in Real Property owned by the Company (taking into account the Partnership Look-Through Rules) have for all relevant years qualified as Interest (as defined in the Code and on Exhibit A attached hereto) and, accordingly, support the Company's statements in representations 19 and 20, above, that it has satisfied in all prior taxable years, and is in a position to continue to satisfy in the current and all future taxable years, the Seventy-Five Percent Test and Ninety-Five Percent Test.

         25. The Company's principal business activity is to generate income by originating and holding for investment, for its own account, senior and junior real estate mortgage loans secured by real property. As of June 30, 2005, the Company holds 39 loans (which include senior and junior mortgage loans, senior and junior participations in mortgage loans, and loans to certain of the Partnerships) with an aggregate outstanding principal amount of $157,739,000.00 (collectively, the "Mortgage Loans"). Except with respect to one loan made by the Company to a Partnership borrower with an outstanding principal balance of $2,950,000.00 that is secured only by a pledge of all of the interests in the relevant Partnership borrower held by the other partner of the Partnership, each of the Mortgage Loans is secured by real property located in the continental United States. Approximately 92% of the Company's Mortgage Loans bear interest at a floating interest rate related to the prime rate, also referred to as adjustable rate mortgages, with a stated minimum interest rate, and the remaining portion of the Company's Mortgage Loans provide for a fixed rate of interest.

         26. Of the outstanding principal amount of the Mortgage Loans, approximately 93% represent first mortgage loans or first mortgage loans in which the Company holds a senior or pari passu participation interest, and approximately 7% represent second mortgage loans or junior participations and a mezzanine loan. Included among the Mortgage Loans are 2 second mortgage loans, 1 first mortgage loan and 1 mezzanine loan to certain of the Partnerships (the outstanding principal balance of such loans (in the aggregate) total $6,213,000); and, except for the one mezzanine loan to a certain Partnership borrower with an outstanding principal balance of $2,950,000.00 that is secured only be a pledge of all of the interests in the relevant Partnership borrower held by the other partner of the Partnership, each of such loans are secured by the real property owned by the applicable Partnership borrower.

         27. None of the Mortgage Loans contain shared appreciation provisions pursuant to which the Company is entitled to receive a specified portion of any gain realized on the sale or exchange of the secured real property (or any gain which would be realized if such property were sold on a specific date).

         28. As of and for the six (6) month period ended June 30, 2005, the Mortgage Loans receivable represented approximately 61% of the total consolidated assets of the Company and Interest earned by the Company with respect to such loans represented 65% of the Company's gross income. As of and for the years ended December 31, 2004, December 31, 2003, December 31, 2002 and December 31, 2001, loans receivable of the Company secured by mortgages on real property represented approximately 56%, 54%, 48% and 46%, respectively, of the total consolidated assets of the Company and Interest earned by the Company with respect to such loans represented approximately 49%, 30%, 45% and 43%, respectively, of the Company's gross income.

         29. The outstanding principal amount of any loans held by the Company secured by mortgages on real property (including the Mortgage Loans) did not exceed the fair market value of the real property securing such loans (determined as of the date the Company was bound to make the loan or, in the case of any loan which was purchased by the Company, as of the date on which the purchase was subject to a binding commitment by the Company). For purposes of the foregoing representation, the "fair market value" of the real property securing any second priority mortgage loans held by the Company was reduced by the amount of all senior encumbrances on the secured real property.

         30. With respect to any taxable year of the Company, the Company (including for this purpose any partnership or limited liability company in which the Company directly or indirectly holds an ownership interest, any Qualified REIT Subsidiary and any other entity in which the Company has owned any ownership interest) has not received or accrued and will continue not to receive or accrue, directly or indirectly, any interest with respect to loans secured by real property, where the determination of the amount of interest depends in whole or in part on the income or profits derived by any person from the property, except (i) for such amounts where the debtor derives substantially all of its gross income (not taking into account gain from the disposition of property) from the related property secured by a mortgage on such property through the leasing of substantially all of its interests in the property to the extent the amounts received from the debtor are attributable to amounts that would be characterized as "qualified rents" from real property under Section 856(d)(6)(B) of the Code, (ii) where interest is based on a fixed percentage or percentages of receipts or sales within the meaning of Section 856(f)(1)(A) of the Code, (iii) that the Company may receive or accrue a de minimis amount of such interest which does not materially adversely affect its ability to satisfy the standards relating to 95% and 75%, respectively, of the gross income derived by the Company, as set forth in Paragraphs 19(a) and 19(b), respectively, of this Officer's Certificate and (iv) that the Company may receive or accrue such amounts as is permitted to be received or accrued with respect to Foreclosure Property without adversely affecting the Company's qualifications as a REIT.

                            Rents from Real Property

         The representations below are intended to demonstrate that rents from properties owned by the Company (taking into account the Partnership Look-Through Rules) have for all relevant years qualified as Rents from Real Property (within the meaning of Section 856(d) of the Code and as defined on Exhibit B attached hereto) and, accordingly, support the Company's statements in representations 19 and 20, above, that it has satisfied in all prior taxable years, and is in a position to continue to satisfy in the current and all future taxable years, the Seventy-Five Percent Test and Ninety-Five Percent Test.

         31. As of the date of this Certificate, the Company owns 2 real estate properties either directly or indirectly through its Subsidiaries. In addition, the Company owns partnership interests in nine (9) joint ventures that own a total of 9 real estate properties (or a leasehold interest therein) (collectively, the 11 real estate properties in which the Company owns interests are referred to herein as the "Properties"). All of the Properties are located within the continental United States.

         32. All or a portion of each Property is or has been rented to and used by another person pursuant to a written lease between such other person and the Company, the relevant Subsidiary of the Company or the relevant Partnership, as applicable (the Company, the relevant Subsidiary or the relevant Partnership (as applicable) are sometimes referred to herein as the "Lessor" or "Lessors"). One of the Properties is leased to various retail operators under long-term leases. Of the remaining Properties, 8 are commercial properties and 2 are residential properties.

         33. After application of the Partnership Look-Through Rules, as of June 30, 2005, December 31, 2004, December 31, 2003, December 31, 2002 and December 31, 2001, the Properties represented approximately 16%, 17%, 18%, 22% and 23%, respectively, of the total consolidated assets of the Company.

         34. None of the Company, any Subsidiary, any of the Partnerships, nor any other entity in which the Company has owned any interest has furnished, rendered or provided to tenants of any of the Properties, directly or through any other entity, any services, unless such services were, when rendered, customarily furnished or rendered in connection with the rental of real property with respect to properties of a similar class in the geographic area where such property is located and either (a) such services were furnished or rendered through an Independent Contractor from which none of the Company, a Subsidiary, a Partnership or such other entity, after applying the Partnership Look-Through Rules, derived any income, or (b) such services were not rendered primarily for the convenience of the tenant and were, when rendered, usually or customarily rendered in connection with the rental of space for occupancy only (all other services are referred to as "Impermissible Services").

                  In the event that the Company, any Subsidiary, any of the Partnerships or any other entity in which the Company has owned any direct or indirect interest provided, directly or indirectly, services at a particular Property that might reasonably be considered to constitute Impermissible Services (as defined above), either (a) all such services were provided exclusively by an Independent Contractor (i) that was adequately compensated for such services, (ii) that bore all costs and retained all income relating to such services and (iii) from which the Company (after applying the Partnership Look-Through Rules) did not derive or receive any income, or (b) with respect to taxable years beginning after December 31, 1997 only, the amount of income attributable to such Impermissible Services with respect to any Property did not exceed one percent (1%) of all amounts received or accrued with respect to such Property (and for this purpose the amount of income attributable to such Impermissible Services was no less than 150 percent of the cost of providing such Impermissible Services).

         35. Each Independent Contractor that has performed services for the Company, any of the Company's Subsidiaries, the Partnerships or each of their respective tenants has been adequately compensated for the services provided, and no agreement arrangement or tacit understanding exists or existed whereby the Lessors would pay an Independent Contractor less than the fair market value of its services (i.e., less than the amount an unrelated third party carrying on the same volume of business with the Independent Contractor would pay for equivalent services).

         36. Each Independent Contractor hired to provide a particular service or perform a particular task determines the manner in which to provide such service or perform such task and is responsible for supervising any of its employees that provide the service or perform the task.

                  Although the Lessors may provide general instructions and job requirements to the Independent Contractors, the Lessors did not and do not control the day-to-day activities of the Independent Contractors or their employees. The same has been true of all Independent Contractors hired to service the any real properties owned by the Company (including the Properties and taking into account the Partnership Look-Through Rules) since the Company's formation.

         37. From time to time, tenants of each Lessor may themselves hire (or may in the past have hired) an Independent Contractor to perform non-customary tenant services. For example, a tenant might hire or have hired an independent contractor to install a new computer system in its offices. All Independent Contractors hired by the Lessors' tenants, as the case may be, billed the tenant directly for their services, and the tenant has remitted any payment directly to the Independent Contractors. No portion of the payment for such services passed through to the relevant Lessor or Lessors. Moreover, to the best of the knowledge of the Company, Independent Contractors hired directly by tenants have been adequately compensated (i.e., tenants have paid approximately the same amount that an unrelated third party who was not a tenant of the Company and who had carried on the same volume of business with such Independent Contractors as is carried on by the Company's tenants would have paid for equivalent services). The Company has no plan to change the above described practices.

         38. After taking into account the Partnership Look-Through Rules, less than 15% of the rents received by any of the Lessors pursuant to any lease have been attributable to personal property, determined for any taxable year of the Company, pursuant to Section 856(d)(1) of the Code (flush language) as in effect during such taxable year. Additionally, the Lessors will not enter into any lease under which the rent for a given taxable year attributable to the personal property provided thereunder exceeds 15% of the total rent under such lease.

         39. After taking into account the Partnership Look-Through Rules, no amount received or accrued, directly or indirectly, by the Lessors under any lease in whole or in part depended on income or profits derived by the tenant, the subtenant, or any other person using the leased property, except for certain rents based on a fixed percentage or percentages of receipts or sales. The amount due under each lease each year may include (or may have included) certain sales or use taxes, and may be increased (or may have been increased) by the costs of certain utilities, operating expenses and, in the event of a late payment, interest and late payment service charges. Additionally, the amount of rent payable under a lease may be adjusted (or may have been adjusted) from year to year to reflect inflation; the amount of such adjustment either may be a fixed dollar amount determined at the time the lease is entered into or may be (or may have been) determined by reference to a standard index, such as a consumer price index. The Lessors will not, from and after the date hereof, enter into any lease under which the rent or any other amount depends in whole or in part on the income or profits derived by the tenant, the subtenant or any other person using such property, except that any such rent or other amount may be based on a fixed percentage or percentages of receipts or sales.

         40. After taking into account the Partnership Look-Through Rules, no material amounts have been received or accrued, directly or indirectly, with respect to the rental of any real or personal property, from any person in which the Company has ever owned (after applying the Constructive Ownership Rules), directly or indirectly, (1) in the case of a tenant or subtenant that is a corporation, ten percent (10%) or more of the total combined voting power of all classes of stock entitled to vote or, for all taxable years of the Company prior to the 2001 taxable year, ten percent (10%) or more of the total number of shares of all classes of stock (but, for the 2001 taxable year, and all taxable years thereafter, 10% or more of the total value of shares of all classes of stock); or (2) in the case of a tenant or subtenant that is an entity other than a corporation, an interest of ten percent (10%) or more in the assets or net profits of such tenant or subtenant.

         41. The negotiated rent paid or accrued by the tenants of each of the real properties owned by the Company (including the Properties and taking into account the Partnership Look-Through Rules) represents (and has represented) the fair market value of the use of such property, and any escalations in the rent to be paid by any such tenants under the leases of the Properties reflect the Lessors' and the tenants' arms-length agreement with respect to the future rental value of such property based on currently available information.

         42. Neither the Company nor any Subsidiary has ever acted as the agent or under the control of the partners of any of the Partnerships.

                         Distribution of Income and Gain

         43. For the taxable year of the Company that ended on December 31, 2000, and for all prior taxable years of the Company, the Company paid dividends (within the meaning of Section 316 of the Code), without regard to capital gains dividends (within the meaning of Section 857(b)(3)(C) of the Code), equal to or in excess of (the "Pre-2001 Required Distribution Amount"):

                  (a) the sum of (i) ninety-five percent (95%) of the Company's real estate investment trust taxable income (as defined in Section 857(b)(2) of the Code) for the year (determined without regard to the deduction for dividends paid and by excluding any net capital gain) and (ii) ninety-five percent (95%) of the excess of the net income from Foreclosure Property over the tax imposed on such income under Section 857(b)(4)(A) of the Code, minus

                  (b) any excess noncash income (as determined under Section 857(e) of the Code).

         44. For the taxable year of the Company beginning January 1, 2001 and all subsequent taxable years, the Company has paid and will pay dividends (within the meaning of Section 316 of the Code), without regard to capital gains dividends (within the meaning of Section 857(b)(3)(C) of the Code), equal to or in excess of (the "Post-2001 Required Distribution Amount;" the Pre-2001 Required Distribution Amount and the Post-2001 Required Distribution Amount are collectively referred to herein as the "Required Distribution Amount"):

                  (a) the sum of (i) ninety percent (90%) of the Company's real estate investment trust taxable income (as defined in Section 857(b)(2) of the Code) for the year (determined without regard to the deduction for dividends paid and by excluding any net capital gain) and (ii) ninety percent (90%) of the excess of the net income from Foreclosure Property over the tax imposed on such income under Section 857(b)(4)(A) of the Code, minus

                  (b) any excess noncash income (as determined under Section 857(e) of the Code).

         45. All dividends of the Required Distribution Amount paid by the Company in respect of a taxable year (a) were declared and paid during such taxable year (or deemed paid on December 31 of such taxable year pursuant to Section 857(b)(9) of the Code) or (b) were declared prior to the time prescribed by law for the filing of the Company's federal income tax return for such taxable year (including the period of any extension of time granted for filing such return) and paid to shareholders in the 12-month period following the close of such taxable year and not later than the date of the first regular dividend payment made after such declaration.

         46. For each taxable year of the Company, the dividends paid by the Company on the Company's shares have been made and will be made pro rata with no preference to any shares as compared with other such shares of the same class.

         47. The Company has not at any time paid a "deficiency dividend," as defined in Code Section 860(f).

         48. The Company believes that it will be able to, and intends to, timely distribute the Required Distribution Amount in respect of its 2005 and each subsequent taxable year.

                                  Other Matters

         49. The factual statements and representations set forth in the Registration Statement (including those in the section thereof entitled "Certain Federal Income Tax Considerations") are, and were, when made, true and correct.

         50. The Partnerships have at all times since there respective dates of formation (i) been treated as partnerships, and not as corporations or associations taxable as corporations, for U.S. federal income tax purposes and
(ii) timely filed U.S. federal income tax returns on Internal Revenue Service Form 1065 for each year during which they were in existence.

         51. With respect to each of the Partnerships, at least 75% of the gross income of the relevant Partnership (excluding gross income from prohibited transactions) with respect to each taxable year beginning with the taxable year of such Partnership that includes the date the Company became a partner or member in such Partnership and for each Partnership taxable year thereafter is or was derived from sources that satisfy the Seventy-Five Percent Test.

         52. The cost sharing arrangement between the Company and certain other business entities, as described in the Registration Statement under the section "Certain Relationships and Related Party Transactions," represents a true reimbursement arrangement whereby another business entity has agreed to incur costs on behalf of the Company and the Company has agreed to reimburse such business entity on an arm's length basis for the Company's pro rata share of general and administrative expenses including rent, payroll and other expenses related to back office functions as more fully described in the Registration Statement.

         53. Other than the audit of the Company's 1992 U.S. federal income tax return, the Internal Revenue Service has never audited any tax return of the Company, or given notice that it intends to commence such an audit. The examination by the Internal Revenue Service of the Company's 1992 U.S. federal income tax return resulted in no change or adjustment to any amount reported therein.

         54. The Company (or a partnership or limited liability company in which the Company or one or more Qualified REIT Subsidiaries hold interests) has and will continue to at all times beneficially hold all of its assets for investment purposes and not as Section 1221(a)(1) Property.

         55. In addition to those requirements set forth in this Certificate relating to the qualification of the Company as a REIT under the Code, the Company has at all times complied with and will continue to comply with all other requirements under the Code (including, without limitation, Sections 856-860 of the Code) in order to maintain the Company's qualification as a REIT under the Code.

         56. If the Company discovers that it does not satisfy one or more of the REIT income, asset or other requirements for any taxable year, it will take all action contemplated by Sections 856(c)(6), 856(c)(7), and 856(g)(5) of the Code, as the case may be, in order to maintain its status as a REIT for such year and all succeeding years, including: (i) making the disclosure required by Sections 856(c)(6)(A) and 856(c)(7)(B)(ii) of the Code (in the case of certain income and asset test violations); (ii) disposing of assets in the manner contemplated, and in accordance with the deadlines established, by Sections 856(c)(7)(A)(ii) and 856(c)(7)(B)(v) of the Code to the extent necessary to bring the Company into compliance with the REIT asset requirements; and (iii) duly paying the related penalty tax, if any, imposed by Sections 857(b)(5) (for income test violations), 856(c)(7)(C) (for asset test violations), and 856(g)(5)(C) (for violations of other qualification requirements applicable to REITs) of the Code.

         57. To the extent that the foregoing statements in this Certificate involve legal conclusions or the application or interpretation of legal principles, we each have consulted with legal counsel concerning such conclusions, applications and interpretations and have received such opinions, explanations and advice necessary or appropriate in the circumstances to allow each of us to make such statements. It is our responsibility to have knowledge and be aware of the matters described in this Certificate. We each understand and acknowledge that Simeon Brinberg, Esq. will be relying, and will be entitled to rely, on this Certificate in rendering his Opinion and that any inaccuracy in any of the foregoing statements may have a material effect on the Opinion and may, in fact, render such Opinion undeliverable. If prior to the delivery of the Opinion by Simeon Brinberg, Esq., any information comes to the attention of either of us that makes (or may serve to make) any of the foregoing statements made by us incorrect, I hereby undertake to make such information known to Simeon Brinberg, Esq. immediately and to revise or restate any and all affected statements set forth above accordingly.


                            BRT Realty Trust



                            By:
                              ------------------------------
                              David W. Kalish,
                              Senior Vice President-Financial


                            By:
                              ------------------------------
                              George Zweier,
                              Chief Financial Officer

                                    EXHIBIT A

For purposes of this Certificate and the definitions set forth in this Exhibit
A: (a) the term "partnership" shall include all partnerships, limited liability companies and other pass-through entities treated as partnerships for federal income tax purposes, except that such term shall not include any such entity that has elected to be treated as an association taxable as a corporation for federal income tax purposes pursuant to Section 7701 of the Code and the regulations thereunder; (b) the term "partner" shall include partners, members or other holders of equity interests in any partnership; (c) the term "corporation" shall include any association taxable as a corporation for federal income tax purposes, and (d) the term "shareholder" shall include any holder of an equity interest in a corporation that is treated as "stock" for federal income tax purposes or, as applicable, any holder of "shares" of beneficial equity interests of a REIT.

                  "Attribution Rules": (i) stock or shares owned directly or indirectly by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by its shareholders, partners or beneficiaries, respectively; (ii) an individual shall be considered as owning the stock or shares owned, directly or indirectly, by or for his family (for purposes of this clause (ii), the family of an individual includes only his brothers and sisters (whether by whole or half blood), spouse, ancestors, and lineal descendants); (iii) if any person has an option to acquire stock or shares, such stock or shares shall be considered as owned by such person (for purposes of this clause (iii), an option to acquire such an option, and each one of a series of such options, shall be considered as an option to acquire such stock or shares); (iv) stock or shares constructively owned by a person by reason of the application of clause (i) or clause (iii) shall, for purposes of applying clause (i) or clause (ii), be treated as actually owned by such person, but stock or shares constructively owned by an individual by reason of the application of clause (ii) shall not be treated as owned by him for purposes of again applying clause (ii) in order to make another individual the constructive owner of such stock or shares; (v) if stock or shares may be considered as owned by an individual under either clause (ii) or clause (iii), it shall be considered as owned by him under clause (iii); and (vi) outstanding securities convertible into stock or shares (whether or not convertible during the taxable year) shall be considered as outstanding stock or shares. Clauses (ii), (iii) and (vi) shall only be applied if the effect is to cause five (5) or fewer persons to own directly or indirectly more than fifty percent (50%) of the Company's outstanding shares during the last half of any of its taxable years beginning with the Company's first taxable year after the year in which the Company elected to be treated as a REIT under the Code.


                  "Business Development Corporation": a corporation that was created by or pursuant to an act of a state legislature for purposes of promoting, maintaining and assisting the economy and industry within such state on a regional or statewide basis by making loans to be used in trades and businesses which would generally not be made by banks within such region or state in the ordinary course of their business (except on the basis of a partial participation), and which is operated primarily for such purposes.

                  "Code": the Internal Revenue Code of 1986, as amended.

                  "Constructive Ownership Rules": the rules of Section 318(a) of the Code, as modified by Section 856(d)(5), which treat:

                           (i) an individual as owning the stock or shares owned
directly or indirectly, by or for (A) his spouse
(other than a spouse who is legally separated from the individual under a divorce or separate maintenance decree) and (B) his natural and legally adopted children, grandchildren, and parents (the "Family Rule");

                           (ii) each partner and/or beneficiary of a partnership
and/or an estate, respectively, as owning the stock or shares owned by such partnership or estate in proportion to their respective interest(s) in such partnership and/or estate;

                           (iii) each beneficiary of a trust as owning stock or
shares owned directly or indirectly by or for such trust (other than a tax-exempt employees' trust described in Section 401(a) of the Code) in proportion to their respective actuarial interest in such trust;

                           (iv) each person treated as the owner of a portion or
portions of a "grantor trust" (as defined under Subpart E of Part I of Subchapter J of the Code (the "Grantor Trust Provisions"), which generally treats certain persons and/or entities as the owner of all or a portion of a trust in certain cases) as owning the portion or portions of the grantor trust treated under the Grantor Trust Provisions as owned by or for such person;

                           (v) each person who directly or indirectly owns ten
percent (10%) or more of the value of stock of a corporation (or for whom such stock is owned) as owning any stock or shares owned by such corporation in proportion to such person's interest in the value of such corporation's stock;

                           (vi) a partnership and/or an estate as owning stock
or shares owned directly or indirectly by or for a partner or beneficiary of such partnership and/or estate; provided, however, that for taxable years of the Company beginning after December 31, 1997, the rule described in this paragraph
(vi) shall be applied by taking into account only partners who own (directly or indirectly) twenty-five percent (25%) or more of the capital or profits interest in the partnership;

                           (vii) a trust (other than a tax-exempt employees'
trust described in Section 401(a) of the Code) as owning stock or shares owned directly or indirectly by or for a beneficiary of such trust, provided that the beneficiary's interest in the trust is not "a remote contingent interest"
(a beneficiary's interest in a trust shall be a remote contingent interest if, under the maximum exercise of discretion by the trustee in favor of such beneficiary, the value of such interest, computed actuarially, is five percent (5%) or less of the value of the trust property);

                           (viii) a trust treated as a "grantor" trust (as
defined in clause (iv) above) as the owner of stock or shares directly or indirectly owned by or for any person who is considered the owner of any portion of the trust under the Grantor Trust Provisions;

                           (ix) a corporation as owning the stock or shares
directly or indirectly owned by or for any shareholder that owns ten percent (10%) or more of the value of the corporation's stock;

                           (x) an option to acquire stock or shares (or any one
of a series of options to acquire an option to acquire stock or shares) as exercised (i.e., an option holder is viewed as owning the stock ultimately underlying the option) (the "Option Rule").

                           For purposes of applying the Constructive Ownership
Rules, the following operating rules apply:

                           (aa) except as provided in clauses (bb) and (cc)
below, stock or shares constructively owned under clauses (i) through (x) above shall be treated as actually owned;

                           (bb) if an individual is treated as constructively
owning the stock or shares owned by a family member under the Family Rule of clause (i) above, the Family Rule will not be applied to treat the individual as actually owning such stock or shares in order to make another family member the constructive owner of such stock or shares under a subsequent application of the Family Rule;

                           (cc) if a partnership, estate, trust, or corporation
is treated as constructively owning stock or  shares under any of clauses (vi),
(vii), (viii), and (ix) above, such entity shall not be treated as actually owning the stock for purposes of applying the Constructive Ownership Rules of any of clauses (ii), (iii), (iv), or (v) to make another the constructive owner of such stock or shares;

                           (dd) for purposes of these operating rules, if an
individual may be treated as constructively owning stock under either the Family Rule of clause (i) above or the Option Rule of clause (x) above, the individual will be treated as constructively owning the stock or shares under the Option Rule; and

                           (ee) an S corporation shall be treated as a
partnership, and an S corporation shareholder shall be treated as a partner in a partnership; however, this clause (ee) shall not apply for purposes of determining whether stock in the S corporation is constructively owned by any person.

                  "Declaration of Trust": the Company's Third Amended and Restated Declaration of Trust as filed with the Secretary of the Commonwealth of Massachusetts.

                  "Foreclosure Property": any real property (including Interests in Real Property), and any personal property incident to such real property acquired as a result of having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was default or default was imminent on a lease of such property or on an indebtedness that such property secured; provided, that such term does not include property acquired as a result of indebtedness arising from the sale or other disposition of property that is Section 1221(a)(1) Property that was not originally acquired as Foreclosure Property and, provided, further, that:

                  (1) property shall not qualify as Foreclosure Property if the loan or lease with respect to which the default occurs or is imminent was made or entered into (or the lease or indebtedness was acquired) with an intent to evict or foreclose, or when the lender or lessor, respectively, knew or had reason to know that a default would occur;

                  (2) the Company filed or will have filed on its behalf (as appropriate) an election with the Internal Revenue Service to treat such property as Foreclosure Property on or before the due date (including any extensions of time) for filing its federal income tax return for the taxable year in which it acquired or will acquire such property; and

                  (3) the Company ceased treating the property as Foreclosure Property on the earlier of the following:

                           (i) the first date on which any of the following occurred: (a) a lease was entered into after the acquisition of the property which, by its terms, would give rise to income other than income that qualifies under the Seventy-Five Percent Test in Section 856(c)(3) of the Code (other than income from Foreclosure Property) or the first day on which any amount other than such qualifying income was received or accrued pursuant to a lease entered into after such acquisition; (b) any construction took place on such property (other than completion of a building or any other improvement, where more than ten percent (10%) of the construction of such buildings or improvement was completed before default became imminent); or (c) the property was used in a trade or business (other than a trade or business conducted through an Independent Contractor) more than 90 days after the acquisition of the property; or

                           (ii) for taxable years of the Company beginning on or before December 31, 1997, the date that is two years after the date such property was acquired (or on such later date as stated in an extension to this two-year period granted by the Internal Revenue Service) or

                           (iii) for taxable years of the Company beginning after December 31, 1997, the last day of the third taxable year following the taxable year in which the property was acquired (or on such later date as stated in an extension to this three-year period granted by the Internal Revenue Service).

and provided, further, that for taxable years of the Company beginning after December 31, 2000, the term "Foreclosure Property" shall include any "qualified health care property" (as defined in Section 856(e)(6)(D) of the Code) acquired as the result of the termination of a lease of such property (other than a termination by reason of a default, or the imminence of a default, on the lease), and in the case of property that is Foreclosure Property, solely by reason of this proviso, in lieu of applying clause (3)(iii) above, the property shall cease to be Foreclosure Property as of the last day of the second taxable year following the taxable year in which the property was acquired (or on such later date as stated in an extension to this two-year period granted by the Internal Revenue Service).

         For purposes of this definition of Foreclosure Property, the Partnership Look-Through Rules shall be applied to determine when property is acquired by the Company and whether the property is owned or used in a trade or business by the Company.

                  "Independent Contractor": a person other than (i) any person owning (actually or after application of the Constructive Ownership Rules) more than 35% of the shares of the Company; (ii) any corporation in which persons owning 35% or more of the shares of the Company own (actually or after application of the Constructive Ownership Rules) more than 35% of the voting power with respect to the stock of such corporation; (iii) any entity other than a corporation in which persons owning 35% or more of the shares of the Company own (actually or after application of the Constructive Ownership Rules) more than 35% interest in the assets or net profits of such entity; or (iv) any person acting as an agent or under the control of the Company or any of the Partnerships; provided, that after December 31, 2000, in the event that any class of stock or shares of either the Company or such entity is regularly traded on an established securities market, only persons who own, directly or indirectly, more than 5% of such class of stock or shares shall be taken into account as owning any of the stock or shares of such class for purposes of applying the 35% limitation set forth in clauses (ii) and (iii) above (but all of the outstanding stock or shares of such class shall be considered outstanding in order to compute the denominator for purposes of determining the applicable percentage of ownership).

                  "Interest": includes only an amount that constitutes compensation for the use or forbearance of money. A fee received or accrued which is in fact a charge for services performed for a borrower rather than a charge for the use of borrowed money, for example, is not "Interest." In addition, the term "Interest" does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person, except that "Interest" may include an amount based on a fixed percentage or percentages of receipts or sales, and where a REIT receives any amount which would be excluded from the term "Interest" solely because the debtor of the REIT receives or accrues any amount the determination of which depends in whole or in part on the income or profits of any person, only a proportionate part of the amount received or accrued by the REIT from the debtor will be excluded from the term "Interest." Furthermore, if (A) a REIT receives or accrues with respect to an obligation secured by a mortgage on real property or Interests in Real Property amounts from a debtor which derives substantially all of its gross income with respect to such property (not taking into account any gain on any disposition) from the leasing of substantially all of its interests in such property to tenants, and
(B) a portion of the amount which such debtor receives or accrues, directly or indirectly, from tenants consists of rents which would be includible in the Seventy-Five Percent Test if received directly by the REIT (i.e., "qualified rents"), then the amounts which the REIT receives or accrues from such debtor shall not be excluded from the term "Interest" by reason of being based on the income or profits of such debtor to the extent the amounts so received are attributable to qualified rents received or accrued by such debtor.

                  "Interests in Real Property": fee ownership of land or improvements thereon, leaseholds of land or improvements thereon, options to acquire land or improvements thereon, and options to acquire leaseholds of land or improvements thereon, but does not include mineral, oil or gas royalty interests.

                  "Issuer": shall mean "issuer" as used in the Investment Company Act of 1940, as amended.

                  "Mortgage Loans": is as defined in paragraph 25 of this Certificate.

                  "Partnership": shall mean any of the entities treated as a partnership for federal income tax purposes in which the Company or a Subsidiary of the Company owns or has owned an interest as of the relevant determination date or at any time during the applicable measurement period. As of the date of this Certificate, the Company or a Subsidiary of the Company owns interests in each of the following Partnerships: Blue Hen Venture LLC, West 69th Street LLC, Ripco TRB Venture I LLC, Lawrence Realty Associates LLC, 800 South Main Street LLC, Union Square LLC, Watertown Commons LLC, Watertown Main Street LLC, and Rutherford Glen Apartments LLC.

                  "Partnership Look-Through Rules": the Company will be deemed to own its proportionate share of the assets of each Partnership and will be deemed to have realized its proportionate share of each item of income of each Partnership, and will be treated as having paid or incurred its proportionate share of each item paid or incurred by each Partnership. For this purpose, except as modified by Section 856(m)(3)(B) of the Code, the interest of the Company in each Partnership's assets shall be determined in accordance with the capital interest associated with the Company's partnership interest in each Partnership. The character of the various assets in the hands of each Partnership and items of gross income retain their character in the hands of the Company. Where a Partnership sells real property or the Company sells its interest in a Partnership that owns real property, any gross income realized from such sale, to the extent that it is attributable to the real property, shall be deemed gross income from the sale or disposition of real property held for either the period that the Partnership has held the property or the period that the Company was a partner of the Partnership, whichever is the shorter. In addition, all assets, liabilities, and items of income, deduction and credit of all Qualified REIT Subsidiaries (as well as all Limited Liability Subsidiaries, as defined in paragraph 15 of this Certificate) of the Company are treated as assets, liabilities, and items of income, deduction and credit (as the case may be) of the Company.

                  "Person": an individual, private foundation, charitable trust or employee pension, profit-sharing, stock bonus or supplemental unemployment benefit trust; provided, however, that, for 1994 and all subsequent taxable years, the term "person" shall not include any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code and any REIT shares held by such a trust are treated as held directly by the trust's beneficiaries in proportion to their actuarial interests in the trust unless (a) one or more "disqualified persons" (as defined in Section 4975(e)(2) of the Code, without regard to subparagraphs (B) and (I) thereof) with respect to such trust hold in the aggregate five percent (5%) or more in value of the interests in the Company and (b) the Company has accumulated earning and profits attributable to any period for which it did not qualify as a REIT. For 1993 and all prior taxable years, the term "Person" included any trust described in
Section 401(a) of the Code and exempt from tax under Code Section 501(a).

                  "Prohibited Transaction": the sale or other disposition of property held (after application of the Partnership Look-Through Rules) as inventory or primarily for sale to customers in the ordinary course of business, other than Foreclosure Property, unless:

                  (i) the property sold was a Real Estate Asset;

                  (ii) the Company held (after application of the Partnership Look-Through Rules) the Real Estate Asset for at least four (4) years. For this purpose, the holding period of property acquired through foreclosure, deed in lieu of foreclosure or termination of a lease includes the period for which the Company held the loan which such property secured or the lease of such property;

                  (iii) the aggregate expenditures made by the Company (after application of the Partnership Look-Through Rules) during the four (4)-year period preceding the date of the sale that are includible in the basis of the Real Estate Asset do not exceed thirty percent (30%) of the net selling price of such asset. For this purpose, (A) in the case of a property acquired through foreclosure, deed in lieu of foreclosure or termination of a lease, expenditures made by or for the account of the mortgagor or lessee after default became imminent will be regarded as made by the Company, (B) expenditures (including expenditures regarded as made directly or indirectly under clause (A)) will not be taken into account if they relate to Foreclosure Property and did not cause the property to lose its status as Foreclosure Property, (C) expenditures will not be taken into account if they are made solely to comply with standards or requirements of any government or governmental authority having relevant jurisdiction, or if they are made to restore the property as a result of losses arising from fire, storm or other casualty, and (D) the term "expenditures" does not include advances on a loan made by the Company;

                  (iv) (A) during the relevant taxable year the Company (after application of the Partnership Look-Through Rules) did not make more than seven
(7) sales of property (other than Foreclosure Property) or (B) during the relevant taxable year the aggregate adjusted bases (as determined for purposes of computing earnings and profits) of property (other than Foreclosure Property) sold does not exceed ten percent (10%) of the aggregate adjusted bases (as so determined) of all the assets of the Company as of the beginning of the taxable year. For this purpose, the sale of more than one property to one buyer as part of one transaction constitutes one sale;

                  (v) in the case of property that consists of land or improvements not acquired through foreclosure, deed in lieu of foreclosure or lease termination, the Company (after application of the Partnership Look-Through Rules) has held the property for not less than four (4) years for production of rental income. For this purpose, the holding period of property acquired through foreclosure, deed in lieu of foreclosure or termination of a lease includes the period for which the Company held the loan that such property secured or the lease of such property; and

                  (vi) if the requirement of clause (iv)(A) is not satisfied, substantially all of the marketing and development expenditures with respect to the property were made through an Independent Contractor from whom the Company does not receive income.

For purposes of the foregoing, the term "sale" does not include any transaction in which the net selling price is less than $10,000.

                "Properties": is as defined in paragraph 31 of this Certificate.


                  "Qualified REIT Subsidiary" means any corporation if 100% of the stock of the corporation was held by the Company at all times during the period such corporation was in existence; provided, that such term shall not include any Taxable REIT Subsidiary.

                  "Qualified Temporary Investment Income": any income that (i) is attributable to stock, or a bond, debenture, note, certificate or other evidence of indebtedness (excluding any annuity contract that depends, in whole or in substantial part, on the life expectancy of one or more individuals, or is issued by an insurance company in a transaction in which there is no consideration other than cash or another annuity contract meeting the requirements of this definition, pursuant to the exercise of an election under an insurance contract by a beneficiary thereof on the death of the insured party under such contract or in a transaction involving a qualified pension or employee benefits plan), (ii) is attributable to the temporary investment of new capital received by the Company and (iii) is received or accrued during the one-year period beginning on the date the Company received such capital.

                  "Real Estate Asset": real property (including Interests in Real Property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs. Such term also includes any property (not otherwise a Real Estate Asset) attributable to the temporary investment of new capital, but only if such property is stock or a debt instrument, and only for the one-year period beginning on the date the Company receives such capital.

                  "Registration Statement": the registration on Form S-3 (Registration No. 333-128458) pursuant to the Securities Act of 1933, as amended, of the public offering and sale of up to an indeterminate number of common shares, preferred shares and warrants of the Company as shall have an aggregate offering price of up to $100,000,000.00.

                  "REIT": a real estate investment trust that meets the requirements under Sections 856 through 860 of the Code.


                  "Rents from Real Property": has the meaning set forth on Exhibit B hereto.


                  "Required Distribution Amount": is as defined in paragraph 44 of this Certificate.


                  "Section 1221(a)(1) Property": stock in trade or other property of a kind that would properly be included in inventory if on hand at the close of the taxable year, or property held primarily for sale to customers in the ordinary course of business.

                  "Securities": shall mean "securities" as used in the Investment Company Act of 1940, as amended (which defines "securities" broadly to include, among other items, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, or warrant or right to subscribe to or purchase any of the foregoing). For purposes of paragraph 23(c)(ii)(z) of this Certificate, the following instruments shall not be treated as "Securities" for purposes of the 10% Value Test: (i) securities that qualify under paragraph 23(a) of this Certificate; (ii) straight debt securities of an issuer which meet the requirements of Section 856(m)(2) of the Code; (iii) any loan to an individual or an estate; (iv) any Section 467 rental agreement (as defined in Section 467(d) of the Code), other than with a person described in Section 856(d)(2)(B) of the Code; (v) any obligation to pay rents from real property (as defined in subsection 856(d)(1) of the Code); (vi) any security issued by a State or any political subdivision thereof, the District of Columbia, a foreign government or any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under such Security does not depend in whole or in part on the profits of any entity not described in this clause (vi) or payments on any obligation issued by such an entity; (vii) any security issued by an entity that qualifies as a REIT for federal income tax purposes; and (viii) any other arrangement as determined by the Secretary of the Treasury. The following rules shall apply in determining whether an instrument is or is not treated as a "Security" for purposes of the 10% Value Test pursuant to the preceding sentence: (A) a debt instrument issued by a partnership or corporation shall not be considered "straight debt" for purposes of clause (ii) above if the Company owns non-straight debt securities of the Issuer that exceed 1% of the Issuer's total outstanding securities, determined without the look-through rule of Section 856(m)(3)(A)(i) of the Code; and (B) (I) any debt instrument issued by a partnership shall not be treated as a "Security" for purposes of the 10% Value Test to the extent of the Company's interest as a partner in the partnership within the meaning of Section 856(m)(3) of the Code, and (II) any debt instrument issued by a partnership shall not be treated as a "Security" for purposes of the 10% Value Test if at least 75% of the partnership's gross income (excluding gross income from prohibited transactions) is derived from sources described in paragraph 19(b) of this Certificate.

                  "Taxable REIT Subsidiary": a corporation other than a real estate investment trust if (i) the Company directly or indirectly owns stock in such corporation, (ii) such corporation meets the requirements for a taxable REIT subsidiary set forth in Section 856(l) of the Code and (iii) the Company and that corporation have jointly elected to have the corporation treated as a taxable REIT subsidiary under Section 856(l) of the Code, which election has not been revoked.

                  "Voting Securities": shall mean "voting securities" as used in the Investment Company Act of 1940, as amended. These would include voting stock of a corporation and voting interests in a trust or any other entity, but do not include voting interests in any of the Partnerships.

                                    EXHIBIT B

                  "Rents from Real Property":  means:

                  (A) rents from Interests in Real Property (as defined in Exhibit A),

                  (B) charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated, and

                  (C) rent attributable to personal property that is leased under, or in connection with, a lease of real property, but only if the rent attributable to such personal property for the taxable year does not exceed 15 percent of the total rent for the taxable year attributable to both the real and personal property leased under, or in connection with, the lease. For purposes of this paragraph (C), with respect to each lease of real property, rent attributable to personal property for the taxable year is the amount that bears the same ratio to total rent for the taxable year as the average of the adjusted bases of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted bases of both the real property and the personal property at the beginning and at the end of such taxable year, except that for taxable years beginning after December 31, 2000, such ratios shall be calculated using the fair market values of the personal and real property instead of the adjusted bases.

                  Notwithstanding the foregoing, the term Rents from Real Property does not include:

                  (A) except as provided in Sections 856(d)(4) and (6) of the Code, any amount received or accrued, directly or indirectly with respect to any real or personal property, if the determination of such amount depends in whole or in part on the income or profits derived by any person from such property (except that any amount so received or accrued shall not be excluded from the term Rents from Real Property solely by reason of being based on a fixed percentage or percentages of receipts or sales);

                  (B) for all tax years beginning before December 31, 2000, any amount received or accrued directly or indirectly from any person if the Company owns, directly or indirectly:

                           (i)  in the case of any person that is a corporation,
stock of such person possessing ten percent (10%) or more of the total combined voting power of all classes of stock entitled to vote, or ten percent (10%) or more of the total number of shares of all classes of stock of such person; or

                           (ii)   in the case of any person that is not a
corporation, an interest of ten percent(10%)or more in the assets or net profits of such person;

                  (C) for the taxable year of the Company beginning on January 1, 2001 and subsequent taxable years, any amount received or accrued directly or indirectly from any person if the Company owns, directly or indirectly:

                           (i)  in the case of any person that is a corporation,
stock of such person possessing ten percent (10%) or more of the total combined voting power of all classes of stock entitled to vote, or ten percent (10%) or more of the total value of shares of all classes of stock of such person; or

                           (ii)   in the case of any person that is not a
corporation, an interest of ten percent (10%) or more in the assets or net profits of such person; and

                  (D) any impermissible tenant service income (as defined in Section 856(d)(7) of the Code).

                                 ANNEX A-II

         Pursuant to Section 3(b) of the Purchase Agreement, counsel for the Company shall deliver an opinion, or the Company shall provide an Officers' Certificate, to the effect that:

(i) all of the issued and outstanding shares of [capital stock] of each Significant Subsidiary are owned of record by the Company, and the issuance of the Preferred Securities and the Common Securities is not subject to any contractual preemptive rights known to such [counsel/officer];

(ii) no consent, approval, authorization or order of any court or Governmental Entity is required for the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, the purchase by the Trust of the Junior Subordinated Notes, the execution and delivery of and compliance with the Operative Documents by the Company or the Trust or the consummation of the transactions contemplated in the Operative Documents, except such approvals (specified in such [opinion/certificate]) as have been obtained;

(iii) there is no action, suit or proceeding before or by any government, governmental instrumentality, arbitrator or court, domestic or foreign, now pending or threatened against or affecting the Trust or the Company or any Significant Subsidiary that could adversely affect the consummation of the transactions contemplated by the Operative Documents or could have a Material Adverse Effect.

(iv) the execution, delivery and performance of the Operative Documents, as applicable, by the Company and the Trust and the consummation by the Company and the Trust of the transactions contemplated by the Operative Documents, as applicable, (i) will not result in any violation of the charter or bylaws or similar organizational documents of the Company, the charter or bylaws or similar organizational documents of the Company's subsidiaries, the Trust Agreement or the Certificate of Trust of the Trust, and (ii) will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge and encumbrance upon any assets or properties of the Company or any Significant Subsidiary under, (a) any agreement, indenture, mortgage or instrument that the Company or any Significant Subsidiary of the Company is a party to or by which it may be bound or to which any of its assets or properties may be subject, or (b) any existing applicable law, rule or administrative regulation of any court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their respective assets or properties, except in case of (ii), where any such violation, conflict, breach, default, lien, charge or encumbrance, would not have a material adverse effect on the assets, properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as whole.

                                     ANNEX B

                  Pursuant to Section 3(c) of the Purchase Agreement, Kelley Drye & Warren LLP shall deliver an opinion to the effect that:

(v) the Trust will be classified for U.S. federal income tax purposes as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation; and

(vi) for U.S. federal income tax purposes, the Junior Subordinated Notes will constitute indebtedness of the Company.

         In rendering such opinions, such counsel may (A) state that its opinion is limited to the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                                     ANNEX C

                  Pursuant to Section 3(d) of the Purchase Agreement, Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, shall deliver an opinion to the effect that:

                  (i) the Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

                  (ii) under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority (A) to own property and conduct its business, all as described in the Trust Agreement, (B) to execute and deliver, and to perform its obligations under, each of the Purchase Agreement, the Common Securities Subscription Agreement, the Junior Subordinated Note Purchase Agreement and the Preferred Securities and the Common Securities and (C) to purchase and hold the Junior Subordinated Notes;

                  (iii) under the Delaware Statutory Trust Act, the certificate attached to the Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Preferred Securities; the Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment of the consideration as set forth in the Purchase Agreement, the Preferred Securities will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the benefits of the Trust Agreement and, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and such counsel may note that the holders of the Preferred Securities may be obligated, pursuant to the Trust Agreement, to (A) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (B) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Trust Agreement;

                  (iv) the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Trust Agreement and the Common Securities Subscription Agreement, will be validly issued and fully paid and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement;

                  (v) under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive or other similar rights;

                  (vi) under the Delaware Statutory Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust;

                  (vii) the Trust Agreement constitutes a legal, valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms subject, as to enforcement, to the effect upon the Trust Agreement of
         (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                  (viii) the issuance and sale by the Trust of the Preferred Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the Certificate of Trust or the Amended and Restated Trust Agreement or (ii) any applicable Delaware law, rule or regulation;

                  (ix) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware Governmental Entity or Delaware agency is necessary or required solely in connection with the issuance and sale by the Trust of the Common Securities or the Preferred Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder; and

                  (x) the holders of the Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust and the Trust will not be liable for any income tax imposed by the State of Delaware.

         In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) take customary assumptions and exceptions as to enforceability and other matters.

                               ANNEX D

         Pursuant to Section 3(e) of the Purchase Agreement, Gardere Wynne Sewell LLP, special counsel for the Property Trustee and the Indenture Trustee, shall deliver an opinion to the effect that:

                  (i) JPMorgan Chase Bank, National Association (the "Bank") is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under the Indenture and to authenticate and deliver the Securities, and is duly eligible and qualified to act as Trustee under the Indenture pursuant to Section 6.1 thereof and as Property Trustee under the Trust Agreement pursuant to Section 8.2 thereof. (The Indenture and the Trust Agreement are each, an "Agreement" and together, the "Agreements").

                  (ii) Each Agreement has been duly authorized, executed and delivered by the Bank and constitutes the valid and binding obligation of the Bank, enforceable against it in accordance with its terms except (A) as may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) Neither the execution or delivery by the Bank of the Agreements, the authentication and delivery of the Preferred Securities (as defined in the Trust Agreement) and junior subordinated notes (issued under the Indenture, and together with the Preferred Securities, the "Securities") by the Trustee pursuant to the terms of the Agreements, nor the performance by the Bank of its obligations under the Agreements (A) requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing the banking or trust powers of the Bank or (B) violates or conflicts with the Articles of Association or By-laws of the Bank or any law or regulation of the State of New York or the United States of America governing the banking or trust powers of the Bank.

                  (iv) The Securities have been authenticated and delivered by a duly authorized officer of the Bank.

                  In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York and the laws of the United States of America, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of JPMorgan Chase Bank, National Association, the Company and public officials, and (C) make customary assumptions and exceptions as to enforceability and other matters.

                                        ANNEX E

                  Pursuant to Section 3(f) of the Purchase Agreement, Richards, Layton & Finger, P.A., counsel for the Delaware Trustee, shall deliver an opinion to the effect that:

                           (i) Chase Bank USA, National Association is duly
                  formed and validly existing as a national banking association under the federal laws of the United States of America with trust powers and with its principal place of business in the State of Delaware;

                           (ii) Chase Bank USA, National Association has the
                  corporate power and authority to execute, deliver and perform its obligations under, and has taken all necessary corporate action to authorize the execution, delivery and performance of, the Trust Agreement and to consummate the transactions contemplated thereby;

                           (iii) The Trust Agreement has been duly authorized,
                  executed and delivered by Chase Bank USA, National Association and constitutes a legal, valid and binding obligation of Chase Bank USA, National Association, and is enforceable against Chase Bank USA, National Association, in accordance with its terms subject as to enforcement, to the effect upon the Trust Agreement of (i) applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                           (iv) The execution, delivery and performance by Chase
                  Bank USA, National Association of the Trust Agreement do not conflict with or result in a violation of (A) articles of association or by-laws of Chase Bank USA, National Association or (B) any law or regulation of the State of Delaware or the United States of America governing the trust powers of Chase Bank USA, National Association or, to our knowledge, without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which Chase Bank USA, National Association is a party or by which it is bound or, to our knowledge, without independent investigation, of any judgment or order applicable to Chase Bank USA, National Association; and

                           (v) No approval, authorization or other action by, or
                  filing with, any Governmental Entity of the State of Delaware or the United States of America governing the trust powers of Chase Bank USA, National Association is required in connection with the execution and delivery by Chase Bank USA, National Association of the Trust Agreement or the performance by Chase Bank USA, National Association of its obligations thereunder, except for the filing of the Certificate of Trust with the Secretary of State of the State of Delaware, which Certificate of Trust has been filed with the Secretary of State of the State of Delaware.

         In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and the federal laws of the United States governing the trust powers of Chase Bank USA, National Association, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) take customary assumptions and exceptions.

                              EXECUTION COPY




                         Officer's Financial Certificate

         The undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/ Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], hereby certifies, pursuant to Section 6(h) of the Purchase Agreement, dated as of April 27, 2006 (the "Purchase Agreement"), among BRT Realty Trust (the "Company"), BRT Realty Trust Statutory Trust II (the "Trust"), and Bear, Stearns & Co. Inc., that, as of [date], 20__, the Company, if applicable, and its subsidiaries had the following ratios and balances:

As of [Quarterly/Annual Financial Date], 20__


Senior secured indebtedness for borrowed money ("Debt")                $_____
Senior unsecured Debt                                                  $_____
Subordinated Debt                                                      $_____
Total Debt                                                             $_____
Ratio of (x) senior secured and unsecured Debt to (y) total Debt        _____%

* A table describing the quarterly report calculation procedures is provided on page ___

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [date], 20__.]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries and all required Financial Statements (as defined in the Purchase Agreement) for the fiscal quarter year ended [date], 20__.]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [___ quarter interim] [annual] period ended [date], 20__, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

There has been no monetary default with respect to any indebtedness owed by the Company and/or its subsidiaries (other than those defaults cured within 30 days of the occurrence of the same) [, except as set forth below:].

[Insert any exceptions by listing, in detail, the nature of the condition or event causing such noncompliance, the period during which such condition or event has existed and the action(s) the Company has taken, is taking, or proposes to take with respect to each such condition or event.]

I, the undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/ Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], hereby certify that I have reviewed the terms of the Indenture (as defined in the Purchase Agreement) and I have made, or have caused to be made under my supervision, a detailed review of (i) the covenants of the Company set forth therein and (ii) the transactions and conditions of the Company and its subsidiaries during the accounting period ended as of [_______] (the "Accounting Period"), which Accounting Period is covered by the financial statements attached hereto. The examinations described in the preceding sentence did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default (each as defined in the Indenture) during or at the end of the Accounting Period or as of the date of this certificate[, except as set forth below:].

[Insert any exceptions by listing, in detail, the nature of the condition or event causing such noncompliance, the period during which such condition or event has existed and the action(s) the Company has taken, is taking, or proposes to take with respect to each such condition or event.]

         IN WITNESS WHEREOF, the undersigned has executed this Officer's Financial Certificate as of this _____ day of _____________, 20__.



                       BRT REALTY TRUST


                       By:
                         -----------------------------
                       Name:
                            --------------------------

                       BRT Realty Trust
                       60 Cutter Mill Road
                       Great Neck, NY  11021
                       (516) 466-3100

================================================================================




                                  EXHIBIT 10.2

                               PURCHASE AGREEMENT

                                      among

                                BRT REALTY TRUST,



                      BRT REALTY TRUST STATUTORY TRUST II,



                                       and


                           MERRILL LYNCH INTERNATIONAL

                                ----------------


                           Dated as of April 27, 2006

                                ----------------

                              PURCHASE AGREEMENT
                    ($15,000,000 Trust Preferred Securities)

         THIS PURCHASE AGREEMENT, dated as of April 27, 2006 (this "Purchase Agreement"), is entered into among BRT Realty Trust, a Massachusetts business trust (the "Company"), and BRT Realty Trust Statutory Trust II, a Delaware statutory trust (the "Trust", and together with the Company, the "Sellers"), and Merrill Lynch International or its assignee (together with its successors and assigns, the "Purchaser").

                                   WITNESSETH:

         WHEREAS, the Sellers propose to issue and sell 15,000 Floating Rate Preferred Securities of the Trust, having a stated liquidation amount of $1,000 per security, bearing a fixed rate of 8.49% per annum through the interest payment date in April 2016 and a variable rate, reset quarterly, equal to LIBOR (as defined in the Indenture (as defined below)) plus 2.90% thereafter (the "Preferred Securities");

         WHEREAS, the proceeds from the sale of the Preferred Securities will be combined with proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), and will be used by the Trust to purchase Fifteen Million Four Hundred Sixty Four Thousand Dollars ($15,464,000) in principal amount of the unsecured junior subordinated notes of the Company (the "Junior Subordinated Notes");

         WHEREAS, the Preferred Securities and the Common Securities for the Trust will be issued pursuant to the Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of the Closing Date (as defined below), among the Company, as depositor, JPMorgan Chase Bank, National Association, a national banking association, as property trustee (in such capacity, the "Property Trustee"), Chase Bank USA, National Association, a national banking association, as Delaware trustee (in such capacity, the "Delaware Trustee"), the Administrative Trustees named therein (in such capacities, the "Administrative Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust; and

         WHEREAS, the Junior Subordinated Notes will be issued pursuant to a Junior Subordinated Indenture, dated as of the Closing Date (the "Indenture"), between the Company and JPMorgan Chase Bank, National Association, a national banking association, as indenture trustee (in such capacity, the "Indenture Trustee").

         NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

16. Definitions. The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to herein as the "Securities." This Purchase Agreement, the Indenture, the Trust Agreement and the Securities are collectively referred to herein as the "Operative Documents." All other capitalized terms used but not defined in this Purchase Agreement shall have the respective meanings ascribed thereto in the Indenture.

17.      Purchase and Sale of the Preferred Securities.

(a) The Sellers agree to sell to the Purchaser, and Purchaser agrees to purchase from the Sellers the amount of Preferred Securities for an aggregate amount (the "Purchase Price") equal to Fifteen Million Dollars ($15,000,000). The Purchaser shall be responsible for the rating agency costs and expenses. The Sellers shall use the Purchase Price, together with the proceeds from the sale of the Common Securities, to purchase the Junior Subordinated Notes.

(b) Delivery or transfer of, and payment for, the Preferred Securities shall be made at 11:00 A.M. New York time, on April 27, 2006 or such later date (not later than May 27, 2006) as the parties may designate (such date and time of delivery and payment for the Preferred Securities being herein called the "Closing Date"). The Preferred Securities shall be transferred and delivered to the Purchaser against the payment of the Purchase Price to the Sellers made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two business days prior to the Closing Date.

(c) Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two (2) business days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchaser in New York, New York, not later than 2:00 P.M. New York time on the business day prior to the Closing Date. The closing for the purchase and sale of the Preferred Securities shall occur at the offices of Kelley Drye & Warren LLP, or such other place as the parties hereto shall agree.

18. Conditions. The obligations of the parties under this Purchase Agreement are subject to the following conditions:

(a) The representations and warranties contained herein shall be accurate as of the date of delivery of the Preferred Securities.

(b) Simeon Brinberg, counsel for the Company and the Trust, shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser and its successors and assigns and JPMorgan Chase Bank, National Association, in substantially the form set out in items (i) through (iii) and items (x) through (xiii) of Annex A-I hereto, McCarter & English, LLP (together with Simeon Brinberg, the "Company Counsel"), outside counsel for the Company and the Trust, shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser and its successors and assigns and JPMorgan Chase Bank, National Association, in substantially the form set out in items (iv) through (ix) of Annex A-I hereto, and the Company shall have furnished to the Purchaser the opinion of the Company Counsel or a certificate signed by the Company's Chief Executive Officer, President, an Executive Vice President, Chief Financial Officer, Treasurer or Assistant Treasurer, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex A-II hereto. In rendering their opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and the Trust and by government officials (provided, however, that copies of any such certificates or documents are delivered to the Purchaser) and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel's opinion. The Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. Such Company Counsel Opinion shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

(c) The Purchaser shall have been furnished the opinion of Kelley Drye & Warren LLP, dated the Closing Date, addressed to the Purchaser and its successors and assigns and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex B hereto.

(d) The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser and its successors and assigns, JPMorgan Chase Bank, National Association, the Delaware Trustee and the Company, in substantially the form set out in Annex C hereto.

(e) The Purchaser shall have received the opinion of Gardere Wynne Sewell LLP, special counsel for the Property Trustee and the Indenture Trustee, dated the Closing Date, addressed to the Purchaser and its successors and assigns, in substantially the form set out in Annex D hereto.

(f) The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser and its successors and assigns and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex E hereto.

(g) The Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President, and Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, and the Trust shall have furnished to the Purchaser a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date, and, in the case of the Company, as to (i) and (ii) below and, in the case of the Trust, as to (i) below:

(i) the representations and warranties in this Purchase Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust have complied with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

(ii) since the date of the Interim Financial Statements (as defined below), there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not arising from transactions occurring in the ordinary course of business (a "Material Adverse Change").

(h) Subsequent to the execution of this Purchase Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not occurring in the ordinary course of business, the effect of which is, in the Purchaser's judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Preferred Securities.

(i) Prior to the Closing Date, the Company and the Trust shall have furnished to the Purchaser and its counsel such further information, certificates and documents as the Purchaser or its counsel may reasonably request.

         If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Purchase Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Purchase Agreement shall not be reasonably satisfactory in form and substance to the Purchaser or its counsel, this Purchase Agreement and all the Purchaser's obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company and the Trust in writing or by telephone or facsimile confirmed in writing.

         Each certificate signed by any trustee of the Trust or any officer of the Company and delivered to the Purchaser or the Purchaser's counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

19. Representations and Warranties of the Company and the Trust. The Company and the Trust jointly and severally represent and warrant to, and agree with the Purchaser, as follows:

(a) Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act of 1933, as amended (the "Securities Act").

(b) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

(c) The Securities (i) are not and have not been listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act ("Rule 144A(d)(3)").

(d) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e) Neither the Company nor the Trust is, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, will not be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of section 3(a) of the Investment Company Act.

(f) Neither the Company nor the Trust has paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities, except for the preferred securities commission and/or the sales commission the Company has agreed to pay pursuant to the Closing Flow of Funds Memorandum dated as of April 27, 2006.

(g) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. ss.3801, et seq. (the "Statutory Trust Act") with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities or assets (taken as a whole) or business prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect"). The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will be, under current law, classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

(h) The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2(b) hereof, will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. Each of the Administrative Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

(i) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Indenture Trustee, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

(j) The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on the Closing Date in accordance with this Purchase Agreement, in the case of the Preferred Securities, and in accordance with the Common Securities Subscription Agreement, in the case of the Common Securities, will be validly issued, fully paid and non-assessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. The issuance of the Securities is not subject to any preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a "Lien").

(k) The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the certain Junior Subordinated Note Purchase Agreement of even date herewith between the Company and the Trust (the "Junior Subordinated Note Purchase Agreement", will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

(l) This Purchase Agreement has been duly authorized, executed and delivered by the Company and the Trust.

(m) Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes by the Trust, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of the Trust Agreement or the charter or bylaws or similar organizational documents of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust or the Company or any of its subsidiaries or their respective properties or assets (collectively, the "Governmental Entities"), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its subsidiaries prior to its scheduled maturity.

(n) The Company has been duly and properly created and is validly existing as a business trust in good standing under the laws of Massachusetts, with all requisite business trust power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(o) The Company has no Subsidiaries that are material to its business, financial condition or earnings other than those Subsidiaries listed in Schedule 2 attached hereto (which Schedule 2 includes each of the Company's "significant subsidiaries" as defined in Securities and Exchange Commission Regulation SX) (collectively, the "Significant Subsidiaries"). Each Significant Subsidiary is a corporation, partnership or limited liability company duly and properly incorporated or organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized or formed, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. No Significant Subsidiary of the Company (other than a taxable REIT subsidiary, if any,) is currently prohibited, directly or indirectly, under any agreement or other instrument, other than as required by applicable law, to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary's capital stock or other Equity Interests, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary's properties or assets to the Company or any other subsidiary of the Company.

(p) Each of the Trust, the Company and each of the Company's Significant Subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the "Governmental Licenses") of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Trust, the Company nor any of the Company's Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

(q) All of the issued and outstanding Equity Interests of the Company and each of its Subsidiaries are validly issued, fully paid and non-assessable; all of the issued and outstanding Equity Interests of each Subsidiary of the Company is owned by the Company, directly or through Subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding Equity Interests of the Company or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws or similar organizational documents of such entity or under any agreement to which the Company or any of its Subsidiaries is a party.

(r) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(s) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust after due inquiry, threatened against or affecting the Trust or the Company or any of the Company's subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(t) The accountants of the Company who certified the Financial Statements (as defined below) are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.

(u) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the fiscal year ended September 30, 2005 (the "Financial Statements") and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the quarter ended December 31, 2005 (the "Interim Financial Statements") provided to the Purchaser are the most recent available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles, the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except as otherwise noted therein).

(v) None of the Trust, the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Trust, the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

(w) Since the respective dates of the Financial Statements and the Interim Financial Statements, there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company's common stock.

(x) The documents of the Company filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company's most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission (collectively, the "1934 Act Reports"), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, at the date of this Purchase Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party. The Company is in compliance with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

(y) No labor dispute with the employees of the Trust, the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Trust or the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

(z) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

(aa) Each of the Trust, the Company and each subsidiary of the Company has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those incurred in the ordinary course of business or that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Company or any subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Trust, the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

(bb) [Reserved].

(cc) Commencing with its taxable year ended December 31, 1999, the Company has been, and upon the completion of the transactions contemplated hereby, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 2005 and succeeding taxable years.

(dd) The Company and each of the Significant Subsidiaries have timely and duly filed all Tax Returns (as defined below) required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects. The Company and each of the Significant Subsidiaries have timely and duly paid in full all material Taxes (as defined below) required to be paid by them (whether or not such amounts are shown as due on any Tax Return). There are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Significant Subsidiaries, and no such audits or assessments are threatened. As used herein, the terms "Tax" or "Taxes" mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term "Tax Returns" means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

(ee) The Trust is not subject to U.S. federal income tax with respect to income received or accrued on the Junior Subordinated Notes, interest payable by the Company on the Junior Subordinated Notes is deductible by the Company, in whole or in part, for U.S. federal income tax purposes, and the Trust is not, or will not be within ninety (90) days of the date hereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. There are no rulemaking or similar proceedings before the U.S. Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, could result in a material adverse effect on the Company and the Significant Subsidiaries, taken as a whole.

(ff) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) The Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company or any of the Significant Subsidiaries or the Company's or Significant Subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of the subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past twelve months, neither the Company nor any Significant Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(hh) The Company and its subsidiaries or any person acting on behalf of the Company and its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has not, directly or indirectly, while acting on behalf of the Company and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(ii) The information provided by the Company and the Trust pursuant to this Purchase Agreement and the transactions contemplated hereby does not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(jj) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) the Company and its subsidiaries have been and are in compliance with applicable Environmental Laws (as defined below), (ii) none of the Company, any of its subsidiaries or, to the best of the Company's knowledge, any other owners of any of the real properties currently or previously owned, leased or operated by the Company or any of its subsidiaries (collectively, the "Properties") at any time or any other party, has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from the Properties, (iii) neither the Company nor any of its subsidiaries has used nor intends to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, or their respective assets or arising out of the conduct of the Company or its subsidiaries, (v) none of the Properties are included or, to the best of the Company's knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the Company's knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) none of the Company, any of its subsidiaries or agents or, to the best of the Company's knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties to another property, except in compliance with all applicable Environmental Laws, (vii)to the best of the Company's knowledge no lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material or with respect to an Environmental Law, and (viii) none of the Company, any of its subsidiaries or, to the best of the Company's knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order in connection with an Environmental Law with respect to the Properties or any facilities or improvements or any operations or activities thereon.

         As used herein, "Hazardous Materials" shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601-9675 ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.ss. 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.ss. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136-136y, the Clean Air Act, 42 U.S.C. ss.ss. 7401-7642, the Clean Water Act (Federal Water Pollution Control
Act), 33 U.S.C. ss.ss. 1251-1387, the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an "Environmental Law" and collectively, the "Environmental Laws") or by any Governmental Entity.

(kk) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, and periodically identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

20. Representations and Warranties of the Purchaser. Purchaser, represents and warrants to, and agrees with, the Company and the Trust as follows:

(a) The Purchaser is aware that the Preferred Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to "U.S. persons" (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(b) The Purchaser is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c) Neither the Purchaser, nor any of the Purchaser's Affiliates, nor any person acting on the Purchaser's or the Purchaser's Affiliate's behalf has engaged, or will engage, in any form of "general solicitation or general advertising" (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Securities.

(d) The Purchaser understands and acknowledges that (i) no public market exists for any of the Preferred Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) the Purchaser is purchasing the Preferred Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Preferred Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Preferred Securities contained in the Indenture, and (iii) the Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Preferred Securities.

(e) The Purchaser is a company with limited liability duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated herein and (ii) right and power to purchase the Preferred Securities.

(f) This Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and no filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Purchase Agreement or to consummate the transactions contemplated herein.

(g) The Purchaser is a "Qualified Purchaser" as such term is defined in section 2(a)(51) of the Investment Company Act.

21. Covenants and Agreements of the Company and the Trust. The Company and the Trust jointly and severally agree with the Purchaser as follows:

(a) During the period from the date of this Agreement to the Closing Date, the Company and the Trust shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in
Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Purchase Agreement, as if made on and as of the Closing Date.

(b) The Company and the Trust will arrange for the qualification of the Preferred Securities for sale under the laws of such jurisdictions as the Purchaser may designate and will maintain such qualifications in effect so long as required for the sale of the Preferred Securities. The Company or the Trust, as the case may be, will promptly advise the Purchaser of the receipt by the Company or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Purchaser) to, resell any Securities that have been acquired by any of them.

(d) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, engage in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

(f) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates or any person acting on their behalf to, engage in any form of "general solicitation or general advertising" (within the meaning of Regulation
D) in connection with any offer or sale of the any of the Securities.

(g) So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and
(ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

(h) Each of the Company and the Trust shall furnish to (i) the holders, and subsequent holders, of the Preferred Securities, (ii) Taberna Capital Management, LLC (at 450 Park Avenue, 23rd Floor, New York, New York 10022, or such other address as designated by Taberna Capital Management, LLC) and (iii) any beneficial owner of the Securities reasonably identified to the Company and the Trust (which identification may be made by either such beneficial owner or by Taberna Capital Management, LLC), a duly completed and executed certificate in the form attached hereto as Annex F, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Company and the Trust not later than forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company.

(i) Each of the Company and the Trust will, during any period in which it is not subject to and in compliance with section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, shall provide to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by the Purchaser and such holders, from time to time, of the Securities.

(j) Neither the Company nor the Trust will, until one hundred eighty (180) days following the Closing Date, without the Purchaser's prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Preferred Securities or other securities substantially similar to the Preferred Securities other than as contemplated by this Purchase Agreement or (ii) any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities substantially similar to the Preferred Securities.

(k) The Company will use its best efforts to meet the requirements to qualify as a REIT under sections 856 through 860 of the Code, effective for the taxable year ending December 31, 2005 (and each fiscal quarter of such year) and succeeding taxable years.

(l) Neither the Company nor the Trust will identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the consent of such Indemnified Party.

(m) The Purchaser is granted the right under the Indenture and the Trust Agreement to request the substitution of new notes for all or a portion of the Junior Subordinated Notes held by the Trust. The Trust is required under the terms of the Indenture and the Trust Agreement to accept such newly issued notes (the "Replacement Notes") and surrender a like amount of Junior Subordinated Notes to the Company. The Replacement Notes shall bear terms identical to the Junior Subordinated Notes with the sole exception of interest payment dates (and corresponding redemption date and maturity date), which will be specified by the Purchaser. In no event will the interest payment dates (and corresponding redemption date and maturity date) on the Replacement Notes vary by more than sixty (60) calendar days from the original interest payment dates (and corresponding redemption date and maturity date) under the Junior Subordinated Notes. Each of the Company and the Trust acknowledges and agrees that, to the extent of the principal amount of the Replacement Notes issued to the Trust under the Indenture, the Purchaser (and each successor to Purchaser's interest in the Preferred Securities) will require the Trust to issue a new series of Preferred Securities having a principal amount related to the principal amount of the Replacement Notes (the "Replacement Securities") to designated holders of Preferred Securities, provided that any such Replacement Securities, and any distributions from the Trust to the holders of Replacement Securities, must relate solely to the Trust's interest in the Replacement Notes and in no event will the Preferred Securities other than the Replacement Securities share in the returns from any Replacement Notes. The Replacement Securities shall have payment dates (and corresponding redemption date and maturity date) that relate to the Replacement Notes. Each of Company and the Trust agrees to cooperate with all reasonable requests of Purchaser in connection with any of the foregoing, provided that no action requested of the Company or the Trust in connection with such cooperation shall materially increase the obligations or materially decrease the rights of the Company pursuant to such documents.

22. Payment of Expenses. The Company, as depositor of the Trust, agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Trust under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all (i) costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in Section 6(b); (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company or the Trust; (iv) the fees and all reasonable expenses of the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees, which fees shall not exceed a $2,000 acceptance fee, $3,500 for the fees and expenses of Richards, Layton & Finger, P.A., special Delaware counsel retained by the Delaware Trustee in connection with the Closing, and $4,000 in administrative fees annually; and (v) $35,000 for the fees and expenses of Kelley Drye & Warren LLP, special counsel retained by Taberna Capital Management, LLC.

                  If the sale of the Preferred Securities provided for in this Purchase Agreement is not consummated because any condition set forth in Section 3 hereof to be satisfied by either the Company or the Trust is not satisfied, because this Purchase Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of each of the Purchaser's counsel specified in subparagraphs (iv) and (v) of the immediately preceding paragraph) that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Preferred Securities. The Company shall not in any event be liable to the Purchaser for the loss of anticipated profits from the transactions contemplated by this Purchase Agreement.

23. Indemnification. (a) The Sellers agree, jointly and severally, to indemnify and hold harmless the Purchaser, the Purchaser's affiliates, Taberna Capital Management, LLC, Taberna Securities, LLC, Cohen Bros. & Company, and their respective affiliates (collectively, the "Indemnified Parties") each person, if any, who controls any of the Indemnified Parties within the meaning of the Securities Act or the Exchange Act, and the Indemnified Parties' respective directors, officers, employees and agents and each person, if any, who controls the Indemnified Parties within the meaning of the Securities Act, or the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") against any losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any information or document furnished or made available to the Purchaser by or on behalf of the Sellers, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the breach or alleged breach or any representation, warranty or agreement of the Sellers contained herein. Sellers agree, jointly and severally, to reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage or liability or action. This indemnity agreement will be in addition to any liability that any of the Sellers may otherwise have.

(b) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever due from the Trust under paragraph (a) above.

(c) Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. Purchaser shall be entitled to appoint counsel to represent the Indemnified Party in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party reasonably believes that a conflict of interest might result. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

24. Termination; Representations and Indemnities to Survive. This Purchase Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company's debt securities or preferred stock, (ii) the Trust shall be unable to sell and deliver to the Purchaser at least $15,000,000 stated liquidation value of Preferred Securities, (iii) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (iv) a suspension or material limitation in trading in any of the Company's securities shall have occurred on the exchange or quotation system upon which the Company' securities are traded, if any, (v) a general moratorium on commercial business activities shall have been declared either by federal or applicable state authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Purchaser's judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Securities. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust or their respective officers or trustees and of the Purchaser set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company or the Trust or any of the their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of
Section 7 and Section 8 shall survive the termination or cancellation of this Purchase Agreement.

25. Amendments. This Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

26. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to the Purchaser c/o Taberna Capital Management, LLC, 450 Park Avenue, 23rd Floor, New York, New York 10022,
Attention: Thomas Bogal, Facsimile: (212) 735-1499; with a copy to Kelley Drye & Warren LLP, Attention: Gregory M. McKenzie, Facsimile: (212) 808-7897 or other address as the Purchaser shall designate for such purpose in a notice to the Company and the Trust; and if sent to the Company or the Trust, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to it at BRT Realty Trust, 60 Cutter Mill Road, Great Neck, NY 11021, Attention: Jeffrey A. Gould, Facsimile: (516) 466-3132.

27. Successors and Assigns. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company or the Trust under this Purchase Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser's prior written consent. The rights and obligations of the Purchaser under this Purchase Agreement may be assigned by the Purchaser without the Company's or the Trust's consent, provided that the assignee assumes the obligations of the Purchaser under this Purchase Agreement.

28. Applicable Law. THIS PURCHASE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

29. Submission To Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.

30. Counterparts and Facsimile. This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.

         IN WITNESS WHEREOF, this Purchase Agreement has been entered into as of the date first written above.


                   BRT REALTY TRUST

                   By:
                      ---------------------------------
                      Name:
                      Title:

                   BRT REALTY TRUST STATUTORY TRUST II

                   By: BRT REALTY TRUST, as Depositor

                   By:
                      ---------------------------------
                      Name:
                      Title:



                   MERRILL LYNCH INTERNATIONAL


                   By:
                      ---------------------------------
                      Name:
                      Title:

                                   SCHEDULE 1

Intentionally left blank.




                                   SCHEDULE 2

                        List of Significant Subsidiaries

None.

                                    ANNEX A-I

                  Pursuant to Section 3(b) of the Purchase Agreement, Simeon Brinberg, counsel for the Company, shall deliver an opinion regarding items (i) through (iii) and (x) through (xiii), and McCarter English, LLP, outside counsel for the Company, shall deliver an opinion regarding items (iv) through (ix), to the effect that:

(i) the Company and each Significant Subsidiary is validly existing as a corporation or other organization in good standing under the laws of the jurisdiction in which it is chartered or organized; each of the Company and the Significant Subsidiaries has full corporate power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects; all outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and validly issued, and are
         fully paid and  nonassessable  and owned of record and   beneficially,
         directly or indirectly by the Company; the Company has corporate power and authority to (i) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and (iii) issue and perform its obligations under the Notes;

(ii) neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase by the Trust of the Junior Subordinated Notes, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust nor the consummation of the transactions contemplated thereby will constitute a breach or violation of the Trust Agreement or the charter or by-laws or similar organizational documents of the Company;

(iii) the Trust Agreement has been duly authorized, executed and delivered by the Company and duly executed and delivered by the Administrative Trustees;

(iv) the Indenture has been duly authorized, executed and delivered by the Company and, assuming it has been duly authorized, executed and delivered by the Indenture Trustee, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

(v) the Junior Subordinated Notes have been duly authorized and executed by the Company and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in accordance with the provisions of the Indenture and delivered to the Trust against payment therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

(vi) the Trust is not, and, following the issuance of the Preferred Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom, the Trust will not be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of Section 3(a) of the Investment Company Act;

(vii) assuming the truth and accuracy of the representations and warranties of the Purchaser in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Junior Subordinated Notes, under the circumstances contemplated in the Purchase Agreement and the Trust Agreement, to require qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

(viii) the Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Trust and constitutes a legal, valid and binding obligation of the Company and the Trust enforceable against the Company and the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

(ix) Based entirely upon a representation to us by the Company that, among other things, neither the Company nor any of its "Affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) has directly or indirectly, i) made offers or sales of any security or solicited offers to buy any security (including the offer and sale of any of the Junior Subordinated Notes, the Preferred Securities and the Common Securities being issued pursuant to this transaction), or solicited offers to buy any security, from any party other than Merrill Lynch International and Taberna
         Capital Management, LLC, (ii) engaged in any form of general solicitation or general advertising within the meaning of Regulation D) in connection with any offer or sale of any of the Securities, or
         (iii) engaged in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities, and assuming the truth and accuracy of the representations and warranties of the Purchaser in the Purchase Agreement, the offer and sale of the Junior Subordinated Notes, the Preferred Securities and the Common Securities being issued pursuant to this transaction may be consummated without registration under the Securities Act;

(x) neither the Company, the Trust, nor any Significant Subsidiaries of the Company is in breach or violation of, or default under, with or without notice or lapse of time or both, its articles of incorporation or charter, by-laws or other governing documents (including without limitation, the Trust Agreement); the execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated by the Purchase Agreement and the Operative Documents do not and will not (A) to the best of our knowledge, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Significant Subsidiaries, or (B) conflict with, constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (x) the Articles of Incorporation or Charter, By-Laws or other governing documents of the Company or its Significant Subsidiaries, or (y) to the best of our knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which the Company or its Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or (z) any order, decree, judgment, franchise,license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, known to us having jurisdiction over the Company or its Significant Subsidiaries or any of their respective properties which, in the case of each of (A) or (B) above, is material to the Company and the Significant Subsidiaries on a consolidated basis;

(xi) except for filings, registrations or qualifications that may be required by applicable securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under the laws of the Commonwealth of Massachusetts in connection with the transactions contemplated by the Operative Documents in connection with the offer and sale of the Securities as contemplated by the Operative Documents;

(xii) (A) no action, suit or proceeding at law or in equity is pending or threatened to which the Company, the Trust or the Significant Subsidiaries are or may be a party, and (B) no action, suit or proceeding is pending or threatened against or affecting the Company, the Trust or the Significant Subsidiaries or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Operative Documents or the issuance and sale of the Common Securities, or the Preferred Securities as contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of the Company, the Trust and the Significant Subsidiaries on a consolidated basis; and

(xiii) Beginning with the Company's taxable year ended December 31, 1999 and each thereafter, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and the Company's actual method of operation has enabled, and its proposed method of operation will enable (as represented in the attached Officer's Certificate), the Company to satisfy the requirements for qualification and taxation as a REIT.

(i)

                                BRT REALTY TRUST

                       REIT BACK-UP Officer's Certificate

                                                            April 27, 2006

                              OFFICERS' CERTIFICATE



Re: Opinion of Simeon Brinberg, Esq. as to Qualification of BRT Realty Trust as a Real Estate Investment Trust for U.S. Federal Income Tax Purposes
         ----------------------------------------------------------------------

         I, David W. Kalish, am the Senior Vice President-Financial of BRT Realty Trust (the "Company"), and I, George Zweier, am the Chief Financial Officer of the Company, and we have each been authorized to provide this Certificate concerning the organization, management, operation and ownership of the Company to Simeon Brinberg, Esq. for purposes of enabling Simeon Brinberg, Esq. to render his opinion to the Company and others concerning (i) the status of the Company as a real estate investment trust for U.S. federal income tax purposes and (ii) the information in the Registration Statement under the heading "Certain Federal Income Tax Considerations" (the "Opinion"). The information set forth in this Certificate is based upon the corporate, financial and tax records of the Company, including its tax returns, discussions with members of the Company's Board of Trustees, officers and other responsible operating personnel employed by the Company, its Subsidiaries and the Partnerships, and our own personal knowledge of the Company's business and affairs. On the basis of the foregoing, we each hereby certify on behalf of the Company that the information set forth below is true, correct and complete.

         Terms not otherwise defined herein have the meanings set forth in Exhibit A and Exhibit B attached hereto, which are incorporated herein by this reference. Where the context permits, (i) references to a "partnership" include any limited liability company or other entity that is treated as a partnership for federal income tax purposes, and references to a "partner" include a member or other owner of an equity interest in that entity, and (ii) references to a "corporation" include any entity treated as a corporation for federal income tax purposes, and references to a "shareholder" include any holder of an equity interest in that entity which equity interest is treated as "stock" for federal income tax purposes or, as applicable, any holder of "shares" of beneficial equity interests of a REIT. By way of limitation and except as otherwise provided herein, whenever a representation set forth in this Certificate makes reference (or relates) to any taxable year of the Company prior to the Company's 1992 taxable year, such representation is made only to the best of our knowledge and belief.

                           Organization and Management

         1. The Company is (and, at all times since the date of its formation on June 16, 1972, has been) a business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts.

         2. The Company's taxable year is currently the calendar year, and the Company has at all times filed its federal income tax returns using the accrual method of accounting.

         3. The Company timely and properly filed with its federal income tax return for its 1972 taxable year an election to be treated as a real estate investment trust, within the meaning of Code Section 856(a), and such election has not been revoked or terminated by reason of the Company's failure to satisfy the requirements necessary to qualify for taxation as a real estate investment trust under Sections 856 through 860 of the Code. Additionally, the Company believes that it will be able to, and intends to, satisfy all such requirements for real estate investment trust qualification for its 2005 and all future taxable years.

         4. The Company has at no time since the date of its formation on June 16, 1972 been, and has no intention to become, either (A) a bank, mutual savings bank, cooperative bank, domestic building and loan association, other savings institution charted and supervised as a savings and loan or a similar association under federal or state law, small business investment company operating under the Small Business Investment Act of 1958, or a Business Development Corporation, or (B) an insurance company to which Subchapter L of the Code applies.

         5. The Company has at all times since the date of its formation on June 16, 1972 been managed by a board of trustees (the "Board of Trustees").

         6. Since the date of its formation, the beneficial ownership of the Company has at all times been, and the Company intends that it will at all times continue to be, represented by transferable shares pursuant to Code Section 856(a)(2). As used herein, the term "shares" refers to the beneficial ownership interests of the Company.

         7. All shares issued by the Company have been and are freely transferable, subject to the restrictions in the Declaration of Trust, except for any restricted shares issued to employees, consultants and non-employee directors of the Company that are subject to transfer restrictions and become saleable under Rule 144 or other exemptions available under the Securities and Exchange Act of 1933, as amended.

         8. Since the first day of the Company's first taxable year after the year in which the Company elected to be treated as a REIT under the Code, the Company has at all times had, and intends that at all times in the future it will have, at least 100 beneficial owners of its shares.

         9. After applying the Attribution Rules, at no time during the Company's 2004 taxable year, or any preceding taxable year beginning on or after the first day of the Company's first taxable year after the year in which the Company elected to be treated as a REIT under the Code (except with respect to the relevant portion of the Company's 2001 taxable year, as described in paragraph 13 hereof), was more than 50% in value of the Company's outstanding shares owned, directly or indirectly, and at no time from January 1, 2005 through the date of this Certificate have more than 50% in value of the Company's outstanding shares been owned, directly or indirectly, by or for not more than five Persons (the "Closely Held Prohibition Test"). In making this representation, the Company has taken into account the Attribution Rules, which are generally defined in Exhibit A and set forth more fully in Code Sections 544 and 856(h).

         10. The Company has not at any time since the date of its formation had any accumulated earnings and profits attributable to any period for which it did not qualify as a REIT.

         11. The Company has not at any time since the date of its formation succeeded to any accumulated earnings and profits of a C corporation in a transaction to which Code Section 38l(a) applies (relating to the carryover of certain attributes in a tax-free transaction).

         12. The Company has not, in order to satisfy the Closely Held Prohibition Test in 1994 or any subsequent taxable year, relied on the rule set forth in Code Section 856(h)(3) that provides that a trust described in Code
Section 401 is not considered a single "person" for purposes of such test and that instead one "looks through" such a trust and treats the beneficiaries thereof as holding directly the shares held by such trust in proportion to their actuarial interests in such trust (the "Look-Though Rule"). That is, the Company would have satisfied the Closely Held Prohibition Test in its 1994 and each subsequent taxable year even if each trust described in Code Section 401 that holds (or then held) shares in the Company, directly, indirectly or constructively, were treated as a person. Additionally, the Company does not currently expect that it will rely on the Look-Through Rule for its 2005 or any future taxable year in order to satisfy the Closely Held Prohibition Test.

         13. Attached hereto as Exhibit C is a true, accurate and complete list of the five persons holding the largest percentage of the Company's shares (by value) (after application of the Attribution Rules) for the Company's 2001, 2002, 2003 and 2004 taxable years, which demonstrates the Company's satisfaction of the Closely Held Prohibition Test for the last half of each such year (whether by virtue of Code Section 856(k) or otherwise). With respect to one of the taxable years referenced above, the Company became aware of a shareholder's purchase of additional Company shares in the open market (the "Share Purchase") that resulted in five Persons owning more than 50% in value of the Company's outstanding shares (after application of the Attribution Rules) during a portion of such taxable year (which included a portion of the last half of such taxable year). The Company became aware of the Share Purchase after the date thereof but during the relevant fiscal year. The Company has at all times complied with the Demand Letter requirements with respect to each of its taxable years (as described in paragraph 14, below). The Company did not receive a copy of an amendment to the Form 13G required to be filed by the shareholder which would have reported the Share Purchase and as a result, the Company first became aware of the Share Purchase upon receipt of information describing the Share Purchase in a completed Demand Letter. Prior to the Company's receipt of information describing the Share Purchase in a completed Demand Letter, the Company did not know that five Persons owned more than 50% in value of the Company's outstanding shares (after application of the Attribution Rules) as a result of the Share Purchase. After becoming aware of the Share Purchase, the Company immediately took action to effectuate share transfers that resulted in not more than 50% (by value) of the Company's outstanding shares (after application of the Attribution Rules) being owned by five or fewer Persons. At all times, the Company has used diligent efforts to monitor the ownership of its shares and to enforce the ownership and transfer restrictions on its shares as set forth in its Declaration of Trust.

         14. In conformity with the requirements of Section 1.857-8 of the Treasury Regulations, letters requesting information required by such regulations were sent in respect of each of the Company's taxable years through 2004 to all shareholders of record directly holding more than the applicable percentage (as set forth in the U.S. Treasury Regulations) of the outstanding shares of the Company in such year (each, a "Demand Letter"). The Company maintains in its permanent records both the responses of all shareholders who replied to the Demand Letters for the Company's taxable years through 2004 and a list of all shareholders who did not respond to one or more Demand Letters. The Company intends to comply with the requirements of Treasury Regulations Section 1.857-8 for its 2005 and all subsequent taxable years.

         15. Attached hereto as Exhibit D, is a true, accurate and complete list of the corporations that are currently Qualified REIT Subsidiaries. Exhibit D attached hereto also includes a true, accurate and complete list of limited liability companies that are wholly-owned by the Company and which, for U.S. federal income tax purposes, are treated as business entities that are not separate from the Company (the "Limited Liability Subsidiaries;" collectively, the Qualified REIT Subsidiaries and the Limited Liability Subsidiaries are referred to herein as the "Subsidiaries"). The Company does not own any interest in any Subsidiary other than those listed on the attached Exhibit D.

         16. Since January 1, 2001, the Company has not owned any Taxable REIT Subsidiary.

         17. Prior to entering into any partnership, joint ownership or similar arrangement, the Company, any Subsidiary, and any other entity in which the Company has owned, owns or will own a direct or indirect interest have and has at all times taken and will at all times take such steps necessary to ensure that the ownership of an interest in such entity or arrangement, and any entity or arrangement owned or entered into directly or indirectly by or as a result of such entity or arrangement, has not and will not cause the Company to fail to satisfy the requirements for qualification and taxation as a REIT.

                                     Income

         18. Attached hereto as Exhibit E are true, accurate and complete copies of the U.S. federal income tax returns of the Company (the original copies of which were timely filed with the Internal Revenue Service) for each of the years ended December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         19. After taking into account the Partnership Look-Through Rules:

                  (a) Beginning with the 1972 taxable year of the Company and in each taxable year of the Company thereafter, at least ninety-five percent (95%) (ninety percent (90%) for taxable years beginning before January 1, 1980) of the gross income of the Company (excluding gross income from Prohibited Transactions), as determined for federal income tax purposes, has been derived from a combination of (i) dividends and Interest, (ii) Rents from Real Property,
(iii) gain from the sale or other disposition of stock, securities and real property, Interests in Real Property and interests in mortgages on real property (excluding gain on real property held as inventory or primarily for sale to customers in the ordinary course of business), (iv) abatements and refunds of taxes on real property, (v) income and gain derived from Foreclosure Property,
(vi) amounts (other than amounts the determination of which depends in whole or in part on income or profits of any person) received or accrued as consideration for entering into agreements (A) to make loans secured by mortgages on real property or on Interests in Real Property or (B) to purchase or lease real property (including Interests in Real Property and interests in mortgages on real property), and (vii) gain from the sale or other disposition of a Real Estate Asset that is not a Prohibited Transaction (the "Ninety-Five Percent Test");

                  (b) Beginning with the 1972 taxable year of the Company and in each taxable year of the Company thereafter, at least seventy-five percent (75%) of the gross income of the Company (excluding gross income from Prohibited Transactions), as determined for federal income tax purposes, has been and is expected to be derived from a combination of (i) Rents from Real Property, (ii) Interest on obligations secured by mortgages on real property or on Interests in Real Property, (iii) gain from the sale or disposition of real property, Interests in Real Property, and interests in mortgages on real property (excluding gain from real property held as inventory or primarily for sale to customers in the ordinary course of business), (iv) dividends or other distributions on, and gain (other than gain from Prohibited Transactions) from the sale or other disposition of, transferable shares or certificates of beneficial interest in other REITs, (v) abatements and refunds of taxes on real property, (vi) income and gain derived from Foreclosure Property, (vii) amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (A) to make loans secured by mortgages on real property or on Interests in Real Property or (B) to purchase or lease real property (including Interests in Real Property and interests in mortgages on real property), (viii) gain from the sale or other disposition of a Real Estate Asset that is not a Prohibited Transaction, and (ix) Qualified Temporary Investment Income (the "Seventy-Five Percent Test"); and

                  (c) For the taxable year of the Company that ended December 31, 1997, and for all prior taxable years of the Company, the Company derived less than thirty percent (30%) of its gross income, as determined for federal income tax purposes, from the sale or other disposition of (i) stock or securities held for less than one year, (ii) property in a Prohibited Transaction and (iii) real property (including Interests in Real Property and interests in mortgages on real property) held for less than four (4) years, other than property compulsorily or involuntarily converted by means of destruction, theft, seizure, requisition, condemnation or threat or imminence thereof, and Foreclosure Property.

         20. The Company believes that it will be able to, and intends to, satisfy both the Ninety-Five Percent Test and the Seventy-Five Percent Test for its 2005 and each of its subsequent taxable years.

         21. The Company has not at any time since its formation realized any gross income or gain from a Prohibited Transaction. The Company's principal business activity is to generate income by originating and holding for investment, for its own account, senior and junior real estate mortgage loans secured by real property.

         22. The Company has not at any time held any interest in a REMIC (real estate mortgage investment conduit).

                            Diversification of Assets

         23. Taking into account the Partnership Look-Through Rules,

                  (a) At the close of each quarter of the Company's 1972 through 2004 taxable years, Real Estate Assets, cash and cash items (including receivables) and U.S. Government securities represented and, at the close of future quarters, will represent, at least seventy-five percent (75%) of the value of the total assets of the Company.

                  (b) At the close of each quarter of each taxable year of the Company ending on or before December 31, 2000, not more than twenty-five percent (25%) of the value of its total assets was represented by Securities (other than those includible under paragraph 23(a) immediately above) which, for purposes of this calculation, are limited in respect of any one Issuer (other than a Qualified REIT Subsidiary) to an amount not greater in value than five percent (5%) of the value of the total assets of the Company and to not more than ten percent (10%) of the outstanding Voting Securities of such Issuer (other than a Qualified REIT Subsidiary).

                  (c) At the close of each quarter of the taxable year of the Company beginning on January 1, 2001, (i) no more than twenty-five percent (25%) of the value of the total assets of the Company was invested (or will be invested) in Securities (other than those includible under paragraph 23(a) above), and (ii) except with respect to Securities included under paragraph 23(a) above, (x) no more than five percent (5%) of the value of the total assets of the Company was invested (or will be invested) in the Securities of any one Issuer (other than a Qualified REIT Subsidiary), (y) the Company did not (and will not) hold more than ten percent (10%) of the outstanding Voting Securities of any Issuer (other than a Qualified REIT Subsidiary), and (z) the Company did not (and will not) hold more than ten percent (10%) of the total value of the outstanding Securities of any one Issuer (other than a Qualified REIT Subsidiary) (the "10% Value Test").

                  (d) The Company intends to continue to satisfy the asset diversification requirements set forth in paragraphs 23(a) and (c) above (as amended and as modified by the flush paragraph at the end of Code Section 856(c)(4)) as of each calendar quarter ending during its 2005 and each subsequent taxable year.

         24. Except for (i) the Company's investment in certain shares (amounting to 22%, 23%, 23% and 21% of the Company's consolidated total assets as of December 31, 2004, December 31, 2003, December 31, 2002 and December 31, 2001, respectively) of REITs (including Entertainment Properties Trust), (ii) the Company's investment in certain shares (amounting to 1%, 2%, 0% and 0% of the Company's consolidated total assets as of December 31, 2004, December 31, 2003, December 31, 2002 and December 31, 2001, respectively) of Atlantic Liberty Financial Corp., (iii) all of the outstanding equity interests of the Company's Subsidiaries, and (iv) the Company's interests in the Partnerships, the Company does not presently own and has not owned any equity interest (including any option or right to acquire an equity interest) in any other corporation, partnership, association, trust, joint venture or other entity either directly, through a partnership, association, trust, joint venture, or other entity or through such a Qualified REIT Subsidiary, or through some other pass-through arrangement.


                 Interest On Obligations Secured by Mortgages on
                 Real Property or on Interests in Real Property

         The representations below are intended to demonstrate that interest earned by the Company on obligations secured by mortgages on real property or on Interests in Real Property owned by the Company (taking into account the Partnership Look-Through Rules) have for all relevant years qualified as Interest (as defined in the Code and on Exhibit A attached hereto) and, accordingly, support the Company's statements in representations 19 and 20, above, that it has satisfied in all prior taxable years, and is in a position to continue to satisfy in the current and all future taxable years, the Seventy-Five Percent Test and Ninety-Five Percent Test.

         25. The Company's principal business activity is to generate income by originating and holding for investment, for its own account, senior and junior real estate mortgage loans secured by real property. As of June 30, 2005, the Company holds 39 loans (which include senior and junior mortgage loans, senior and junior participations in mortgage loans, and loans to certain of the Partnerships) with an aggregate outstanding principal amount of $157,739,000.00 (collectively, the "Mortgage Loans"). Except with respect to one loan made by the Company to a Partnership borrower with an outstanding principal balance of $2,950,000.00 that is secured only by a pledge of all of the interests in the relevant Partnership borrower held by the other partner of the Partnership, each of the Mortgage Loans is secured by real property located in the continental United States. Approximately 92% of the Company's Mortgage Loans bear interest at a floating interest rate related to the prime rate, also referred to as adjustable rate mortgages, with a stated minimum interest rate, and the remaining portion of the Company's Mortgage Loans provide for a fixed rate of interest.

         26. Of the outstanding principal amount of the Mortgage Loans, approximately 93% represent first mortgage loans or first mortgage loans in which the Company holds a senior or pari passu participation interest, and approximately 7% represent second mortgage loans or junior participations and a mezzanine loan. Included among the Mortgage Loans are 2 second mortgage loans, 1 first mortgage loan and 1 mezzanine loan to certain of the Partnerships (the outstanding principal balance of such loans (in the aggregate) total $6,213,000); and, except for the one mezzanine loan to a certain Partnership borrower with an outstanding principal balance of $2,950,000.00 that is secured only be a pledge of all of the interests in the relevant Partnership borrower held by the other partner of the Partnership, each of such loans are secured by the real property owned by the applicable Partnership borrower.

         27. None of the Mortgage Loans contain shared appreciation provisions pursuant to which the Company is entitled to receive a specified portion of any gain realized on the sale or exchange of the secured real property (or any gain which would be realized if such property were sold on a specific date).

         28. As of and for the six (6) month period ended June 30, 2005, the Mortgage Loans receivable represented approximately 61% of the total consolidated assets of the Company and Interest earned by the Company with respect to such loans represented 65% of the Company's gross income. As of and for the years ended December 31, 2004, December 31, 2003, December 31, 2002 and December 31, 2001, loans receivable of the Company secured by mortgages on real property represented approximately 56%, 54%, 48% and 46%, respectively, of the total consolidated assets of the Company and Interest earned by the Company with respect to such loans represented approximately 49%, 30%, 45% and 43%, respectively, of the Company's gross income.

         29. The outstanding principal amount of any loans held by the Company secured by mortgages on real property (including the Mortgage Loans) did not exceed the fair market value of the real property securing such loans (determined as of the date the Company was bound to make the loan or, in the case of any loan which was purchased by the Company, as of the date on which the purchase was subject to a binding commitment by the Company). For purposes of the foregoing representation, the "fair market value" of the real property securing any second priority mortgage loans held by the Company was reduced by the amount of all senior encumbrances on the secured real property.

         30. With respect to any taxable year of the Company, the Company (including for this purpose any partnership or limited liability company in which the Company directly or indirectly holds an ownership interest, any Qualified REIT Subsidiary and any other entity in which the Company has owned any ownership interest) has not received or accrued and will continue not to receive or accrue, directly or indirectly, any interest with respect to loans secured by real property, where the determination of the amount of interest depends in whole or in part on the income or profits derived by any person from the property, except (i) for such amounts where the debtor derives substantially all of its gross income (not taking into account gain from the disposition of property) from the related property secured by a mortgage on such property through the leasing of substantially all of its interests in the property to the extent the amounts received from the debtor are attributable to amounts that would be characterized as "qualified rents" from real property under Section 856(d)(6)(B) of the Code, (ii) where interest is based on a fixed percentage or percentages of receipts or sales within the meaning of Section 856(f)(1)(A) of the Code, (iii) that the Company may receive or accrue a de minimis amount of such interest which does not materially adversely affect its ability to satisfy the standards relating to 95% and 75%, respectively, of the gross income derived by the Company, as set forth in Paragraphs 19(a) and 19(b), respectively, of this Officer's Certificate and (iv) that the Company may receive or accrue such amounts as is permitted to be received or accrued with respect to Foreclosure Property without adversely affecting the Company's qualifications as a REIT.

                            Rents from Real Property

         The representations below are intended to demonstrate that rents from properties owned by the Company (taking into account the Partnership Look-Through Rules) have for all relevant years qualified as Rents from Real Property (within the meaning of Section 856(d) of the Code and as defined on Exhibit B attached hereto) and, accordingly, support the Company's statements in representations 19 and 20, above, that it has satisfied in all prior taxable years, and is in a position to continue to satisfy in the current and all future taxable years, the Seventy-Five Percent Test and Ninety-Five Percent Test.

         31. As of the date of this Certificate, the Company owns 2 real estate properties either directly or indirectly through its Subsidiaries. In addition, the Company owns partnership interests in nine (9) joint ventures that own a total of 9 real estate properties (or a leasehold interest therein) (collectively, the 11 real estate properties in which the Company owns interests are referred to herein as the "Properties"). All of the Properties are located within the continental United States.

         32. All or a portion of each Property is or has been rented to and used by another person pursuant to a written lease between such other person and the Company, the relevant Subsidiary of the Company or the relevant Partnership, as applicable (the Company, the relevant Subsidiary or the relevant Partnership (as applicable) are sometimes referred to herein as the "Lessor" or "Lessors"). One of the Properties is leased to various retail operators under long-term leases. Of the remaining Properties, 8 are commercial properties and 2 are residential properties.

         33. After application of the Partnership Look-Through Rules, as of June 30, 2005, December 31, 2004, December 31, 2003, December 31, 2002 and December 31, 2001, the Properties represented approximately 16%, 17%, 18%, 22% and 23%, respectively, of the total consolidated assets of the Company.

         34. None of the Company, any Subsidiary, any of the Partnerships, nor any other entity in which the Company has owned any interest has furnished, rendered or provided to tenants of any of the Properties, directly or through any other entity, any services, unless such services were, when rendered, customarily furnished or rendered in connection with the rental of real property with respect to properties of a similar class in the geographic area where such property is located and either (a) such services were furnished or rendered through an Independent Contractor from which none of the Company, a Subsidiary, a Partnership or such other entity, after applying the Partnership Look-Through Rules, derived any income, or (b) such services were not rendered primarily for the convenience of the tenant and were, when rendered, usually or customarily rendered in connection with the rental of space for occupancy only (all other services are referred to as "Impermissible Services").

                  In the event that the Company, any Subsidiary, any of the Partnerships or any other entity in which the Company has owned any direct or indirect interest provided, directly or indirectly, services at a particular Property that might reasonably be considered to constitute Impermissible Services (as defined above), either (a) all such services were provided exclusively by an Independent Contractor (i) that was adequately compensated for such services, (ii) that bore all costs and retained all income relating to such services and (iii) from which the Company (after applying the Partnership Look-Through Rules) did not derive or receive any income, or (b) with respect to taxable years beginning after December 31, 1997 only, the amount of income attributable to such Impermissible Services with respect to any Property did not exceed one percent (1%) of all amounts received or accrued with respect to such Property (and for this purpose the amount of income attributable to such Impermissible Services was no less than 150 percent of the cost of providing such Impermissible Services).

         35. Each Independent Contractor that has performed services for the Company, any of the Company's Subsidiaries, the Partnerships or each of their respective tenants has been adequately compensated for the services provided, and no agreement arrangement or tacit understanding exists or existed whereby the Lessors would pay an Independent Contractor less than the fair market value of its services (i.e., less than the amount an unrelated third party carrying on the same volume of business with the Independent Contractor would pay for equivalent services).

         36. Each Independent Contractor hired to provide a particular service or perform a particular task determines the manner in which to provide such service or perform such task and is responsible for supervising any of its employees that provide the service or perform the task.

                  Although the Lessors may provide general instructions and job requirements to the Independent Contractors, the Lessors did not and do not control the day-to-day activities of the Independent Contractors or their employees. The same has been true of all Independent Contractors hired to service the any real properties owned by the Company (including the Properties and taking into account the Partnership Look-Through Rules) since the Company's formation.

         37. From time to time, tenants of each Lessor may themselves hire (or may in the past have hired) an Independent Contractor to perform non-customary tenant services. For example, a tenant might hire or have hired an independent contractor to install a new computer system in its offices. All Independent Contractors hired by the Lessors' tenants, as the case may be, billed the tenant directly for their services, and the tenant has remitted any payment directly to the Independent Contractors. No portion of the payment for such services passed through to the relevant Lessor or Lessors. Moreover, to the best of the knowledge of the Company, Independent Contractors hired directly by tenants have been adequately compensated (i.e., tenants have paid approximately the same amount that an unrelated third party who was not a tenant of the Company and who had carried on the same volume of business with such Independent Contractors as is carried on by the Company's tenants would have paid for equivalent services). The Company has no plan to change the above described practices.

         38. After taking into account the Partnership Look-Through Rules, less than 15% of the rents received by any of the Lessors pursuant to any lease have been attributable to personal property, determined for any taxable year of the Company, pursuant to Section 856(d)(1) of the Code (flush language) as in effect during such taxable year. Additionally, the Lessors will not enter into any lease under which the rent for a given taxable year attributable to the personal property provided thereunder exceeds 15% of the total rent under such lease.

         39. After taking into account the Partnership Look-Through Rules, no amount received or accrued, directly or indirectly, by the Lessors under any lease in whole or in part depended on income or profits derived by the tenant, the subtenant, or any other person using the leased property, except for certain rents based on a fixed percentage or percentages of receipts or sales. The amount due under each lease each year may include (or may have included) certain sales or use taxes, and may be increased (or may have been increased) by the costs of certain utilities, operating expenses and, in the event of a late payment, interest and late payment service charges. Additionally, the amount of rent payable under a lease may be adjusted (or may have been adjusted) from year to year to reflect inflation; the amount of such adjustment either may be a fixed dollar amount determined at the time the lease is entered into or may be (or may have been) determined by reference to a standard index, such as a consumer price index. The Lessors will not, from and after the date hereof, enter into any lease under which the rent or any other amount depends in whole or in part on the income or profits derived by the tenant, the subtenant or any other person using such property, except that any such rent or other amount may be based on a fixed percentage or percentages of receipts or sales.

         40. After taking into account the Partnership Look-Through Rules, no material amounts have been received or accrued, directly or indirectly, with respect to the rental of any real or personal property, from any person in which the Company has ever owned (after applying the Constructive Ownership Rules), directly or indirectly, (1) in the case of a tenant or subtenant that is a corporation, ten percent (10%) or more of the total combined voting power of all classes of stock entitled to vote or, for all taxable years of the Company prior to the 2001 taxable year, ten percent (10%) or more of the total number of shares of all classes of stock (but, for the 2001 taxable year, and all taxable years thereafter, 10% or more of the total value of shares of all classes of stock); or (2) in the case of a tenant or subtenant that is an entity other than a corporation, an interest of ten percent (10%) or more in the assets or net profits of such tenant or subtenant.

         41. The negotiated rent paid or accrued by the tenants of each of the real properties owned by the Company (including the Properties and taking into account the Partnership Look-Through Rules) represents (and has represented) the fair market value of the use of such property, and any escalations in the rent to be paid by any such tenants under the leases of the Properties reflect the Lessors' and the tenants' arms-length agreement with respect to the future rental value of such property based on currently available information.

         42. Neither the Company nor any Subsidiary has ever acted as the agent or under the control of the partners of any of the Partnerships.

                         Distribution of Income and Gain

         43. For the taxable year of the Company that ended on December 31, 2000, and for all prior taxable years of the Company, the Company paid dividends (within the meaning of Section 316 of the Code), without regard to capital gains dividends (within the meaning of Section 857(b)(3)(C) of the Code), equal to or in excess of (the "Pre-2001 Required Distribution Amount"):

                  (a) the sum of (i) ninety-five percent (95%) of the Company's real estate investment trust taxable income (as defined in Section 857(b)(2) of the Code) for the year (determined without regard to the deduction for dividends paid and by excluding any net capital gain) and (ii) ninety-five percent (95%) of the excess of the net income from Foreclosure Property over the tax imposed on such income under Section 857(b)(4)(A) of the Code, minus

                  (b) any excess noncash income (as determined under Section 857(e) of the Code).

         44. For the taxable year of the Company beginning January 1, 2001 and all subsequent taxable years, the Company has paid and will pay dividends (within the meaning of Section 316 of the Code), without regard to capital gains dividends (within the meaning of Section 857(b)(3)(C) of the Code), equal to or in excess of (the "Post-2001 Required Distribution Amount;" the Pre-2001 Required Distribution Amount and the Post-2001 Required Distribution Amount are collectively referred to herein as the "Required Distribution Amount"):

                  (a) the sum of (i) ninety percent (90%) of the Company's real estate investment trust taxable income (as defined in Section 857(b)(2) of the Code) for the year (determined without regard to the deduction for dividends paid and by excluding any net capital gain) and (ii) ninety percent (90%) of the excess of the net income from Foreclosure Property over the tax imposed on such income under Section 857(b)(4)(A) of the Code, minus

                  (b) any excess noncash income (as determined under Section 857(e) of the Code).

         45. All dividends of the Required Distribution Amount paid by the Company in respect of a taxable year (a) were declared and paid during such taxable year (or deemed paid on December 31 of such taxable year pursuant to Section 857(b)(9) of the Code) or (b) were declared prior to the time prescribed by law for the filing of the Company's federal income tax return for such taxable year (including the period of any extension of time granted for filing such return) and paid to shareholders in the 12-month period following the close of such taxable year and not later than the date of the first regular dividend payment made after such declaration.

         46. For each taxable year of the Company, the dividends paid by the Company on the Company's shares have been made and will be made pro rata with no preference to any shares as compared with other such shares of the same class.

         47. The Company has not at any time paid a "deficiency dividend," as defined in Code Section 860(f).

         48. The Company believes that it will be able to, and intends to, timely distribute the Required Distribution Amount in respect of its 2005 and each subsequent taxable year.

                                  Other Matters

         49. The factual statements and representations set forth in the Registration Statement (including those in the section thereof entitled "Certain Federal Income Tax Considerations") are, and were, when made, true and correct.

         50. The Partnerships have at all times since there respective dates of formation (i) been treated as partnerships, and not as corporations or associations taxable as corporations, for U.S. federal income tax purposes and
(ii) timely filed U.S. federal income tax returns on Internal Revenue Service Form 1065 for each year during which they were in existence.

         51. With respect to each of the Partnerships, at least 75% of the gross income of the relevant Partnership (excluding gross income from prohibited transactions) with respect to each taxable year beginning with the taxable year of such Partnership that includes the date the Company became a partner or member in such Partnership and for each Partnership taxable year thereafter is or was derived from sources that satisfy the Seventy-Five Percent Test.

         52. The cost sharing arrangement between the Company and certain other business entities, as described in the Registration Statement under the section "Certain Relationships and Related Party Transactions," represents a true reimbursement arrangement whereby another business entity has agreed to incur costs on behalf of the Company and the Company has agreed to reimburse such business entity on an arm's length basis for the Company's pro rata share of general and administrative expenses including rent, payroll and other expenses related to back office functions as more fully described in the Registration Statement.

         53. Other than the audit of the Company's 1992 U.S. federal income tax return, the Internal Revenue Service has never audited any tax return of the Company, or given notice that it intends to commence such an audit. The examination by the Internal Revenue Service of the Company's 1992 U.S. federal income tax return resulted in no change or adjustment to any amount reported therein.

         54. The Company (or a partnership or limited liability company in which the Company or one or more Qualified REIT Subsidiaries hold interests) has and will continue to at all times beneficially hold all of its assets for investment purposes and not as Section 1221(a)(1) Property.

         55. In addition to those requirements set forth in this Certificate relating to the qualification of the Company as a REIT under the Code, the Company has at all times complied with and will continue to comply with all other requirements under the Code (including, without limitation, Sections 856-860 of the Code) in order to maintain the Company's qualification as a REIT under the Code.

         56. If the Company discovers that it does not satisfy one or more of the REIT income, asset or other requirements for any taxable year, it will take all action contemplated by Sections 856(c)(6), 856(c)(7), and 856(g)(5) of the Code, as the case may be, in order to maintain its status as a REIT for such year and all succeeding years, including: (i) making the disclosure required by Sections 856(c)(6)(A) and 856(c)(7)(B)(ii) of the Code (in the case of certain income and asset test violations); (ii) disposing of assets in the manner contemplated, and in accordance with the deadlines established, by Sections 856(c)(7)(A)(ii) and 856(c)(7)(B)(v) of the Code to the extent necessary to bring the Company into compliance with the REIT asset requirements; and (iii) duly paying the related penalty tax, if any, imposed by Sections 857(b)(5) (for income test violations), 856(c)(7)(C) (for asset test violations), and 856(g)(5)(C) (for violations of other qualification requirements applicable to REITs) of the Code.

         57. To the extent that the foregoing statements in this Certificate involve legal conclusions or the application or interpretation of legal principles, we each have consulted with legal counsel concerning such conclusions, applications and interpretations and have received such opinions, explanations and advice necessary or appropriate in the circumstances to allow each of us to make such statements. It is our responsibility to have knowledge and be aware of the matters described in this Certificate. We each understand and acknowledge that Simeon Brinberg, Esq. will be relying, and will be entitled to rely, on this Certificate in rendering his Opinion and that any inaccuracy in any of the foregoing statements may have a material effect on the Opinion and may, in fact, render such Opinion undeliverable. If prior to the delivery of the Opinion by Simeon Brinberg, Esq., any information comes to the attention of either of us that makes (or may serve to make) any of the foregoing statements made by us incorrect, I hereby undertake to make such information known to Simeon Brinberg, Esq. immediately and to revise or restate any and all affected statements set forth above accordingly.


                                BRT Realty Trust



                                By:
                                   ------------------------------
                                   David W. Kalish,
                                   Senior Vice President-Financial


                                By:
                                   ------------------------------
                                   George Zweier,
                                   Chief Financial Officer

                                    EXHIBIT A

For purposes of this Certificate and the definitions set forth in this Exhibit
A: (a) the term "partnership" shall include all partnerships, limited liability companies and other pass-through entities treated as partnerships for federal income tax purposes, except that such term shall not include any such entity that has elected to be treated as an association taxable as a corporation for federal income tax purposes pursuant to Section 7701 of the Code and the regulations thereunder; (b) the term "partner" shall include partners, members or other holders of equity interests in any partnership; (c) the term "corporation" shall include any association taxable as a corporation for federal income tax purposes, and (d) the term "shareholder" shall include any holder of an equity interest in a corporation that is treated as "stock" for federal income tax purposes or, as applicable, any holder of "shares" of beneficial equity interests of a REIT.

                  "Attribution Rules": (i) stock or shares owned directly or indirectly by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by its shareholders, partners or beneficiaries, respectively; (ii) an individual shall be considered as owning the stock or shares owned, directly or indirectly, by or for his family (for purposes of this clause (ii), the family of an individual includes only his brothers and sisters (whether by whole or half blood), spouse, ancestors, and lineal descendants); (iii) if any person has an option to acquire stock or shares, such stock or shares shall be considered as owned by such person (for purposes of this clause (iii), an option to acquire such an option, and each one of a series of such options, shall be considered as an option to acquire such stock or shares); (iv) stock or shares constructively owned by a person by reason of the application of clause (i) or clause (iii) shall, for purposes of applying clause (i) or clause (ii), be treated as actually owned by such person, but stock or shares constructively owned by an individual by reason of the application of clause (ii) shall not be treated as owned by him for purposes of again applying clause (ii) in order to make another individual the constructive owner of such stock or shares; (v) if stock or shares may be considered as owned by an individual under either clause (ii) or clause (iii), it shall be considered as owned by him under clause (iii); and (vi) outstanding securities convertible into stock or shares (whether or not convertible during the taxable year) shall be considered as outstanding stock or shares. Clauses (ii), (iii) and (vi) shall only be applied if the effect is to cause five (5) or fewer persons to own directly or indirectly more than fifty percent (50%) of the Company's outstanding shares during the last half of any of its taxable years beginning with the Company's first taxable year after the year in which the Company elected to be treated as a REIT under the Code.


                  "Business Development Corporation": a corporation that was created by or pursuant to an act of a state legislature for purposes of promoting, maintaining and assisting the economy and industry within such state on a regional or statewide basis by making loans to be used in trades and businesses which would generally not be made by banks within such region or state in the ordinary course of their business (except on the basis of a partial participation), and which is operated primarily for such purposes.

                  "Code": the Internal Revenue Code of 1986, as amended.


                  "Constructive Ownership Rules": the rules of Section 318(a) of the Code, as modified by Section 856(d)(5), which treat:

                           (i) an individual as owning the stock or shares owned
directly or indirectly, by or for (A) his spouse (other than a spouse who is legally separated from the individual under a divorce or separate maintenance decree) and (B) his natural and legally adopted children, grandchildren, and parents (the "Family Rule");

                           (ii) each partner and/or beneficiary of a partnership
and/or an estate, respectively, as owning the stock or shares owned by such partnership or estate in proportion to their respective interest(s) in such partnership and/or estate;

                           (iii) each beneficiary of a trust as owning stock or
shares owned directly or indirectly by or for such trust (other than a tax-exempt employees' trust described in Section 401(a) of the Code) in proportion to their respective actuarial interest in such trust;

                           (iv) each person treated as the owner of a portion or
portions of a "grantor trust" (as defined under Subpart E of Part I of Subchapter J of the Code (the "Grantor Trust Provisions"), which generally treats certain persons and/or entities as the owner of all or a portion of a trust in certain cases) as owning the portion or portions of the grantor trust treated under the Grantor Trust Provisions as owned by or for such person;

                           (v) each person who directly or indirectly owns ten
percent (10%) or more of the value of stock of a corporation (or for whom such stock is owned) as owning any stock or shares owned by such corporation in proportion to such person's interest in the value of such corporation's stock;

                           (vi) a partnership and/or an estate as owning stock
or shares owned directly or indirectly by or for a partner or beneficiary of such partnership and/or estate; provided, however, that for taxable years of the Company beginning after December 31, 1997, the rule described in this paragraph
(vi) shall be applied by taking into account only partners who own (directly or indirectly) twenty-five percent (25%) or more of the capital or profits interest in the partnership;

                           (vii) a trust (other than a tax-exempt employees'
trust described in Section 401(a) of the Code) as owning stock or shares owned directly or indirectly by or for a beneficiary of such trust, provided that the beneficiary's interest in the trust is not "a remote contingent interest" (a beneficiary's interest in a trust shall be a remote contingent interest if, under the maximum exercise of discretion by the trustee in favor of such beneficiary, the value of such interest, computed actuarially, is five percent (5%) or less of the value of the trust property);

                           (viii) a trust treated as a "grantor" trust (as
defined in clause (iv) above) as the owner of stock or shares directly or indirectly owned by or for any person who is considered the owner of any portion of the trust under the Grantor Trust Provisions;

                           (ix) a corporation as owning the stock or shares
directly or indirectly owned by or for any shareholder that owns ten percent (10%) or more of the value of the corporation's stock;

                           (x) an option to acquire stock or shares (or any one
of a series of options to acquire an option to acquire stock or shares) as exercised (i.e., an option holder is viewed as owning the stock ultimately underlying the option) (the "Option Rule").

                           For purposes of applying the Constructive Ownership
Rules, the following operating rules apply:

                           (aa) except as provided in clauses (bb) and (cc)
below, stock or shares constructively owned under clauses (i) through (x) above shall be treated as actually owned;

                           (bb) if an individual is treated as constructively
owning the stock or shares owned by a family member under the Family Rule of clause (i) above, the Family Rule will not be applied to treat the individual as actually owning such stock or shares in order to make another family member the constructive owner of such stock or shares under a subsequent application of the Family Rule;

                           (cc) if a partnership, estate, trust, or corporation
is treated as constructively owning stock or shares under any of clauses (vi),
(vii), (viii), and (ix) above, such entity shall not be treated as actually owning the stock for purposes of applying the Constructive Ownership Rules of any of clauses (ii), (iii), (iv), or (v) to make another the constructive owner of such stock or shares;

                           (dd) for purposes of these operating rules, if an
individual may be treated as constructively owning stock under either the Family Rule of clause (i) above or the Option Rule of clause (x) above, the individual will be treated as constructively owning the stock or shares under the Option Rule; and

                           (ee) an S corporation shall be treated as a
partnership, and an S corporation shareholder shall be treated as a partner in a partnership; however, this clause (ee) shall not apply for purposes of determining whether stock in the S corporation is constructively owned by any person.

                  "Declaration of Trust": the Company's Third Amended and Restated Declaration of Trust as filed with the Secretary of the Commonwealth of Massachusetts.

                  "Foreclosure Property": any real property (including Interests in Real Property), and any personal property incident to such real property acquired as a result of having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was default or default was imminent on a lease of such property or on an indebtedness that such property secured; provided, that such term does not include property acquired as a result of indebtedness arising from the sale or other disposition of property that is Section 1221(a)(1) Property that was not originally acquired as Foreclosure Property and, provided, further, that:

                  (1) property shall not qualify as Foreclosure Property if the loan or lease with respect to which the default occurs or is imminent was made or entered into (or the lease or indebtedness was acquired) with an intent to evict or foreclose, or when the lender or lessor, respectively, knew or had reason to know that a default would occur;

                  (2) the Company filed or will have filed on its behalf (as appropriate) an election with the Internal Revenue Service to treat such property as Foreclosure Property on or before the due date (including any extensions of time) for filing its federal income tax return for the taxable year in which it acquired or will acquire such property; and

                  (3) the Company ceased treating the property as Foreclosure Property on the earlier of the following:

                           (i) the first date on which any of the following occurred: (a) a lease was entered into after the acquisition of the property which, by its terms, would give rise to income other than income that qualifies under the Seventy-Five Percent Test in Section 856(c)(3) of the Code (other than income from Foreclosure Property) or the first day on which any amount other than such qualifying income was received or accrued pursuant to a lease entered into after such acquisition; (b) any construction took place on such property (other than completion of a building or any other improvement, where more than ten percent (10%) of the construction of such buildings or improvement was completed before default became imminent); or (c) the property was used in a trade or business (other than a trade or business conducted through an Independent Contractor) more than 90 days after the acquisition of the property; or

                           (ii) for taxable years of the Company beginning on or before December 31, 1997, the date that is two years after the date such property was acquired (or on such later date as stated in an extension to this two-year period granted by the Internal Revenue Service) or

                           (iii) for taxable years of the Company beginning after December 31, 1997, the last day of the third taxable year following the taxable year in which the property was acquired (or on such later date as stated in an extension to this three-year period granted by the Internal Revenue Service).

and provided, further, that for taxable years of the Company beginning after December 31, 2000, the term "Foreclosure Property" shall include any "qualified health care property" (as defined in Section 856(e)(6)(D) of the Code) acquired as the result of the termination of a lease of such property (other than a termination by reason of a default, or the imminence of a default, on the lease), and in the case of property that is Foreclosure Property, solely by reason of this proviso, in lieu of applying clause (3)(iii) above, the property shall cease to be Foreclosure Property as of the last day of the second taxable year following the taxable year in which the property was acquired (or on such later date as stated in an extension to this two-year period granted by the Internal Revenue Service).

         For purposes of this definition of Foreclosure Property, the Partnership Look-Through Rules shall be applied to determine when property is acquired by the Company and whether the property is owned or used in a trade or business by the Company.

                  "Independent Contractor": a person other than (i) any person owning (actually or after application of the Constructive Ownership Rules) more than 35% of the shares of the Company; (ii) any corporation in which persons owning 35% or more of the shares of the Company own (actually or after application of the Constructive Ownership Rules) more than 35% of the voting power with respect to the stock of such corporation; (iii) any entity other than a corporation in which persons owning 35% or more of the shares of the Company own (actually or after application of the Constructive Ownership Rules) more than 35% interest in the assets or net profits of such entity; or (iv) any person acting as an agent or under the control of the Company or any of the Partnerships; provided, that after December 31, 2000, in the event that any class of stock or shares of either the Company or such entity is regularly traded on an established securities market, only persons who own, directly or indirectly, more than 5% of such class of stock or shares shall be taken into account as owning any of the stock or shares of such class for purposes of applying the 35% limitation set forth in clauses (ii) and (iii) above (but all of the outstanding stock or shares of such class shall be considered outstanding in order to compute the denominator for purposes of determining the applicable percentage of ownership).

                  "Interest": includes only an amount that constitutes compensation for the use or forbearance of money. A fee received or accrued which is in fact a charge for services performed for a borrower rather than a charge for the use of borrowed money, for example, is not "Interest." In addition, the term "Interest" does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person, except that "Interest" may include an amount based on a fixed percentage or percentages of receipts or sales, and where a REIT receives any amount which would be excluded from the term "Interest" solely because the debtor of the REIT receives or accrues any amount the determination of which depends in whole or in part on the income or profits of any person, only a proportionate part of the amount received or accrued by the REIT from the debtor will be excluded from the term "Interest." Furthermore, if (A) a REIT receives or accrues with respect to an obligation secured by a mortgage on real property or Interests in Real Property amounts from a debtor which derives substantially all of its gross income with respect to such property (not taking into account any gain on any disposition) from the leasing of substantially all of its interests in such property to tenants, and
(B) a portion of the amount which such debtor receives or accrues, directly or indirectly, from tenants consists of rents which would be includible in the Seventy-Five Percent Test if received directly by the REIT (i.e., "qualified rents"), then the amounts which the REIT receives or accrues from such debtor shall not be excluded from the term "Interest" by reason of being based on the income or profits of such debtor to the extent the amounts so received are attributable to qualified rents received or accrued by such debtor.

                  "Interests in Real Property": fee ownership of land or improvements thereon, leaseholds of land or improvements thereon, options to acquire land or improvements thereon, and options to acquire leaseholds of land or improvements thereon, but does not include mineral, oil or gas royalty interests.

                  "Issuer": shall mean "issuer" as used in the Investment Company Act of 1940, as amended.

                  "Mortgage Loans": is as defined in paragraph 25 of this Certificate.

                  "Partnership": shall mean any of the entities treated as a partnership for federal income tax purposes in which the Company or a Subsidiary of the Company owns or has owned an interest as of the relevant determination date or at any time during the applicable measurement period. As of the date of this Certificate, the Company or a Subsidiary of the Company owns interests in each of the following Partnerships: Blue Hen Venture LLC, West 69th Street LLC, Ripco TRB Venture I LLC, Lawrence Realty Associates LLC, 800 South Main Street LLC, Union Square LLC, Watertown Commons LLC, Watertown Main Street LLC, and Rutherford Glen Apartments LLC.

                  "Partnership Look-Through Rules": the Company will be deemed to own its proportionate share of the assets of each Partnership and will be deemed to have realized its proportionate share of each item of income of each Partnership, and will be treated as having paid or incurred its proportionate share of each item paid or incurred by each Partnership. For this purpose, except as modified by Section 856(m)(3)(B) of the Code, the interest of the Company in each Partnership's assets shall be determined in accordance with the capital interest associated with the Company's partnership interest in each Partnership. The character of the various assets in the hands of each Partnership and items of gross income retain their character in the hands of the Company. Where a Partnership sells real property or the Company sells its interest in a Partnership that owns real property, any gross income realized from such sale, to the extent that it is attributable to the real property, shall be deemed gross income from the sale or disposition of real property held for either the period that the Partnership has held the property or the period that the Company was a partner of the Partnership, whichever is the shorter. In addition, all assets, liabilities, and items of income, deduction and credit of all Qualified REIT Subsidiaries (as well as all Limited Liability Subsidiaries, as defined in paragraph 15 of this Certificate) of the Company are treated as assets, liabilities, and items of income, deduction and credit (as the case may be) of the Company.

                  "Person": an individual, private foundation, charitable trust or employee pension, profit-sharing, stock bonus or supplemental unemployment benefit trust; provided, however, that, for 1994 and all subsequent taxable years, the term "person" shall not include any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code and any REIT shares held by such a trust are treated as held directly by the trust's beneficiaries in proportion to their actuarial interests in the trust unless (a) one or more "disqualified persons" (as defined in Section 4975(e)(2) of the Code, without regard to subparagraphs (B) and (I) thereof) with respect to such trust hold in the aggregate five percent (5%) or more in value of the interests in the Company and (b) the Company has accumulated earning and profits attributable to any period for which it did not qualify as a REIT. For 1993 and all prior taxable years, the term "Person" included any trust described in
Section 401(a) of the Code and exempt from tax under Code Section 501(a).

                  "Prohibited Transaction": the sale or other disposition of property held (after application of the Partnership Look-Through Rules) as inventory or primarily for sale to customers in the ordinary course of business, other than Foreclosure Property, unless:

                  (i) the property sold was a Real Estate Asset;

                  (ii) the Company held (after application of the Partnership Look-Through Rules) the Real Estate Asset for at least four (4) years. For this purpose, the holding period of property acquired through foreclosure, deed in lieu of foreclosure or termination of a lease includes the period for which the Company held the loan which such property secured or the lease of such property;

                  (iii) the aggregate expenditures made by the Company (after application of the Partnership Look-Through Rules) during the four (4)-year period preceding the date of the sale that are includible in the basis of the Real Estate Asset do not exceed thirty percent (30%) of the net selling price of such asset. For this purpose, (A) in the case of a property acquired through foreclosure, deed in lieu of foreclosure or termination of a lease, expenditures made by or for the account of the mortgagor or lessee after default became imminent will be regarded as made by the Company, (B) expenditures (including expenditures regarded as made directly or indirectly under clause (A)) will not be taken into account if they relate to Foreclosure Property and did not cause the property to lose its status as Foreclosure Property, (C) expenditures will not be taken into account if they are made solely to comply with standards or requirements of any government or governmental authority having relevant jurisdiction, or if they are made to restore the property as a result of losses arising from fire, storm or other casualty, and (D) the term "expenditures" does not include advances on a loan made by the Company;

                  (iv) (A) during the relevant taxable year the Company (after application of the Partnership Look-Through Rules) did not make more than seven
(7) sales of property (other than Foreclosure Property) or (B) during the relevant taxable year the aggregate adjusted bases (as determined for purposes of computing earnings and profits) of property (other than Foreclosure Property) sold does not exceed ten percent (10%) of the aggregate adjusted bases (as so determined) of all the assets of the Company as of the beginning of the taxable year. For this purpose, the sale of more than one property to one buyer as part of one transaction constitutes one sale;

                  (v) in the case of property that consists of land or improvements not acquired through foreclosure, deed in lieu of foreclosure or lease termination, the Company (after application of the Partnership Look-Through Rules) has held the property for not less than four (4) years for production of rental income. For this purpose, the holding period of property acquired through foreclosure, deed in lieu of foreclosure or termination of a lease includes the period for which the Company held the loan that such property secured or the lease of such property; and

                  (vi) if the requirement of clause (iv)(A) is not satisfied, substantially all of the marketing and development expenditures with respect to the property were made through an Independent Contractor from whom the Company does not receive income.

For purposes of the foregoing, the term "sale" does not include any transaction in which the net selling price is less than $10,000.

                "Properties": is as defined in paragraph 31 of this Certificate.

                "Qualified REIT Subsidiary" means any corporation if 100% of the stock of the corporation was held by the Company at all times during the period such corporation was in existence; provided, that such term shall not include any Taxable REIT Subsidiary.

                  "Qualified Temporary Investment Income": any income that (i) is attributable to stock, or a bond, debenture, note, certificate or other evidence of indebtedness (excluding any annuity contract that depends, in whole or in substantial part, on the life expectancy of one or more individuals, or is issued by an insurance company in a transaction in which there is no consideration other than cash or another annuity contract meeting the requirements of this definition, pursuant to the exercise of an election under an insurance contract by a beneficiary thereof on the death of the insured party under such contract or in a transaction involving a qualified pension or employee benefits plan), (ii) is attributable to the temporary investment of new capital received by the Company and (iii) is received or accrued during the one-year period beginning on the date the Company received such capital.

                  "Real Estate Asset": real property (including Interests in Real Property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs. Such term also includes any property (not otherwise a Real Estate Asset) attributable to the temporary investment of new capital, but only if such property is stock or a debt instrument, and only for the one-year period beginning on the date the Company receives such capital.

                  "Registration Statement": the registration on Form S-3 (Registration No. 333-128458) pursuant to the Securities Act of 1933, as amended, of the public offering and sale of up to an indeterminate number of common shares, preferred shares and warrants of the Company as shall have an aggregate offering price of up to $100,000,000.00.

                  "REIT": a real estate investment trust that meets the requirements under Sections 856 through 860 of the Code.

                  "Rents from Real Property": has the meaning set forth on Exhibit B hereto.

                  "Required Distribution Amount": is as defined in paragraph 44 of this Certificate.

                  "Section 1221(a)(1) Property": stock in trade or other property of a kind that would properly be included in inventory if on hand at the close of the taxable year, or property held primarily for sale to customers in the ordinary course of business.

                  "Securities": shall mean "securities" as used in the Investment Company Act of 1940, as amended (which defines "securities" broadly to include, among other items, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, or warrant or right to subscribe to or purchase any of the foregoing). For purposes of paragraph 23(c)(ii)(z) of this Certificate, the following instruments shall not be treated as "Securities" for purposes of the 10% Value Test: (i) securities that qualify under paragraph 23(a) of this Certificate; (ii) straight debt securities of an issuer which meet the requirements of Section 856(m)(2) of the Code; (iii) any loan to an individual or an estate; (iv) any Section 467 rental agreement (as defined in Section 467(d) of the Code), other than with a person described in Section 856(d)(2)(B) of the Code; (v) any obligation to pay rents from real property (as defined in subsection 856(d)(1) of the Code); (vi) any security issued by a State or any political subdivision thereof, the District of Columbia, a foreign government or any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under such Security does not depend in whole or in part on the profits of any entity not described in this clause (vi) or payments on any obligation issued by such an entity; (vii) any security issued by an entity that qualifies as a REIT for federal income tax purposes; and (viii) any other arrangement as determined by the Secretary of the Treasury. The following rules shall apply in determining whether an instrument is or is not treated as a "Security" for purposes of the 10% Value Test pursuant to the preceding sentence: (A) a debt instrument issued by a partnership or corporation shall not be considered "straight debt" for purposes of clause (ii) above if the Company owns non-straight debt securities of the Issuer that exceed 1% of the Issuer's total outstanding securities, determined without the look-through rule of Section 856(m)(3)(A)(i) of the Code; and (B) (I) any debt instrument issued by a partnership shall not be treated as a "Security" for purposes of the 10% Value Test to the extent of the Company's interest as a partner in the partnership within the meaning of Section 856(m)(3) of the Code, and (II) any debt instrument issued by a partnership shall not be treated as a "Security" for purposes of the 10% Value Test if at least 75% of the partnership's gross income (excluding gross income from prohibited transactions) is derived from sources described in paragraph 19(b) of this Certificate.

                  "Taxable REIT Subsidiary": a corporation other than a real estate investment trust if (i) the Company directly or indirectly owns stock in such corporation, (ii) such corporation meets the requirements for a taxable REIT subsidiary set forth in Section 856(l) of the Code and (iii) the Company and that corporation have jointly elected to have the corporation treated as a taxable REIT subsidiary under Section 856(l) of the Code, which election has not been revoked.

                  "Voting Securities": shall mean "voting securities" as used in the Investment Company Act of 1940, as amended. These would include voting stock of a corporation and voting interests in a trust or any other entity, but do not include voting interests in any of the Partnerships.

                                    EXHIBIT B

                  "Rents from Real Property":  means:

                  (A) rents from Interests in Real Property (as defined in Exhibit A),

                  (B) charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated, and

                  (C) rent attributable to personal property that is leased under, or in connection with, a lease of real property, but only if the rent attributable to such personal property for the taxable year does not exceed 15 percent of the total rent for the taxable year attributable to both the real and personal property leased under, or in connection with, the lease. For purposes of this paragraph (C), with respect to each lease of real property, rent attributable to personal property for the taxable year is the amount that bears the same ratio to total rent for the taxable year as the average of the adjusted bases of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted bases of both the real property and the personal property at the beginning and at the end of such taxable year, except that for taxable years beginning after December 31, 2000, such ratios shall be calculated using the fair market values of the personal and real property instead of the adjusted bases.

                  Notwithstanding the foregoing, the term Rents from Real Property does not include:

                  (A) except as provided in Sections 856(d)(4) and (6) of the Code, any amount received or accrued, directly or indirectly with respect to any real or personal property, if the determination of such amount depends in whole or in part on the income or profits derived by any person from such property (except that any amount so received or accrued shall not be excluded from the term Rents from Real Property solely by reason of being based on a fixed percentage or percentages of receipts or sales);

                  (B) for all tax years beginning before December 31, 2000, any amount received or accrued directly or indirectly from any person if the Company owns, directly or indirectly:

                           (i)  in the case of any person that is a corporation,
stock of such person possessing ten percent (10%) or more of the total combined voting power of all classes of stock entitled to vote, or ten percent(10%)or more of the total number of shares of all classes of stock of such person; or

                           (ii)   in the case of any person that is not a
corporation, an interest of ten percent (10%) or more in the assets or net profits of such person;

                  (C) for the taxable year of the Company beginning on January 1, 2001 and subsequent taxable years, any amount received or accrued directly or indirectly from any person if the Company owns, directly or indirectly:

                           (i)  in the case of any person that is a corporation,
stock of such person possessing ten percent (10%) or more of the total combined voting power of all classes of stock entitled to vote, or ten percent (10%) or more of the total value of shares of all classes of stock of such person; or

                           (ii)   in the case of any person that is not a
corporation, an interest of ten percent (10%) or more in the assets or net profits of such person; and

                  (D) any impermissible tenant service income (as defined in Section 856(d)(7) of the Code).

                                 ANNEX A-II

         Pursuant to Section 3(b) of the Purchase Agreement, counsel for the Company shall deliver an opinion, or the Company shall provide an Officers' Certificate, to the effect that:

(xiv) all of the issued and outstanding shares of [capital stock] of each Significant Subsidiary are owned of record by the Company, and the issuance of the Preferred Securities and the Common Securities is not subject to any contractual preemptive rights known to such [counsel/officer];

(xv) no consent, approval, authorization or order of any court or Governmental Entity is required for the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, the purchase by the Trust of the Junior Subordinated Notes, the execution and delivery of and compliance with the Operative Documents by the Company or the Trust or the consummation of the transactions contemplated in the Operative Documents, except such approvals (specified in such [opinion/certificate]) as have been obtained;

(xvi) there is no action, suit or proceeding before or by any government, governmental instrumentality, arbitrator or court, domestic or foreign, now pending or threatened against or affecting the Trust or the Company or any Significant Subsidiary that could adversely affect the consummation of the transactions contemplated by the Operative Documents or could have a Material Adverse Effect.

(xvii) the execution, delivery and performance of the Operative Documents, as applicable, by the Company and the Trust and the consummation by the Company and the Trust of the transactions contemplated by the Operative Documents, as applicable, (i) will not result in any violation of the charter or bylaws or similar organizational documents of the Company, the charter or bylaws or similar organizational documents of the Company's subsidiaries, the Trust Agreement or the Certificate of Trust of the Trust, and (ii) will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge and encumbrance upon any assets or properties of the Company or any Significant Subsidiary under, (a) any agreement, indenture, mortgage or instrument that the Company or any Significant Subsidiary of the Company is a party to or by which it may be bound or to which any of its assets or properties may be subject, or (b) any existing applicable law, rule or administrative regulation of any court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their respective assets or properties, except in case of (ii), where any such violation, conflict, breach, default, lien, charge or encumbrance, would not have a material adverse effect on the assets, properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as whole.

                                      ANNEX B

                  Pursuant to Section 3(c) of the Purchase Agreement, Kelley Drye & Warren LLP shall deliver an opinion to the effect that:

(xviii) the Trust will be classified for U.S. federal income tax purposes as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation; and

(xix) for U.S. federal income tax purposes, the Junior Subordinated Notes will constitute indebtedness of the Company.

         In rendering such opinions, such counsel may (A) state that its opinion is limited to the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                                      ANNEX C

                  Pursuant to Section 3(d) of the Purchase Agreement, Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, shall deliver an opinion to the effect that:

                  (i) the Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

                  (ii) under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority (A) to own property and conduct its business, all as described in the Trust Agreement, (B) to execute and deliver, and to perform its obligations under, each of the Purchase Agreement, the Common Securities Subscription Agreement, the Junior Subordinated Note Purchase Agreement and the Preferred Securities and the Common Securities and (C) to purchase and hold the Junior Subordinated Notes;

                  (iii) under the Delaware Statutory Trust Act, the certificate attached to the Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Preferred Securities; the Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment of the consideration as set forth in the Purchase Agreement, the Preferred Securities will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the benefits of the Trust Agreement and, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and such counsel may note that the holders of the Preferred Securities may be obligated, pursuant to the Trust Agreement, to (A) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (B) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Trust Agreement;

                  (iv) the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Trust Agreement and the Common Securities Subscription Agreement, will be validly issued and fully paid and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement;

                  (v) under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive or other similar rights;

                  (vi) under the Delaware Statutory Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust;

                  (vii) the Trust Agreement constitutes a legal, valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms subject, as to enforcement, to the effect upon the Trust Agreement of
         (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                  (viii) the issuance and sale by the Trust of the Preferred Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the Certificate of Trust or the Amended and Restated Trust Agreement or (ii) any applicable Delaware law, rule or regulation;

                  (ix) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware Governmental Entity or Delaware agency is necessary or required solely in connection with the issuance and sale by the Trust of the Common Securities or the Preferred Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder; and

                  (x) the holders of the Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust and the Trust will not be liable for any income tax imposed by the State of Delaware.

         In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) take customary assumptions and exceptions as to enforceability and other matters.

                                  ANNEX D

         Pursuant to Section 3(e) of the Purchase Agreement, Gardere Wynne Sewell LLP, special counsel for the Property Trustee and the Indenture Trustee, shall deliver an opinion to the effect that:

                  (i) JPMorgan Chase Bank, National Association (the "Bank") is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under the Indenture and to authenticate and deliver the Securities, and is duly eligible and qualified to act as Trustee under the Indenture pursuant to Section 6.1 thereof and as Property Trustee under the Trust Agreement pursuant to Section 8.2 thereof. (The Indenture and the Trust Agreement are each, an "Agreement" and together, the "Agreements").

                  (ii) Each Agreement has been duly authorized, executed and delivered by the Bank and constitutes the valid and binding obligation of the Bank, enforceable against it in accordance with its terms except (A) as may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) Neither the execution or delivery by the Bank of the Agreements, the authentication and delivery of the Preferred Securities (as defined in the Trust Agreement) and junior subordinated notes (issued under the Indenture, and together with the Preferred Securities, the "Securities") by the Trustee pursuant to the terms of the Agreements, nor the performance by the Bank of its obligations under the Agreements (A) requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing the banking or trust powers of the Bank or (B) violates or conflicts with the Articles of Association or By-laws of the Bank or any law or regulation of the State of New York or the United States of America governing the banking or trust powers of the Bank.

                  (iv) The Securities have been authenticated and delivered by a duly authorized officer of the Bank.

                  In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York and the laws of the United States of America, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of JPMorgan Chase Bank, National Association, the Company and public officials, and (C) make customary assumptions and exceptions as to enforceability and other matters.

                                 ANNEX E

                  Pursuant to Section 3(f) of the Purchase Agreement, Richards, Layton & Finger, P.A., counsel for the Delaware Trustee, shall deliver an opinion to the effect that:

                           (i) Chase Bank USA, National Association is duly
                  formed and validly existing as a national banking association under the federal laws of the United States of America with trust powers and with its principal place of business in the State of Delaware;

                           (ii) Chase Bank USA, National Association has the
                  corporate power and authority to execute, deliver and perform its obligations under, and has taken all necessary corporate action to authorize the execution, delivery and performance of, the Trust Agreement and to consummate the transactions contemplated thereby;

                           (iii) The Trust Agreement has been duly authorized,
                  executed and delivered by Chase Bank USA, National Association and constitutes a legal, valid and binding obligation of Chase Bank USA, National Association, and is enforceable against Chase Bank USA, National Association, in accordance with its terms subject as to enforcement, to the effect upon the Trust Agreement of (i) applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                           (iv) The execution, delivery and performance by Chase
                  Bank USA, National Association of the Trust Agreement do not conflict with or result in a violation of (A) articles of association or by-laws of Chase Bank USA, National Association or (B) any law or regulation of the State of Delaware or the United States of America governing the trust powers of Chase Bank USA, National Association or, to our knowledge, without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which Chase Bank USA, National Association is a party or by which it is bound or, to our knowledge, without independent investigation, of any judgment or order applicable to Chase Bank USA, National Association; and

                           (v) No approval, authorization or other action by, or
                  filing with, any Governmental Entity of the State of Delaware or the United States of America governing the trust powers of Chase Bank USA, National Association is required in connection with the execution and delivery by Chase Bank USA, National Association of the Trust Agreement or the performance by Chase Bank USA, National Association of its obligations thereunder, except for the filing of the Certificate of Trust with the Secretary of State of the State of Delaware, which Certificate of Trust has been filed with the Secretary of State of the State of Delaware.

         In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and the federal laws of the United States governing the trust powers of Chase Bank USA, National Association, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) take customary assumptions and exceptions.

                         Officer's Financial Certificate

         The undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/ Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], hereby certifies, pursuant to Section 6(h) of the Purchase Agreement, dated as of April 27, 2006 (the "Purchase Agreement"), among BRT Realty Trust (the "Company"), BRT Realty Trust Statutory Trust II (the "Trust"), and Merrill Lynch International, that, as of [date], 20__, the Company, if applicable, and its subsidiaries had the following ratios and balances:

As of [Quarterly/Annual Financial Date], 20__


Senior secured indebtedness for borrowed money ("Debt")                $_____
Senior unsecured Debt                                                  $_____
Subordinated Debt                                                      $_____
Total Debt                                                             $_____
Ratio of (x) senior secured and unsecured Debt to (y) total Debt        _____%

* A table describing the quarterly report calculation procedures is provided on page ___

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [date], 20__.]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries and all required Financial Statements (as defined in the Purchase Agreement) for the fiscal quarter year ended [date], 20__.]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [___ quarter interim] [annual] period ended [date], 20__, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

There has been no monetary default with respect to any indebtedness owed by the Company and/or its subsidiaries (other than those defaults cured within 30 days of the occurrence of the same) [, except as set forth below:].

[Insert any exceptions by listing, in detail, the nature of the condition or event causing such noncompliance, the period during which such condition or event has existed and the action(s) the Company has taken, is taking, or proposes to take with respect to each such condition or event.]

I, the undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/ Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], hereby certify that I have reviewed the terms of the Indenture (as defined in the Purchase Agreement) and I have made, or have caused to be made under my supervision, a detailed review of (i) the covenants of the Company set forth therein and (ii) the transactions and conditions of the Company and its subsidiaries during the accounting period ended as of [_______] (the "Accounting Period"), which Accounting Period is covered by the financial statements attached hereto. The examinations described in the preceding sentence did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default (each as defined in the Indenture) during or at the end of the Accounting Period or as of the date of this certificate[, except as set forth below:].

[Insert any exceptions by listing, in detail, the nature of the condition or event causing such noncompliance, the period during which such condition or event has existed and the action(s) the Company has taken, is taking, or proposes to take with respect to each such condition or event.]

         IN WITNESS WHEREOF, the undersigned has executed this Officer's Financial Certificate as of this _____ day of _____________, 20__.



                      BRT REALTY TRUST

                      By:
                         ------------------------
                      Name:
                          -----------------------

                      BRT Realty Trust
                      60 Cutter Mill Road
                      Great Neck, NY  11021
                      (516) 466-3100